UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)
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Glatfelter Corporation
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time and Date:	Friday, May 10, 2024 8:00 a.m. Eastern Time
Place:	Virtual Meeting www.virtualshareholdermeeting.com/GLT2024
The 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Glatfelter Corporation (“Glatfelter,” the “Company,” “we,” “us,” or “our”), a Pennsylvania corporation, will be held on Friday, May 10, 2024 at 8:00 a.m. Eastern Time, to consider and act on the following proposals:
1.the election of seven members of the Board of Directors of the Company (the “Board”) to serve until our 2025 Annual Meeting of Shareholders and until their successors are elected and qualified;
2.the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.the advisory approval of the Company’s 2023 named executive officer compensation (“Say-on-Pay” vote); and
4.such other business as may properly come before the Annual Meeting.
Only holders of record of the Company’s common stock at the close of business on March 14, 2024 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting.
If you are a holder of record of the Company’s common stock on the Record Date, it is important that your shares be represented and we encourage you to vote your shares in advance of the Annual Meeting. Please vote your shares by telephone at 1-800-690-6903, online at www.proxyvote.com, or by completing and signing the enclosed proxy card and returning it promptly in the enclosed envelope (requiring no postage if mailed in the United States). If you choose, you may still vote online during the Annual Meeting, even if you previously voted by telephone, internet, or mail.
In order to encourage participation and minimize any logistical obstacles for our shareholders, we are holding the Annual Meeting exclusively in a virtual only format via live webcast on the internet, also known as a “virtual meeting.” There will not be a physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person.
To participate in the Annual Meeting, you must log onto www.virtualshareholdermeeting.com/GLT2024 (the “Meeting Website”) and enter the 16-digit control number found on your proxy card, voting instruction form, or Notice of Availability. Therefore, it is very important that you retain your proxy card, voting instruction form, or Notice of Availability if you wish to virtually attend the Annual Meeting. You may vote your shares and ask questions during the Annual Meeting by following the instructions available on the Meeting Website. We encourage you to access the Meeting Website prior to the start time to familiarize yourself with the virtual meeting platform and ensure you can hear the streaming audio. Online access will be available starting at 7:45 a.m. on May 10, 2024. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described above.
Jill L. Urey, Secretary
March 26, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE COMPANY’S 2024 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 10, 2024:
Glatfelter Corporation’s proxy statement for the 2024 Annual Meeting of Shareholders and 2023 Annual Report are available via the Internet at www.glatfelter.com/investors/financials-and-filings/.

2024 PROXY STATEMENT ›

2024 PROXY STATEMENT ›

Proxy Summary
This Proxy Summary highlights information explained more fully elsewhere in this proxy statement. We ask that you read the entire proxy statement before voting.
Annual Meeting Information

Time and Date:	Friday, May 10, 2024 at 8:00 a.m. Eastern Time
Place:	Virtual Meeting www.virtualshareholdermeeting.com/GLT2024
Record Date:	March 14, 2024
Voting:
Shareholders of Glatfelter as of the Record Date are entitled to vote. Each share of Glatfelter common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted upon at the Annual Meeting.

Proposals Requiring Your Vote
Your vote is very important to us and our business. Please cast your vote immediately on all proposals to ensure your shares are represented.

		Board Recommendation	Page
1	PROPOSAL 1 — Election of Directors		10
	The seven director nominees possess the necessary qualifications and range of experience and expertise to provide effective oversight and advice to Management.	FOR
2	PROPOSAL 2 — Ratification of Appointment of Independent Registered Public Accounting Firm		15

The Board, at the recommendation of the Audit Committee, approved the appointment of Deloitte & Touche LLP as the Company’s independent auditor for fiscal year 2024. Shareholders are being asked to ratify the Audit Committee’s appointment of the independent auditor for fiscal year 2024.
		FOR
3	PROPOSAL 3 — Advisory Approval of 2023 Named Executive Officer Compensation (“Say-on-Pay” Vote)		16

The Company’s executive compensation program is designed to create a direct linkage between shareholder interests and Management, with incentives specifically tailored to the achievement of financial and operational goals and total shareholder return (“TSR”).
		FOR
CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION
Any statements included in this proxy statement that pertain to future financial and business matters are “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The Company uses words such as “anticipates,” “believes,” “expects,” “future,” “intends,” “plans,” “targets,” and similar expressions to identify forward-looking statements. Forward-looking statements may include, without limitation, statements regarding recent leadership changes and the benefits thereof, the plans and objectives of Management, the Turnaround Strategy (as defined herein), proposed and pending transactions and acquisitions and the success and timing thereof, the Company’s anticipated financial and operational performance, and the Company’s environmental, social, and governance (“ESG”) initiatives, plans, and goals and the realization and benefits of such initiatives, plans, and goals, as well as all statements and estimates relating to the proposed transaction with Berry Global Group, Inc. (NYSE:BERY) (the “Proposed Transaction”), including its expected timing, structure and related approvals, the ability of the parties to complete the Proposed Transaction, expected benefits of such transaction, including future financial and operating results and financing plans, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Any such statements are based on the Company’s current expectations and are subject to numerous risks, uncertainties, and other unpredictable or uncontrollable factors that could cause future results to differ materially from those expressed in such forward-looking statements. These risks, uncertainties, and other unpredictable or uncontrollable factors include, but are not limited to, those described herein, in Part I, “Item 1A. Risk Factors,” and under the heading “Forward-Looking Statements” and in other sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Form 10-K”) filed with the U.S. Securities and Exchange Commission (“SEC”), and in its other filings with the SEC, all of which are available on the SEC’s website at www.sec.gov. In light of

2024 PROXY STATEMENT › 1

PROXY SUMMARY
these risks, uncertainties, and other factors, the forward-looking matters discussed in this proxy statement may not occur and readers are cautioned not to place undue reliance on such forward-looking statements. Any forward-looking statement made by the Company speaks only as of the date such statement was made, and the Company undertakes no obligation, and does not intend, to publicly update these forward-looking statements, whether as a result of new circumstances, information, future events or otherwise, occurring after the date of this proxy statement, except as may be required by applicable law or regulation.
Websites
Website addresses referenced in this proxy statement are provided for convenience only, and the content on the referenced websites does not constitute a part of, and is specifically not incorporated by reference into, this proxy statement.
Core Values: Who We Are and What We Stand For
Our Core Values guide and capture the essence of the Company’s identity and culture, establishing the values upon which to build and govern our business for the long-term. Making decisions based upon our Core Values is what makes us who we are as a Company.
Our Core Values are:

Integrity	We act ethically and responsibly in all of our business endeavors at all times.
Financial Discipline	We are responsible for the prudent management of the resources entrusted to us and for the generation of financial value for all constituents.
Mutual Respect
We treat each other with honesty and respect. We recognize that what we have and what we will achieve is through the efforts of our employees. We strive to provide them with rewarding challenges and opportunities for advancement.

Customer Focus	We are dedicated to understanding and anticipating the needs of our customers and helping them achieve their business objectives.
Environmental Responsibility	We empower employees to take personal responsibility for environmental issues that arise on the job. We strive to prevent pollution by using natural resources efficiently, reducing waste, encouraging recycling and reuse, and reducing adverse environmental impacts relating to our operations, all with the goal to foster environmental sustainability worldwide for the benefit of future generations.
Social Responsibility	We recognize our responsibility to contribute to the betterment of the communities in which we operate and the world in which we live.

Building Momentum in Engineered Materials
After a five-year journey to strategically transform into a leading global supplier of engineered materials, Glatfelter is now a $1.4 billion company by net sales, with three distinct reporting segments - Airlaid Materials, Composite Fibers, and Spunlace. We employ approximately 2,920 people worldwide, following the 2023 divestiture of our Ober-Schmitten operations in Germany and sale of a fiber supply operation in Costa Rica and our 2021 acquisitions of two leading engineered materials businesses, Georgia-Pacific’s U.S. nonwovens business (“Mount Holly”) and Jacob Holm (“Spunlace”). The completion of the Mount Holly and Spunlace acquisitions have improved the balance of our geographic sales mix between the Americas and EMEA (Europe, Middle East, and Africa) at 48% and 44%, respectively, with the remaining 8% coming from Asia Pacific.
In 2022, President and Chief Executive Officer (“CEO”) Mr. Thomas M. Fahnemann and his leadership team initiated a Turnaround Strategy with the purpose of optimizing our portfolio, improving our operations, and addressing our capital structure and overall financial performance.
The Turnaround Strategy is comprised of six key initiatives: (1) portfolio optimization, (2) margin improvement, (3) fixed cost reduction, (4) cash liberation, (5) operational effectiveness, and (6) returning the Spunlace segment to profitability.
2024 PROXY STATEMENT › 2

PROXY SUMMARY
Additional details related to the Turnaround Strategy are included in the “Business Highlights” section beginning on page 5.
In 2023, the Board continued to assess the leadership needed to address the specific business concerns and unlock Glatfelter’s full value potential. In an effort to streamline decision making and real-time assessment of the business needs of our commercial and supply chain functions under a single point of accountability for delivering results, on April 5, 2023, the Board appointed Mr. Boris Illetschko as Senior Vice President (“SVP”), Chief Operating Officer (“COO”), replacing Mr. Christopher W. Astley, former SVP, Chief Commercial Officer and Mr. Wolfgang Laures, former SVP, Integrated Global Supply Chain and Information Technology (the “COO transition”). Mr. Illetschko joined Glatfelter on August 1, 2023 after completing his legally required notice period. This change in executive leadership was not related to Glatfelter’s operations, financial reporting or controls, or personal conduct.
On February 7, 2024, we announced the signing of definitive agreements with Berry Global Group, Inc. (NYSE: BERY) for Berry to spin-off and merge the majority of its Health, Hygiene and Specialties segment to include its Global Nonwovens and Films business (“HHNF”) with us, with the goal of creating a leading, publicly-traded company in the specialty materials industry. We anticipate the Proposed Transaction will lead to favorable long-term growth dynamics and believe the new combined company (“NewCo”) will become a global leader in the growing specialty materials industry, serving many of the world’s largest brand owners across global end markets.
For Glatfelter, the Proposed Transaction represents the next significant milestone in the Company’s time-tested strategy as a leading global supplier of engineered materials. We believe the proposed combination of Berry’s HHNF business and Glatfelter could provide meaningful scale given our complementary technology and product portfolios, along with a platform for considerable future growth. We anticipate that once formed and operational, NewCo could deliver significant value creation for Glatfelter shareholders by deleveraging Glatfelter’s balance sheet and increasing the equity value of our overall enterprise, while also enhancing our credit profile with customers and suppliers. Our recent focus on optimizing our portfolio, managing the price/cost spread dynamic, and driving commercial and operational excellence, along with general and administrative cost discipline, provides the opportunity to meaningfully contribute towards the overall success of NewCo.
Closing of the transaction is expected to occur in the second half of 2024, subject to various customary closing conditions, including regulatory approvals and Glatfelter shareholder approval, which will be solicited through a special shareholder meeting. Shareholders will not be voting on the Proposed Transaction at this Annual Meeting. Shareholders will receive a separate proxy statement and related materials before the special shareholder meeting that will be held to seek shareholder approval for the Proposed Transaction.

2024 PROXY STATEMENT › 3

PROXY SUMMARY
Our Board of Directors
Our director nominees have diverse experience spanning a broad range of industries in the public, private, and not-for-profit sectors. They bring a wide variety of skills, qualifications, and viewpoints that strengthen and enrich the Board’s ability to carry out its oversight role as fiduciaries on behalf of our shareholders. We believe that Glatfelter, and our shareholders, clearly benefit from the Board’s individual and collective business acumen, sound judgment, informed decision-making, and careful guidance and oversight. The chart below summarizes some of their key skills and experience that we find relevant to our business. As a summary, the chart does not include all of the attributes, expertise, or skills that our director nominees offer, and the fact that a particular attribute, expertise, or skill is not listed does not mean that our director nominees do not possess it.

Board Skills and Experience
Capital Markets / Investor Relations
5
Consumer Packaged Goods Industry
5
Corporate Governance, Compliance, Regulatory & Risk Management
7
Corporate Strategy / M&A
7
Environmental / Sustainability
5
Financial Literacy
7
Government / Regulatory
4
High Integrity and Ethical Behavior
7
Human Resource / Executive Compensation
6
Relevant Industry (Non-wovens, Fiber-based Materials, Engineered Products)
3
Information Technology / Cybersecurity
2
Innovation / Transformation
7
International
7
Leadership (Chairman, CEO, President, Sr. Managing Director and /or CFO)
5
Manufacturing / Supply Chain
5
SEC Audit Committee Financial Expert (Independent Directors only)
4
0
1
2
3
4
5
6
7

Data on the seven director nominees with respect to their age, diversity, and tenure on the Board is aggregated in the pie charts below. Of the seven director nominees who elected to self-identify and consented to the public disclosure of their race, ethnicity, or gender, two identify as women and one identifies as racially or ethnically diverse. We believe a diverse Board helps bring unique perspectives to the organization, and we are committed to maintaining Board diversity.
2024 PROXY STATEMENT › 4

PROXY SUMMARY
Enhancing Everyday Life® . . . Sustainably
Our commitment to sustainability and being a responsible corporate citizen has been longstanding. We contribute to the health, well-being, and betterment of everyday living for millions of people around the world. Our existing products contain mostly plant-based fibers and are engineered for performance.
In 2019, Glatfelter formalized its sustainability priorities under the Environmental, Social, and Governance (“ESG”) pillars. We issued our first Sustainability Report in 2020 to share our commitment to advancing our ESG strategy. In 2022, we published our second Sustainability report for 2021-2022, which included ESG targets and mid-term commitments for the Company.

Our ESG / Sustainability Priorities

ENVIRONMENTAL IMPACT

- Carbon and Climate
- Waste and Natural Resources
- Innovation and Environmentally Responsible Products

SOCIAL RESPONSIBILITY

- Human Capital and Employee Well-Being
- Diversity, Equity and Inclusion
- Community Engagement

GOVERNANCE AND ETHICS

- Corporate Governance and Ethics
- Supply Chain Responsibility
- Product Safety and Performance

We are committed to operating as a responsible steward of the environment and creating a more sustainable world for future generations. We also have a consistent record of following through on commitments to our employees and supporting the communities where we work and live. The pursuit of our vision to be the leading global supplier of engineered materials is supported by our Core Values, strong governance standards, the Glatfelter Code of Business Conduct, and other governance policies and principles.
Human Capital Management
Our business is guided by our diverse Board and Management team comprised of leaders with extensive business and industry experience. Additional information on our leadership team is set forth in our 2023 Form 10-K under the caption “Executive Officers” and available on our website at www.glatfelter.com/about/leadership. As of December 31, 2023, we employed approximately 2,920 people worldwide, the substantial majority of whom are skilled personnel responsible for the production and commercialization of our composite fibers, airlaid materials, and spunlace products. Our operations are continuous flow manufacturing with approximately 68.3% of our employees represented by local works councils or trade unions in the European Union, the United Kingdom, Canada, and the Philippines. The daily work of Glatfelter employees is rooted in the Company’s longstanding Core Values and Code of Business Conduct. We understand how important it is to be a good neighbor, employer, and corporate citizen, as we aim to provide current and potential employees around the globe with good paying jobs and meaningful work, close to home. It is through these principles that we strive to create a shared purpose of Enhancing Everyday Life® for our employees and stakeholders.
Business Highlights
Headquartered in Charlotte, North Carolina, Glatfelter is a leading global supplier of engineered materials with a strong focus on innovation and sustainability. Our high-quality, innovative, and customizable solutions are found in tea and single-serve coffee filtration and personal hygiene products, as well as in many diverse packaging, home improvement, and industrial applications. Our 2023 net sales were $1.4 billion, with customers in over 100 countries. Our operations utilize a variety of manufacturing technologies including airlaid, wetlaid, and spunlace, with fifteen manufacturing sites located in the United States, Canada, Germany, the United Kingdom, France, Spain, and the Philippines. We have sales

2024 PROXY STATEMENT › 5

PROXY SUMMARY
offices in all major geographies serving customers under the Glatfelter and Sontara® brands. In addition, we have two global centers of excellence – one in Switzerland and one in the United States.
We manage our business and make investment decisions under a functional operating model with three distinct reporting segments: Airlaid Materials, Composite Fibers, and Spunlace. For 160 years, we have developed deep partnerships with our customers and suppliers and have demonstrated a strong commitment to sustainability and environmental stewardship by broadly promoting responsible corporate citizenship in the communities in which we operate.
Glatfelter is focused on producing products that enhance everyday life with approximately 85% of its manufacturing output producing essential consumer staples. We believe that these product categories position the Company to deliver long-term shareholder value with greater influence in growth markets, more innovative products, and expanded margins.
As of the end of the fiscal year 2023, Glatfelter reported a loss from continuing operations of $78.1 million. On an adjusted basis, we delivered approximately $93 million of Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and certain non-GAAP adjustments) amid a very challenging market driven by customer destocking across multiple categories and competition from lower cost alternate substrates as customers managed input costs. Adjusted EBITDA is a non-GAAP measure that is reconciled to the nearest GAAP measure on page 21 of our 2023 Form 10-K filed on February 28, 2024.
•Our Airlaid Materials segment delivered operating profit of $43.2 million and Adjusted EBITDA of $73.7 million, which was approximately $11.3 million lower than 2022. The earnings was negatively impacted by lower shipments of 5.1% and lower production as some customers slowed ordering patterns to manage inventory levels built up at the end of 2022 to avoid anticipated energy and supply chain disruptions at the beginning of 2023. Selling price increases and energy surcharges were fully offset by higher raw material, energy and other inflationary costs.
•Our Composite Fibers segment delivered operating profit of $21.3 million and Adjusted EBITDA of $37.0 million which was slightly higher than 2022. Higher selling prices and energy surcharges more than offset the continued inflation in energy, raw material, and freight, particularly in the first half of the year and was a net favorable benefit of $11.2 million. The price cost gap benefit was mostly offset by lower shipments of 8.1% driven by customer destocking in food and beverage categories, divestiture of the Ober-Schmitten business and overall market softness in other categories.
•Our Spunlace segment had an operating loss of $2.1 million dollars and Adjusted EBITDA of approximately $11.2 million, which was approximately $8.6 million higher versus 2022. Higher selling prices and energy surcharges particularly in the first half of the year were partially offset by higher raw material and energy costs that persisted in the first half of year, but the price cost gap further improved in the second half of 2023 as inflationary pressures eased and overall positively impacted earnings by $11.6 million. Volume was lower across all categories driven by post-COVID contraction, cheaper cost alternatives from Asia and overcapacity in the market. The impact of volume decline was partially offset by additional steps taken to improve earnings through headcount actions and operational efficiencies.
In late 2022, an ongoing Turnaround Strategy comprised of six key initiatives was implemented to aggressively drive improvements in the Company’s profitability amid the unprecedented global inflation and the geopolitical conflicts in Russia/Ukraine, each of which yielded major challenges that impacted Glatfelter’s financial performance.
•Portfolio optimization - Includes reviewing our entire asset portfolio and considering the strategic, financial, and operational value of each asset in the near- and long-term; continued focus is on areas of our portfolio that have scale, or the potential for scale, a strong market-leading position and core competencies in manufacturing technology. Actions taken included the 2023 sale of our Ober-Schmitten, Germany business and Costa Rica fiber supply operation.
•Margin improvement - Places greater focus on profitability by addressing input costs rather than simply top-line growth. In 2023, our Composite Fibers and Spunlace segments benefited from actions taken to improve margin to historical levels.
•Fixed cost reduction - Includes evaluating our fixed costs and taking action to make significant reductions in personnel costs and indirect spending. The actions implemented in 2022 have improved our cost structure offsetting the impact of labor inflation and helping to mitigate the negative impact from lower volume. In addition, we identified additional opportunities in 2023 that we anticipate completing in 2024 to further improve our overall cost structure.
•Cash liberation - Supported by the work on the first three initiatives and includes goal of paying down debt, decreasing our leverage, and increasing EBITDA, along with prudent oversight of capital allocation and a disciplined approach to managing our accounts receivables, finished goods inventory, and raw material pricing.
2024 PROXY STATEMENT › 6

PROXY SUMMARY
The Board’s decision in 2022 to suspend the declaration of dividends on our common stock is expected to free up approximately $25 million of cash annually. A series of debt refinancing transactions was completed in 2023, eliminating near-term debt maturities and strengthening our capital position.
•Operational effectiveness - Places greater focus on driving continuous improvements across our operations, identifying areas for process enhancements and waste reduction, and expanding operational best practices across the organization.
•Return Spunlace to profitability - Includes all the initiatives in our turnaround plan with a heightened sense of urgency for returning the Spunlace segment to profitability.
2023 Financial Performance - Year in Review
For the year ended December 31, 2023, we reported a loss from continuing operations of $78.1 million, or loss of $1.73 per share compared with a loss of $194.1 million and loss of $4.33 per share in 2022. In 2023, we reported an adjusted loss from continuing operations, a non-GAAP measure (as defined below) of $38.7 million, or $0.86 per share, compared with an adjusted loss from continuing operations of $19.0 million, or $0.42 per share in 2022. These results reflected the significant impact of lower shipments seen across categories related to customer inventory destocking, competitive pressures from lower cost alternatives and overcapacity in the market. Our interest expense of $61.7 million, as compared to $32.8 million in 2022, related to higher interest rates and debt refinancing, lowered earnings by approximately $28.9 million. The six-point Turnaround Strategy noted above was implemented in 2022 to aggressively drive profitability improvement across the enterprise and helped mostly offset the significant market headwinds and operational challenges we experienced in 2023.
Airlaid Materials’ results decreased earnings by $11.6 million, primarily driven by lower shipments and related machine downtime due to customer inventory destocking as well as weak European markets. Price increases and energy surcharges mostly offset inflation while operational spending was higher compared to 2022 due to extended planned downtime in our Gatineau facility and a fire that occurred in our Fort Smith facility. Composite Fibers increased earnings by $4.4 million mainly driven by the margin improvement initiative as part of the Turnaround Strategy, which improved price cost gap by approximately $11.2 million. The favorable impact was partially offset by lower volume and related impact of machine downtime due to customer destocking and pricing pressures as input costs remained elevated in first half of 2023. Spunlace had an operating loss of $2.1 million in 2023, which improved by $7.2 million versus 2022, despite lower shipments of 15%. The higher earnings in 2023 despite a weak market were largely attributed to Turnaround Strategy initiatives implemented, such as improving margins to historical levels through pricing actions, lowering fixed costs through headcount actions and operations improvement initiatives.
Cash used by operating activities totaled $25.6 million in 2023, compared with cash usage of $40.8 million a year ago. The improvement in operating cash flow despite lower earnings was largely driven by lower working capital cash usage of $41 million as inflation lowered significantly in the second half of 2023 compared to the end of 2022, lowering cash costs for carrying inventory as well as prices to our customers in accounts receivables. Cash used to pay interest increased by $26.0 million. During 2023 and 2022, capital expenditures totaled $33.8 million and $37.7 million, respectively.
The following charts present financial information for the periods indicated. Adjusted EBITDA by reporting segment represents operating profit, as presented on page 22 in our 2023 Form 10-K, adjusted to exclude depreciation and amortization (totals exclude corporate unallocated costs and other income and expense items). A reconciliation of Adjusted Earnings and Adjusted Earnings Per Share to the nearest GAAP measure is provided on page 20 of our 2023 Form 10-K.

2024 PROXY STATEMENT › 7

PROXY SUMMARY
Compensation Highlights
The Compensation Committee designs compensation programs that reflect the Company’s financial performance and are market-competitive based on a person’s responsibilities, individual performance, and ability to exemplify the Company’s Core Values (Integrity, Financial Discipline, Mutual Respect, Customer Focus, Environmental Responsibility, and Social Responsibility). The objectives of our executive compensation programs are to attract, retain, motivate, and reward executives crucial to achieving the Company’s near-term turnaround plan and long-term growth, and in turn, create shareholder value.
Our compensation programs are organized around three principles:

Pay for Performance	Pay at Risk	Shareholder Alignment
Rewarding achievement of financial outcomes that increase shareholder value	Providing a mix of compensation with strong emphasis on short- and long-term incentives tied to the Company’s financial performance	Requiring executives to own a meaningful personal stake in the Company

2024 PROXY STATEMENT › 8

PROXY SUMMARY
Total compensation for our executives consists of:

Base Salary	•Fixed Cash	Short-Term Incentive	•Cash Bonus for Achievement of Annual Goals
Long-Term Incentive	•Performance Share Awards •Restricted Stock Units	Benefits	•Retirement Savings •Health & Welfare Benefits •Severance •Minimal Perquisites
The Board and Compensation Committee, in conjunction with Management, took into account Glatfelter’s business environment and events from 2022 and 2023 and continued to align the Company’s Human Resources programs with market-competitive offerings aimed at ensuring the programs remain relevant and cost-competitive given the evolving dynamics of the global workforce. The Compensation Committee discussed actions taken by Management to ensure ongoing business continuity in response to the continued impacts from the highly-competitive labor market, examples of which include retention of key members of Management, adapting ongoing contemporary work arrangements, including hybrid work arrangements where feasible, assessment of competitive production labor rates and compensation offerings, continuation of employee well-being programs, and progress with enhancing the Company’s culture.

Compensation Governance and Best Practices
Comprised entirely of independent directors, the Compensation Committee regularly monitors and implements best practices in the Company’s executive compensation programs. The following practices demonstrate our commitment to strong governance within our executive compensation programs:

What We Do			What We Don’t Do
✓	Maintain a pay mix that is heavily performance-based.	X	Provide for excise tax gross-ups in the event of a change in control, starting with newly eligible executives in 2011.
✓
Establish compensation levels after consideration of peer group market data, generally targeted at the size-adjusted 50th percentile for total direct compensation (base, short- and long-term incentive), with the ability to pay higher or lower based on breadth of leadership experience.
		X	Backdate or reprice stock options or stock appreciation rights.
✓	Assess and design compensation programs to mitigate compensation-related risks.	X	Pay dividend equivalents on unearned performance awards.
✓	Maintain stock ownership guidelines for directors and executives.	X	Permit hedging transactions or short sales.
✓	Maintain holding requirements on equity grants to comply with stock ownership guidelines.	X	Permit pledging or holding Company stock in a margin account.
✓	Use multiple performance metrics in the short- and long-term incentive plans to avoid heavy reliance on one definition of success.	X	Provide excessive perquisites.
✓	Maintain a clawback policy for incentive-based compensation.	X	Provide uncapped incentive opportunities thereby avoiding unnecessary risk-taking by Management.
✓	Require double-trigger vesting of long-term incentives in the event of a change in control.
✓	Consider shareholder input and feedback on compensation program design and conduct an annual say-on-pay vote.
✓	Retain an independent compensation consultant who meets regularly in executive session with the Compensation Committee.

2024 PROXY STATEMENT › 9

Proposal 1: Election of Directors
The Board currently consists of seven directors, each of whom is standing for reelection at the Annual Meeting. The Company’s shareholders will vote on the election of the following seven director nominees to serve on the Board for one-year terms expiring on the date of the Company’s 2025 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified:

Bruce Brown	Marie T. Gallagher
Kathleen A. Dahlberg	Darrel Hackett
Thomas M. Fahnemann	J. Robert Hall
Kevin M. Fogarty

Each director nominee has consented to serve if elected to the Board. If at the time of the Annual Meeting a director nominee is unable to serve, an event we do not anticipate, the Proxy Holders (as defined in the “Frequently Asked Questions” section of this proxy statement) will vote for a substitute director nominee as may be designated by the Board, unless the Board elects to reduce the size of the Board accordingly.
Information regarding each director nominee’s age, business experience, qualifications to serve on the Board, and other public company directorships is set forth below. The following table highlights certain director nominee information:

				Other Public Boards	Committee Memberships
Name	Age	Director Since	Occupation		Audit	Comp	Nom & Gov
Bruce Brown*	65	2014	Retired Chief Technology Officer, Procter & Gamble, Inc.	--		C
Kathleen A. Dahlberg*	71	2001	CEO, G.G.I., Inc.	--			C
Thomas M. Fahnemann	63	2022	President and CEO, Glatfelter Corporation	--
Kevin M. Fogarty* (NEC)	58	2012	Retired President, CEO, and Director, Kraton Corporation, Inc.	2
Marie T. Gallagher*	64	2020	SVP and Controller, PepsiCo, Inc.	--	C
Darrel Hackett*	52	2020	U.S. CEO - BMO Financial Group	--
J. Robert Hall*	71	2002	CEO, Ole Smoky Distillery, LLC	--

* Indicates director is independent	• Indicates Member	C Indicates Committee Chair	(NEC) Indicates Non-Executive Chair
The Board recommends a vote “FOR” each of the seven director nominees.

2024 PROXY STATEMENT › 10

PROPOSAL 1: ELECTION OF DIRECTORS
Additional Information about Director Nominees

Bruce Brown

Mr. Brown joined the Company’s Board in 2014. He retired in 2014 from his position as the Chief Technology Officer of Procter & Gamble, Inc. (“P&G”), a publicly-traded consumer goods company. With 34 years of experience at P&G, Mr. Brown’s responsibilities included leadership for P&G’s Innovation and Technology Program and Global Research & Development. Globally recognized as an innovation thought leader, Mr. Brown previously served on the Board of Directors for Nokia Corporation (NYSE: NOK) from 2012 to 2023 and was the chair of its Personnel Committee. Mr. Brown was also a director of Medpace Holdings, Inc. (Nasdaq: MEDP) from 2016 to 2019.

Board Committees:	Compensation (Chair), Nominating and Corporate Governance
Director Since:	2014
Age at Annual Meeting:	65

Specific qualifications and experience of particular relevance to the Company:
Mr. Brown is a proven leader in innovation, global expansion, and organizational leadership development and he has familiarity with a number of the Company’s products and materials. He brings over three decades of business-building experience to our Board and has more than ten years of experience as a director of public companies.

Kathleen A. Dahlberg

Ms. Dahlberg joined the Company’s Board in 2001. Since 2006, she has been the Chief Executive Officer of G.G.I., Inc. (formerly known as 2Unify LLC), a private company specializing in strategic consulting for companies in various industries and sectors. She served as a director of Theragenics Corporation from May 2008 to November 2013. Ms. Dahlberg has held Vice President positions with BP plc (f/k/a BP Amoco), Viacom International, McDonald’s Corporation, Grand Metropolitan PLC, and American Broadcasting Company.

Board Committees:	Audit, Nominating and Corporate Governance (Chair)
Director Since:	2001
Age at Annual Meeting:	71

Specific qualifications and experience of particular relevance to the Company:
Ms. Dahlberg has significant experience in emerging technologies, information technology, acquisitions and divestitures, manufacturing, consumer goods, professional services, international operations, strategic planning, operations, risk management, and corporate governance. She has more than 20 years of experience as a director of public companies.

2024 PROXY STATEMENT › 11

PROPOSAL 1: ELECTION OF DIRECTORS

Thomas M. Fahnemann

Mr. Fahnemann joined the Company’s Board in 2022. He has served as our President and Chief Executive Officer since August 2022. Since 2017, Mr. Fahnemann has served as a member of the Board of Directors and as the Chair of the Audit Committee for AustroCel Hallein, a producer of pulp and bio-energy. From 2010 to 2017, Mr. Fahnemann served as the Chief Executive Officer and Chairman of the Management Board of Semperit Holding AG, a global manufacturer of industrial polymer products and solutions. Prior to 2010, he held leadership roles in various fiber- and chemical-based businesses, including serving as Chief Executive Officer and Chairman of the Management Board, RHI AG; Chief Executive Officer and Chairman of the Management Board, Lenzing AG; and Vice President, General Manager, KoSa (Koch Industries).

Director Since:	2022
Age at Annual Meeting:	63

Specific qualifications and experience of particular relevance to the Company:
Mr. Fahnemann has significant experience leading worldwide operations, including international and domestic sales, marketing, research and development, global supply chain, information technology and corporate program management, overseeing legal and human resource functions, and leading strategy development.

Kevin M. Fogarty

Mr. Fogarty joined the Company’s Board in 2012 and has served as the Company’s Non-Executive Chair of the Board since August 2022. He retired as President, Chief Executive Officer and Director of Kraton Corporation, Inc. (“Kraton”), a leading global sustainable producer of specialty polymers and high-value bio-based products, following its sale to DL Chemical in March 2022. Before joining Kraton, Mr. Fogarty spent 14 years with the Koch Industries, Inc. family of companies, where he held a variety of roles, including President for Polymer and Resins at Invista and President of KoSa’s Polymer and Intermediaries business. Mr. Fogarty serves as non-executive Chair of the Board of Directors of Ecovyst Inc. (NYSE: ECVT), a leading integrated and innovative global provider of specialty catalysts and services. Mr. Fogarty is also a director of OPAL Fuels Inc. (Nasdaq: OPAL), a vertically integrated producer and distributor of renewable natural gas (RNG). Mr. Fogarty previously served on the Board of Directors of the American Chemistry Council from 2017 through 2022.

Board Committees:	Compensation
Director Since:	2012
Age at Annual Meeting:	58

Specific qualifications and experience of particular relevance to the Company:
Mr. Fogarty has significant experience with manufacturing, international operations, strategic partnerships, public company accounting and financial reporting, and new product development, as well as strategic planning, operations, risk management, and corporate governance. He has more than ten years of experience as a director of public companies.

2024 PROXY STATEMENT › 12

PROPOSAL 1: ELECTION OF DIRECTORS

Marie T. Gallagher

Ms. Gallagher joined the Company’s Board in 2020. She has been the Senior Vice President and Controller of PepsiCo, Inc. (“PepsiCo”), a publicly-traded global food and beverage company, since 2011. Ms. Gallagher is responsible for PepsiCo’s global financial reporting and Sarbanes-Oxley Act processes and works closely with the Audit Committee of PepsiCo’s Board of Directors. Ms. Gallagher joined PepsiCo in 2005 as Vice President and Assistant Controller. Prior to joining PepsiCo, Ms. Gallagher was Assistant Controller of Altria Corporate Services, Inc., a consumer products company, and Senior Manager at Coopers & Lybrand LLP, an accounting firm now part of PricewaterhouseCoopers.

Board Committees:	Audit (Chair), Nominating and Corporate Governance
Director Since:	2020
Age at Annual Meeting:	64

Specific qualifications and experience of particular relevance to the Company:
Ms. Gallagher has significant experience in public company accounting and financial reporting, consumer goods, strategic planning, M&A, manufacturing, investor relations, sustainability, executive compensation, information technology, innovation, international operations, and corporate governance.

Darrel Hackett

Mr. Hackett joined the Company’s Board in 2020. He currently serves as U.S. Chief Executive Officer of Bank of Montreal (“BMO”) Financial Group, Chief Executive Officer of BMO Financial Corp. and President and Chief Executive Officer of BMO Bank N.A. - a top 10 U.S. bank by assets. Mr. Hackett is responsible for leadership and performance across all of BMO’s U.S. operations. He has held a number of leadership roles since joining BMO in 2004, most recently serving as President, BMO Wealth Management - U.S. Before joining BMO, Mr. Hackett was a management consultant at McKinsey & Company. He began his career as a mechanical engineer, holding a variety of roles with General Electric Company and Eastman Chemical Company.

Board Committees:	Nominating and Corporate Governance
Director Since:	2020
Age at Annual Meeting:	52

Specific qualifications and experience of particular relevance to the Company:
Mr. Hackett has significant experience in business transformations and corporate strategy, capital markets, investor relations, public company finance and financial reporting, M&A, manufacturing, executive compensation, innovation, international operations, risk management, and corporate governance.

2024 PROXY STATEMENT › 13

PROPOSAL 1: ELECTION OF DIRECTORS

J. Robert Hall

Mr. Hall joined the Company’s Board in 2002. He has been the Chief Executive Officer of Ole Smoky Distillery LLC, the largest craft distillery in the United States, since 2016, and since January 2024, he has been the Chairman of the Foundation for Advancing Alcohol Responsibility (a/k/a Responsibility.Org). From 2014 until 2016, Mr. Hall served as a Managing Director of Centerview Capital, an operationally-oriented private equity firm focused on the U.S. consumer middle market. Previously, he was the Chief Executive Officer of Ardale Enterprises LLC (“Ardale”), a private company specializing in acquisition-related activities in the food, beverage, and consumer products industry, and in this role, was a Senior Advisor to Centerview Capital since 2009. Prior to forming Ardale, Mr. Hall spent over 20 years in the food and consumer goods industry, holding various positions with Nabisco, Kraft Heinz Co., and Nestlé S.A. While at Nabisco, he was President of Nabisco’s Specialty Products Company in the United States and President of Christie Brown & Company, Ltd., the maker of Nabisco cookies and crackers in Canada. Mr. Hall was also the President of Lenox Brands, Chairman of Wise Foods, and served on the Board of Directors of Ault Foods Ltd., a $1.3 billion dairy products company in Canada.

Board Committees:	Audit, Compensation
Director Since:	2002
Age at Annual Meeting:	71

Specific qualifications and experience of particular relevance to the Company:
Mr. Hall has significant experience in general management, financial services, consumer goods, manufacturing, marketing, sales, new product development, strategic planning, M&A, risk management and corporate governance. Mr. Hall has over 20 years of experience as a director of public companies.

2024 PROXY STATEMENT › 14

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee of the Board appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. Deloitte audited the Company’s consolidated financial statements for the fiscal year ended December 31, 2023.
Although shareholder ratification is not required by our organizational documents or applicable law, the Board believes it is a sound corporate governance practice to seek shareholder ratification of the appointment of Deloitte. In the event Deloitte’s appointment is not ratified, the Audit Committee will reconsider whether it is appropriate to select another independent registered public accounting firm, but is not required to do so. Even if Deloitte’s appointment is ratified, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.
A Deloitte representative is expected to virtually attend the Annual Meeting. The representative will have an opportunity to make a statement at the Annual Meeting, if he or she desires to do so, and is expected to be available to respond to appropriate shareholder questions.
What did the Company pay its independent registered public accounting firm in 2022 and 2023?
For the years ended December 31, 2022 and December 31, 2023, fees paid to Deloitte by the Company were as follows:

	2022	2023
Audit Fees (1)	$3,098,000	$2,400,000
Audit-Related Fees (2)	$172,177	$146,900
Tax Fees (3)	$240,138	$151,056
Total Fees	$3,510,315	$2,697,956
(1)    Audit Fees were for professional services rendered for the annual audits of the Company’s consolidated financial statements, including the audits of internal control over financial reporting, review of quarterly financial statements included in the Company's Quarterly Reports on Form 10-Q, and statutory audits and regulatory filings in foreign jurisdictions.
(2)    Audit-Related Fees were for assurance and related services reasonably related to the performance of the annual audit or review of the Company’s consolidated financial statements.
(3)    Tax Fees were primarily for tax compliance, tax advice, and tax planning services, including tax planning and consultations.
All of Deloitte’s services for the Company were permissible under applicable laws and regulations. The Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy (“Pre-Approval Policy”) provides for the pre-approval of audit and non-audit services performed by Deloitte. Under the Pre-Approval Policy, the Audit Committee must pre-approve specific services, including fee levels, to be performed by the independent registered public accounting firm in a designated category (audit, audit-related, tax services, and all other services). For fiscal year 2023, 100% of all fees were approved by the Audit Committee. The Audit Committee may delegate this authority in writing to one or more of its members, and in such case, the member or members to whom such authority is delegated must report their decisions to the Audit Committee at its next scheduled meeting.
The Board recommends a vote “FOR” ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

2024 PROXY STATEMENT › 15

Proposal 3: Advisory Approval of 2023 Named Executive Officer Compensation (“Say-on-Pay” Vote)
Executive compensation is an important topic for our shareholders. At the core of our executive compensation philosophy is the belief that compensation should: (i) reflect performance; (ii) be fair, competitive, and reasonable; and (iii) be determined in a manner consistent with the Company’s long-term strategy, competitive industry practice, sound corporate governance principles, and shareholder interests. We believe our executive compensation program is strongly aligned with the long-term interests of our shareholders. We urge our shareholders to read the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement for additional details on the Company’s compensation philosophy and objectives and the 2023 compensation of our named executive officers (“NEOs”).
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking shareholders to approve the following resolution:
RESOLVED, that the 2023 compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.
The Board and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our NEOs. However, as an advisory vote, the results on this proposal are non-binding, and neither the Board nor the Compensation Committee will have any obligation to take any action as a result of the Say-on-Pay vote.
The Board has adopted a policy providing for annual say-on-pay advisory votes. Unless the Board modifies the Company’s policy, the next say-on-pay advisory vote will be held at our 2025 Annual Meeting of Shareholders and the next advisory vote on the frequency of say-on-pay advisory votes (“Say-on-Frequency” vote) will be held at our 2028 Annual Meeting of Shareholders.
The Board recommends a vote “FOR” the non-binding resolution approving the 2023 compensation paid to the NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, compensation tables, and narrative discussion.

2024 PROXY STATEMENT › 16

Ownership of Company Stock
To the best of the Company’s knowledge, the following table sets forth information regarding beneficial ownership of the Company’s outstanding common stock as of March 14, 2024 (except as otherwise noted) by: (1) each person who is known by the Company to own beneficially more than 5% of the common stock of the Company; (2) each director, director nominee, and NEO; and (3) all directors and current executive officers as a group, including those who are not NEOs. Except as otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment powers for the securities listed, and none of the Company’s shares are subject to a pledge. The number of shares beneficially owned by each person is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, all shares to which a person has the right to acquire beneficial ownership within 60 days of March 14, 2024 are considered beneficially owned by that person.
Security Ownership of Certain Beneficial Owners and Management

Name of Beneficial Owner	Shares Beneficially Owned (1)	% of Class
Carlson Capital, L.P.(2)	7,026,000	15.6%
BlackRock, Inc.(3)	3,165,378	7.0%
The Vanguard Group, Inc.(4)	2,277,670	5.1%

Name of Beneficial Owner	Position	Total Number of Shares Beneficially Owned (5)	% of Class
Kevin M. Fogarty	Non-Executive Chair, Director	246,021	*
J. Robert Hall	Director	145,469	*
Kathleen A. Dahlberg	Director	128,719	*
David C. Elder	Vice President, Strategic Initiatives, Business Optimization & Chief Accounting Officer	111,295	*
Bruce Brown	Director	89,615	*
Darrel Hackett	Director	74,598	*
Thomas M. Fahnemann	President & Chief Executive Officer	70,026	*
Marie T. Gallagher	Director	55,528	*
Ramesh Shettigar	Senior Vice President, Chief Financial Officer & Treasurer	46,797	*
Eileen L. Beck	Senior Vice President, Global Human Resources & Administration	41,391	*
Boris Illetschko	Senior Vice President, Chief Operating Officer	—	*
All directors and current executive officers as a group (12 individuals)		1,021,820	2.26%
Wolfgang Laures	Former Senior Vice President, Integrated Global Supply Chain and IT	316,568	*
Christopher W. Astley	Former Senior Vice President, Chief Commercial Officer	61,385	*
*indicates ownership of < 1%
(1)For purposes of the table, shares of common stock are considered beneficially owned by a person if such person has, or shares, voting or investment power for such stock. As a result, more than one person may beneficially own the same security and, in some cases, the same shares are listed opposite more than one name in the table. The table includes, in some cases, shares beneficially held by spouses or minor children, as to which beneficial ownership is disclaimed. The address of each director, director nominee, and NEO is c/o Glatfelter Corporation, 4350 Congress Street, Suite 600, Charlotte, NC 28209.
(2)Pursuant to Amendment No. 3 to Schedule 13D filed on October 12, 2023, consists of shares beneficially owned, as of October 10, 2023, by Carlson Capital, L.P., an investment manager with sole voting power and sole dispositive voting power over 0 shares and shared voting power and shared dispositive voting power over 7,026,000 shares. Beneficial ownership reported by Carlson Capital, L.P. includes shares acquired by funds for which it serves as the investment manager: Double Black Diamond Offshore Ltd.; Black Diamond Arbitrage Offshore Ltd.; EDCA 2019 Fund, L.P.; Asgard Investment Corp. II; and Mr. Clint D. Carlson. The address of Carlson Capital, L.P. is 2100 McKinney Avenue, Suite 1900, Dallas, TX 75201.
(3)Pursuant to Amendment No. 2 to Schedule 13G filed on January 26, 2024, consists of shares beneficially owned, as of December 31, 2023, by BlackRock, Inc., a parent holding company with sole voting power over 3,097,181 shares, sole

2024 PROXY STATEMENT › 17

OWNERSHIP OF COMPANY STOCK
dispositive power over 3,165,378 shares, and shared voting power and shared dispositive power over 0 shares. Beneficial ownership reported by BlackRock, Inc. includes shares acquired by its subsidiaries: BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock Asset Management Canada Limited; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors; BlackRock Institutional Trust Company, National Association; BlackRock Financial Management, Inc.; and BlackRock Investment Management, LLC.; which beneficially owns 5% or greater of the shares of common stock of the Company. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(4)Pursuant to Schedule 13G filed on February 13, 2024, consists of shares beneficially owned, as of December 31, 2023, by The Vanguard Group, Inc., an investment advisor which has sole voting power and sole dispositive power over 0 shares and 2,239,561 shares, respectively, and shared voting power and shared dispositive power over 20,575 and 38,109 shares, respectively. The Vanguard Group, Inc.’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities reported herein. No one person’s interest in the securities reported by The Vanguard Group, Inc. is more than 5% of the shares of common stock of the Company. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355.
(5)Represents shares beneficially owned by each owner as noted below:

Name of Beneficial Owner	Directly Owned (a)	Indirectly Owned	Options to Acquire Stock (b)
Kevin M. Fogarty(c)	96,021	150,000	—
J. Robert Hall	145,469	—	—
Kathleen A. Dahlberg	128,719	—	—
David C. Elder(d)	108,374	2,921	—
Bruce Brown(e)	85,865	3,750	—
Darrel Hackett	74,598	—	—
Thomas M. Fahnemann	70,026	—	—
Marie T. Gallagher	55,528	—	—
Ramesh Shettigar(f)	46,701	96	—
Eileen L. Beck(g)	40,880	511	—
Boris Illetschko	—	—	—
All directors and current executive officers as a group (12 individuals)	864,132	157,688	—
Wolfgang Laures	316,568	—	—
Christopher W. Astley	61,385	—	—
(a)Consists of 147,068 shares vesting within 60 days of March 14, 2024.
(b)Represents the gross number of shares of common stock that would be issued upon exercise of vested stock-only stock appreciation rights (“SOSARs”) on March 14, 2024. As of March 14, 2024, the following NEOs had vested SOSARs:

Name	Number of Vested SOSARs
Eileen L. Beck	17,569
David C. Elder	46,324
Ramesh Shettigar	17,290
.
(c)Consists of 150,000 shares held indirectly by GBBH Family Limited Partnership.
(d)Consists of 2,921 shares held in a 401(k) account for the benefit of Mr. Elder.
(e)Consists of 3,750 shares held indirectly by the Bruce Brown Revocable Trust.
(f)Consists of 96 shares held in a 401(k) account for the benefit of Mr. Shettigar.
(g)Consists of 511 shares held in a 401(k) account for the benefit of Ms. Beck.

2024 PROXY STATEMENT › 18

Equity Compensation Plan Information
The following table provides certain information as of December 31, 2023, regarding the Company’s equity compensation plans.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (3)
Equity compensation plans approved by security holders	2,805,458	$22.10	2,385,486
Equity compensation plans not approved by security holders	—	—	—
Total	2,805,458	$22.10	2,385,486
(1)Includes 1,044,204 RSUs; 1,229,735 PSAs; and 531,519 SOSARs. For purposes of this calculation, it is assumed that PSAs will be paid at 100% of target.
(2)Weighted average exercise price is based on outstanding SOSAR prices only.
(3)Represents the securities remaining available for issuance under the Equity Plan. For purposes of this calculation, it is assumed that PSAs will be paid at 100% of target.

Delinquent Section 16(a) Reports
Pursuant to Section 16(a) of the Exchange Act, our executive officers, directors, and persons who beneficially own more than 10% of shares of our common stock (collectively, “Reporting Persons”) must file reports of their initial beneficial ownership, any changes in such ownership and, if required, annual statements of such beneficial ownership on Forms 3, 4, and 5, respectively, and any amendments thereto, with the SEC. The SEC has designated specific due dates for these reports, and we must identify in this proxy statement those Reporting Persons who did not file these reports when due.
Based solely upon our review of the Forms 3, 4, and 5, as applicable, filed electronically with the SEC and the written representations of the reporting persons, for the fiscal year ended December 31, 2023, we have determined that our Reporting Persons filed their required reports with the SEC in a timely manner, other than one Form 4 for Wolfgang Laures related to one transaction, which was inadvertently filed late due to administrative error.

2024 PROXY STATEMENT › 19

Corporate Governance and Board of Directors
Corporate Governance Principles
The Board and Management are dedicated to effective corporate governance. The Board has adopted Corporate Governance Principles that provide a framework for the Company’s governance. The Board has also adopted a Code of Business Conduct and a Code of Business Ethics for our CEO and Senior Financial Officers. The Corporate Governance Principles are available on the Corporate Governance page of the Company’s website at www.glatfelter.com/investors/corporate-governance, which also contains the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws (“Bylaws”), Code of Business Conduct, a list of the directors of the Company, the charters of each standing committee of the Board, and the Code of Business Ethics for CEO and Senior Financial Officers. Copies of these materials are also available, in print and at no charge, upon request to the Secretary of the Company at 4350 Congress Street, Suite 600, Charlotte, NC 28209.
The Company intends to satisfy the disclosure requirement for any future amendments to, or waivers from, its Code of Business Conduct or Code of Business Ethics for CEO and Senior Financial Officers by posting such information on its website.
Board Composition and Leadership
The Board currently consists of seven members. Each year, the Board elects one of its members to serve as Board Chair. Under the Board’s governance structure, the Board Chair:
•presides at all meetings of the Board, including executive sessions (unless the Board Chair and CEO positions are combined);
•identifies strategic issues to be considered for the Board agenda; and
•consults with directors on the development of the schedule, agenda, and materials for all meetings of the Board.
When considering the election of a Board Chair, the Board reviews its governance structure and the qualifications of each director and determines who is best qualified to chair the Board. The Board believes the Company and its shareholders are best served by having a Board Chair who has knowledge of the Company’s business operations and industry and who can best oversee execution of the Company’s strategic plan, based on his or her extensive experience and knowledge of the Company’s operations, industry, competitive challenges, and opportunities. Our Corporate Governance Principles do not require the separation of offices of the Board Chair and the CEO, however, when the same person serves as both Board Chair and CEO, the Board believes the interests of the Company and the shareholders are best served by the appointment of an independent Lead Director.
Kevin M. Fogarty, an independent director, has served as the Board’s Non-Executive Chair since August 24, 2022. As such, there is currently not an independent Lead Director. Based on his prior CEO experience and his knowledge of the Company’s business and industry, the Board determined that Mr. Fogarty is the director best qualified to serve in the role of Non-Executive Chair. The Board nominated Mr. Fogarty in February 2024 to continue as Non-Executive Chair, subject to and effective upon his re-election as a director at the Annual Meeting.
In the absence or disability of the Board Chair, the Chair of the Nominating and Corporate Governance ("NCG") Committee assumes the authority and performs the duties of the Board Chair, as provided in Section 2.20 of the Company's Bylaws, including presiding at any Board Meeting at which the Board Chair is not in attendance.
Board Independence
The Corporate Governance Principles and the Company’s policies and procedures provide for an empowered, independent Board and the full involvement of the independent directors in the Board’s operations and decision-making.
As set forth in the Company’s Corporate Governance Principles, the Board has adopted the listing standards of the New York Stock Exchange (the “NYSE”) for determining the independence of directors, which require that a director not have a material relationship with the Company.
Annually, each member of the Board is required to complete a questionnaire designed, in part, to provide information to assist the Board in determining if the director is independent under NYSE rules and our Corporate Governance Principles. In addition, each director or director nominee has an affirmative duty to disclose to the NCG Committee relationships
2024 PROXY STATEMENT › 20

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS
between and among that director (or an immediate family member), the Company, or Management. The Board has determined the following directors are independent and have no material relationship with the Company: Messes. Dahlberg and Gallagher and Messrs. Brown, Fogarty, Hackett, and Hall. The Board has determined Mr. Fahnemann, as the Company’s CEO, is not an independent director as defined under the NYSE listing standards and the Company’s Corporate Governance Principles.
Evaluation of Board Nominees
The NCG Committee reviews all director nominations submitted to the Company, including individuals recommended by shareholders, directors, or members of Management, using the same criteria. When evaluating whether to recommend an individual for nomination or re-nomination, the NCG Committee will consider, at a minimum and in accordance with the Company’s Corporate Governance Principles, the candidate’s independence, professional experience, diversity in personal background, knowledge of the Company’s business or industry, skills, expertise, wisdom, integrity, business acumen and availability to devote the necessary time to serve on the Board.
Although the Company does not have a formal policy on Board diversity, as set forth in our Corporate Governance Principles, the Board believes that diverse viewpoints and practical experiences can enhance the effectiveness of the Board. Further, the Board believes that diversity in personal background, professional experience, qualifications, attributes and skills, and how they complement, supplement, or duplicate those of other Board members, are important considerations in selecting candidates. Accordingly, the NCG Committee considers the foregoing as part of its evaluation of each director candidate.
The NCG Committee reviews the qualifications of each incumbent director, including the director’s understanding of the Company’s business and the environment in which the Company operates, attendance, and participation at Board and applicable committee meetings, and independence, including any relationships with the Company. Prior to nomination, each candidate for director must consent to stand for election, and each director nominee must agree in writing to abide by the Company’s Elections Policy set forth in its Corporate Governance Principles (as discussed in greater detail below).
After the NCG Committee has completed its evaluation of all director candidates, it presents a recommended slate of directors to the Board for consideration and approval. The NCG Committee also discusses with the Board any candidates considered by the NCG Committee but not recommended for election or re-election as a director.
Based on the process described above, the NCG Committee recommended, and the Board approved, the nomination of all seven of the incumbent directors for re-election at the Annual Meeting. These decisions were based on the individual experiences, qualifications, attributes, and skills of each candidate, including as described in the skills matrix on page 4 of this proxy statement. The NCG Committee and the Board assessed these factors in light of the Company’s business.
Resignation and Majority Voting Policy
Incumbent Director Irrevocable Resignation
Pursuant to the Elections Policy in our Corporate Governance Principles, each incumbent director standing for election to the Board must, as a condition to such nomination, tender an irrevocable resignation in advance of the meeting for the election of directors. If such director is not re-elected by a majority of the votes cast, the NCG Committee will make a recommendation to the Board about whether to accept or reject the director’s tendered contingent, irrevocable resignation. A director whose resignation is not accepted by the Board shall continue to serve until the next annual meeting of shareholders and until a successor has been elected and qualified, or until the earlier of their death, resignation, or removal. In making its recommendation, the NCG Committee will publicly disclose its decision and the rationale behind such decision within 90 days from the date of the certification of the final election results of the Annual Meeting of Shareholders.
Majority Voting
In 2022, the Company amended its Articles of Incorporation (as amended, the “Articles of Incorporation”) to implement a majority voting standard in uncontested elections of directors and to eliminate cumulative voting in director elections. The change to a majority vote standard in uncontested elections was intended to further align shareholder interests and Board accountability. The Board believes that this change gives shareholders a greater voice in determining the composition of the Board by giving effect to shareholder votes “against” a director nominee and by requiring a majority of votes cast to be “for” a director nominee in order for such nominee to obtain or retain a seat on the Board. Furthermore, the adoption of a majority voting standard reinforces the Board’s belief that it is accountable to, and should represent the interests of, all of the Company’s shareholders.

2024 PROXY STATEMENT › 21

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS
Similarly, our shareholders are afforded the protection of a “one share, one vote” framework in director elections. This prevents any individual shareholder from having the ability to exercise disproportionate voting power, control, or influence over director elections in excess of their actual economic ownership of our shares.
Pursuant to our Articles of Incorporation, our directors are elected as follows:
Contested Election. In a contested election of directors, the nominees for election to the Board receiving the highest number of votes, up to the number of directors to be elected in such election, shall be elected.
Uncontested Election. In an election of directors that is not a contested election, a nominee for director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Abstentions and broker non-votes shall not be considered to be votes cast.
Proxy Access
In 2022, the Company amended its Bylaws to provide for proxy access. Pursuant to the Bylaws, any eligible shareholder, or group of no more than 20 eligible shareholders, that complies with certain informational disclosure requirements set forth in Sections 1.9(d) and 1.10 of our Bylaws, is permitted to include a director nominee or nominees (not to exceed 20% of the number of directors) in the Company’s proxy statement for its annual meeting.
In order to provide adequate time to assess shareholder-nominated candidates, requests to include shareholder-nominated candidates in the Company’s proxy materials must be delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the one hundred twentieth (120th) calendar day, nor earlier than the close of business on the one hundred fiftieth (150th) calendar day prior to the first anniversary of the date the Company’s proxy statement was released to shareholders in connection with the annual meeting of shareholders in the immediately preceding year, subject to certain limited exceptions set forth in our Bylaws.
Board Meetings
The Board held 16 meetings during 2023. The standing committees established by the Board held a combined total of 19 meetings in 2023. Each director attended 96% or more of the total number of Board and standing committee meetings on which they served in 2023; overall attendance at such meetings was 99%. Independent directors meet in regularly scheduled executive sessions (without Management), presided by the Non-Executive Chair.
Although the Company does not have a formal policy regarding director attendance at the annual meeting of shareholders, directors are strongly encouraged to attend the annual meeting of shareholders and historically have done so. All of our then-serving directors virtually attended the 2023 Annual Meeting of Shareholders.
Committees of the Board of Directors
Our Board has three standing committees: Audit, Compensation, and Nominating & Corporate Governance. Each standing committee has its own charter, which is available on the Company’s website at: www.glatfelter.com/investors/corporate-governance. Paper copies of the charters are also available, at no charge, upon written request to the Secretary of the Company.
The Board determined that all members of each of the Audit, Compensation, and NCG Committees are independent as required under the NYSE listing standards and the applicable SEC rules and regulations.
2024 PROXY STATEMENT › 22

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS
The following chart provides a summary of each Board standing committee’s duties and responsibilities:

Board Committees
Committee	Responsibilities and Duties	2023 Members	Meetings in 2023
Audit Committee	The Audit Committee assists the Board with oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company; the compliance by the Company, its directors and officers with applicable laws and regulations and its Code of Business Conduct; the independent auditor’s qualifications and independence; the performance of the Company’s internal audit function and independent auditors; the Company’s management of financial risks involving cybersecurity, insurance, natural disasters, environmental, and other ESG-related matters; and financial policies and other matters of financial significance to the Company.	Marie T. Gallagher (1), (2), (3) Kathleen A. Dahlberg (3) Darrel Hackett (2), (3), (4) J. Robert Hall (2), (3) Lee C. Stewart (2), (3), (6)	7
Compensation Committee
The Compensation Committee discharges the Board’s responsibilities relating to compensation of the Company’s executive officers, including recommending to the Board an overall executive compensation policy designed to support overall business strategies and objectives; attract, retain, motivate and reward key executives; link compensation with organizational performance while appropriately balancing risk and reward; align executives’ interests with those of the Company’s shareholders; and provide competitive and reasonable compensation opportunities. The Compensation Committee also periodically reviews the non-employee director compensation program for recommendation to the Board and provides Board oversight with respect to the Company’s human capital strategy.

		Bruce Brown (1) Kevin M. Fogarty Darrel Hackett (5) J. Robert Hall	7
Nominating & Corporate Governance Committee	The NCG Committee carries out responsibilities relating to governance matters, including making recommendations for nominations for election of directors, the composition of Board committees, appointment of executive officers, and Board structure; developing and maintaining the Company’s Corporate Governance Principles; and providing oversight of the Company’s ESG strategy, risk management, and compliance.The NCG Committee also oversees the annual self-assessment of the Board and its committees.	Kathleen A. Dahlberg (1), (7) Bruce Brown Marie T. Gallagher Darrel Hackett (5) Lee C. Stewart (6)	5

(1)Committee Chair
(2)Financial Expert, as defined in the applicable SEC regulations (only shown for Audit Committee)
(3)Financially Literate within the meaning of the NYSE listing standards (only shown for Audit Committee)
(4)Darrel Hackett stepped off of the Audit Committee as of February 15, 2024. This change was not related to Glatfelter’s operations, financial reporting or controls, or personal conduct.
(5)Darrel Hackett served on the Compensation Committee until October 2023, at which time he was reassigned to the NCG Committee.
(6)Lee C. Stewart resigned from the Board effective September 25, 2023.
(7)Chair of NCG Committee changed from Lee C. Stewart to Kathleen A. Dahlberg in September 2023.

Continuing Board Education
We believe our shareholders are best served by a board that is well versed in subject matters relevant to board service and thoroughly comprehends the role and responsibilities of an effective board in the oversight and management of the Company. The Board regularly conducts Board education sessions on relevant topics for the Company’s future growth and success and to stay informed about best governance practices. We also feel it is appropriate for our directors to have access to educational programs on an ongoing basis to assist them in performing their duties as directors. The Company will reimburse directors for the reasonable costs of attending relevant and timely director education programs approved by the Board’s Non-Executive Chair. Since November 2017, the Company has been a member of the National Association of

2024 PROXY STATEMENT › 23

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS
Corporate Directors. This membership provides continuing education programs, research data, conferences, and other resources for the Company’s directors and executives. The NCG Committee periodically reviews and oversees orientation programs for newly-elected directors and suggests topics for continuing education programs for incumbent directors. .
Board Self-Assessment
Our Board believes in a constructive self-assessment process as a governance best practice to improve Board performance and ensure it is functioning effectively. As required by our Corporate Governance Principles, the NCG Committee oversees an annual self-assessment of the Board and its standing committees. Each director completes a written questionnaire to gather suggestions for improvement and feedback on a range of issues related to Board and standing committee effectiveness. Outside counsel to the Board reviews the questionnaire responses and additionally conducts individual interviews with each director. The feedback is aggregated and summarized by outside counsel, who shares the feedback with the Board and its standing committees during their regularly-scheduled meetings. Changes to Board practices, procedures, policies, and agendas are considered and implemented in response to the feedback as appropriate.
The Board also conducts an annual review of the Company’s corporate governance documents, including its Corporate Governance Principles, Bylaws, Code of Business Ethics for CEO and Senior Financial Officers, and standing committee charters, and recommends revisions accordingly.
Risk Oversight
The Board plays an active role in risk oversight to ensure that Management is taking appropriate actions to identify, evaluate, manage, and mitigate significant risks. The Board reviews risks associated with the Company’s strategic plan and enterprise level risks annually, typically at a strategic planning session. Periodically throughout the year, the Board actively monitors risks associated with the Company’s strategic plan through formal business updates it receives from Management, including an annual report from Management on information security matters.
The Board administers its risk oversight responsibilities by delegating certain business and governance activities to the appropriate committees for more detailed consideration and evaluation. In performing this oversight function, each committee has full access to Management, as well as the ability to engage advisors or other experts it deems necessary in the performance of its duties. At each regularly-scheduled Board meeting, the Chair of each standing committee reports to the Board on the respective committee’s oversight activities, as needed.
The Company’s Management is responsible for the day-to-day identification, evaluation, management, and mitigation of the Company’s risk exposures. The Company manages these enterprise risks through a variety of policies, programs, committees, and internal controls designed to protect the Company’s assets, operations, and reputation, while ensuring compliance with applicable laws and regulations.

2024 PROXY STATEMENT › 24

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS
The below chart summarizes the Board’s risk-governance framework:

Board of Directors
Oversees the management of risks inherent in the operation of the Company’s business and the implementation of its strategic plan.
Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Management	Internal Audit
Oversees significant financial risks relating to accounting, foreign exchange, commodity exposures, contingent liabilities, reporting matters, cyber-security, insurance, natural disasters, environmental and ESG, regulatory requirements, and compliance with laws and regulations. Oversees the evaluation of internal control effectiveness and meets regularly with representatives of the Company’s independent auditors.
	Oversees the Company’s human capital strategy and compensation policies and procedures, including the incentives that such policies create and factors that may reduce the likelihood of excessive risk taking, to annually assess whether such policies are reasonably likely to have a material adverse effect on the Company.	Oversees the Company’s governance matters including the development and maintenance of the Company’s Corporate Governance Principles and related policies and provides oversight of the Company’s ESG strategy, risk management and compliance.	Oversees the implementation, execution, and evaluation of policies, procedures, programs, and internal controls designed to identify and mitigate significant risks in order to provide reasonable assurance in the protection of Company assets and achievement of its strategic plans.	Assists and advises the Company’s Management in identifying, evaluating, improving, and monitoring risk management techniques and methodologies as part of the Company’s enterprise risk management and internal control framework. The Company’s Director, Internal Audit reports functionally directly to the Audit Committee.
Director Compensation
Non-employee directors receive compensation for their service that is designed to compensate them fairly for the time, effort, and accountability required of a director and to align their interests with our shareholders. In making its recommendation to the Board on non-employee director compensation, the Compensation Committee considered the results of an analysis of director compensation provided by Meridian Compensation Partners LLC (“Meridian”), the Compensation Committee’s independent compensation consultant. In 2020, Meridian conducted a competitive assessment that included a review of annual cash retainers, annual equity grants, meeting fees, and committee fees compared to the Company’s Compensation Peer Group (as defined below; see page 41 regarding the Compensation Peer Group). The results of the assessment showed our non-executive director total compensation approximated the median of the Compensation Peer Group for 2023, and that the Company’s pay policies were generally aligned with market.
Updated benchmarking conducted in 2023 to inform 2024 decisions found the Company’s non-executive director total compensation levels, which have remained unchanged since 2016, were determined to be slightly behind market. As a result, the Board approved an increase to the NCG Committee chair fee from $10,000 to $15,000, effective as of 2024, and made plans to reevaluate the other fees as well.
Cash Compensation
In 2023, non-employee director compensation included the following cash fees for service:
•Annual cash retainer fee: $70,000
•Additional fees for those serving in role:
◦Audit Committee chair: $20,000
◦Compensation Committee chair: $15,000
◦NCG Committee chair: $10,000
◦Non-Executive Chair: $80,000
In addition to the annual retainer, non-employee directors were paid in cash $1,500 for each standing committee meeting they attended in excess of eight meetings per year (May 1 – April 30). All accrued, but unpaid, director cash compensation payments are made twice annually, in May and November.

2024 PROXY STATEMENT › 25

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS
In 2023, in connection with the formation of the Director Succession Special Committee, the Board authorized a one-time payment of $7,500 to the chair (the “Special Committee One-Time Payment”). No other changes were made to the non-employee director compensation program in 2023.
Equity Compensation
Each non-employee director received an annual RSU award valued at $81,650 on May 8, 2023, based on the fair market value of the shares on the grant date. The target value of the RSU awards was $115,000, but in an effort to manage the equity plan share pool available for use amid business headwinds, the number of RSUs granted was calculated by dividing the target value by a stock price grant value of $5.00, rather than by the grant date stock price of $3.55. Such RSU awards fully vest, all restrictions lapse, and the shares are paid out on the first anniversary of the grant date. Any quarterly dividends issued by the Company during the one-year vesting period will accrue in the form of additional RSUs (but are not vested or paid until the awards vest). RSUs granted to directors will immediately vest upon a change in control and in the event of the death or disability of the director.
Deferred Compensation
Pursuant to the Company’s Deferred Compensation Plan for Directors, every year, each non-employee director may elect to defer 50%, 75%, or 100% of his or her annual retainer for serving on the Board. Any fees paid to a director for attending meetings of any Board standing committee or for serving as a standing committee chair may not be deferred. No deferral elections were made in 2023.
Other Benefits and Coverage
Each non-employee director is covered by the Company’s director and officer liability insurance policy, has entered into an indemnification agreement with the Company, and is covered under the Company’s travel accident insurance policy.
Share Ownership Guidelines
The Company has established share ownership guidelines for non-employee directors to enhance their alignment with shareholders’ interests. The share ownership guidelines preclude the sale of shares by a director until he or she holds shares with a value equal to five times the annual Board retainer of $70,000. Directly held shares and unvested RSUs count toward attainment of the guideline. All non-employee directors are in compliance or on track to be in compliance with the share ownership guidelines.
Director Compensation Table

Name (1)	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	Total
Bruce Brown	$91,000	$81,650	$172,650
Kathleen A. Dahlberg(4)	$89,505	$81,650	$171,155
Kevin M. Fogarty	$151,500	$81,650	$233,150
Marie T. Gallagher	$96,000	$81,650	$177,650
Darrel Hackett	$79,000	$81,650	$160,650
J. Robert Hall	$79,000	$81,650	$160,650
Lee C. Stewart(5)	$43,000	$81,650	$124,650
(1)Only non-employee directors receive compensation for service on the Board. Accordingly, our CEO, Thomas M. Fahnemann, did not receive compensation for his service as director in 2023. For information on Mr. Fahnemann’s 2023 compensation, see the Summary Compensation Table on page 56.
(2)The amounts include annual retainer fees, meeting fees, the Special Committee One-Time Payment, and standing committee chair fees paid in cash.
(3)In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, the amount shown for all non-employee directors is based on the grant date fair market value of $3.55 per share for RSUs granted on May 8, 2023, which vest one year after the grant date. As of December 31, 2023, the current non-employee directors held the following number of outstanding RSUs:

2024 PROXY STATEMENT › 26

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Director Name	Number of Restricted Stock Units Outstanding
Bruce Brown	23,000
Kathleen A. Dahlberg	23,000
Kevin M. Fogarty	23,000
Marie T. Gallagher	23,000
Darrel Hackett	23,000
J. Robert Hall	23,000
Lee C. Stewart (a)	—
(a) Mr. Stewart’s 2023 RSU award vested on September 25, 2023 upon separation from service.

(4)Ms. Dahlberg’s compensation includes a one-time payment of $7,500 for serving as Chair of the Director Succession Special Committee, and a pro-rated fee paid in cash for chairing the NCG Committee from September 25, 2023-October 31, 2023.
(5) Mr. Stewart resigned from the Board on September 25, 2023.

2024 PROXY STATEMENT › 27

Enhancing Everyday Life®…Sustainably
Overview
Our commitment to sustainability and responsible corporate citizenship has been an essential part of Glatfelter since our founding in 1864. Today, it is reflected in our Core Values of Integrity, Financial Discipline, Mutual Respect, Customer Focus, Environmental Responsibility, and Social Responsibility. We strive to engineer products that meet the sustainability and performance requirements of our customers, while operating our business in line with our Core Values. We are proud of our role in contributing to the health, well-being, and everyday living of millions of people around the world.
In December 2022, we published a 2021-2022 Sustainability Report as our second formal update on our ESG activities and priorities. For this report, we refreshed our material topics, introduced short- and long-term goals in each priority area (Environmental Impact, Social Responsibility, and Governance and Ethics) and introduced two reporting references: the Global Reporting Initiative (“GRI”) standard and the United Nations Sustainable Development Goals (“UN SDGs”). The goals were established with strategic input from the Board, senior executive team, and functional leaders throughout the organization.
In 2023 our MSCI ESG Rating improved to AA as a result of our strengthened carbon management strategy. In addition, we are proud to have achieved EcoVadis Silver status once again in 2023.
Over the past five years, Glatfelter has bolstered its sustainability program, most recently by establishing an executive leadership role with dedicated responsibility for advancing the Company’s ESG program aligned to its long-term growth strategy.
Our ESG Steering Committee sets the sustainability/ESG strategy for the Company and provides implementation support to the business and individual facilities. The ESG Steering Committee is composed of members from Legal, Investor Relations, Human Resources, Supply Chain, Finance, Marketing/Business Development, Product Innovation, and EHS (Environmental, Health & Safety) to encourage cross-functional insight and expertise. The ESG Steering Committee reports to the CEO and provides ESG updates at least annually to the NCG Committee, which has oversight for ESG strategy. The full Board also receives an annual update on ESG and EHS progress.
Environmental Impact
Glatfelter is committed to operating as a responsible steward of the environment and creating a more sustainable world for future generations. As stated in our Environmental Policy, our concern for the environment guides everything we do in our business. The Environmental Policy further reflects our commitment to comply with applicable environmental laws and regulations, practice pollution prevention, and improve our environmental performance. Instituted in 1997 as part of the ISO 14001 certification process, our Environmental Policy is the foundation for our Environmental Management Systems and reflects one of our Core Values – Environmental Responsibility.
Glatfelter strives to deliver engineered products that perform well, use natural materials responsibly, and contribute to waste reduction in both the manufacturing process and following their end use. Our environmental pillar is focused in two areas that impact our business and where we can make a difference for our stakeholders: (1) Environmental Management in our Operations; and (2) Innovation and Environmentally Responsible Products.
Environmental Management
Glatfelter focuses its environmental management on maintaining compliance with all environmental laws and regulations in the regions where we operate, as well as developing programs and continuous improvement initiatives that address areas such as natural resource management, energy-efficient processes, and waste reduction.
Natural resource management: Natural materials are the most significant feedstock in our manufacturing processes. Glatfelter has achieved Forest Stewardship Council certification at all our manufacturing facilities – maintaining a strong chain of custody to ensure that 100% of the wood fibers we use come from well-managed, sustainable forests. In addition, as the world’s top purchaser of abaca fiber, Glatfelter monitors its farmers and traders to ensure they follow local compliance requirements and Glatfelter’s Supplier Code of Conduct. We also partner with the Rainforest Alliance™ and Sustainable Agricultural Network to ensure abaca farms meet both organizations’ standards for environmental, social, and economic sustainability.
2024 PROXY STATEMENT › 28

SUSTAINABILITY
Water is a significant natural resource input for our Composite Fibers and Spunlace businesses. Water is used within the manufacturing process, for equipment cleaning and in a few cases, for cooling purposes. Apart from the cooling water, all water used in our manufacturing process is recycled at least once. For water that can no longer be used in the manufacturing process, each manufacturing facility has a dedicated wastewater treatment process to remove solids and biodegradable materials to ensure the final effluent discharged back into the water system meets or exceeds regulatory requirements. We also seek to identify manufacturing efficiency measures that reduce the amount of water required. We regularly discuss water-related risks with public officials and local authorities. Our Airlaid Materials products are manufactured with a dry forming process where water is not a significant natural resource. Overall, our operations used 70.4 m3 of water per tonne of production in 2023.
Energy usage: One of the byproducts of transforming our business into a leading global supplier of engineered materials is that we have become a less-energy-intensive, lower-emissions company. Nonetheless, in 2023, direct energy spend accounted for near double-digit percentage of our cost of goods sold, and we seek to drive efficiencies through equipment upgrades and process improvements, where feasible. Four of our European sites comply with formal energy management systems (ISO 50001) to drive energy efficiency. At several of our Composite Fibers facilities, we produce a significant amount of electricity through co-generation, which produces useful heat that can be used in the manufacturing process. In 2023, a total of 54,583 megawatt hours of electricity was produced by co-generation and our operations consumed 1.61 megawatt hours of electricity per tonne of production. Approximately 90.8% of our consumed electricity came from the grid in 2023. Our overall 2023 energy intensity was 4.85 megawatt hours per tonne of production. We continue to look for opportunities to drive efficiencies and reduce our use of nonrenewable energy.
Greenhouse gas emissions: We are working to lower our greenhouse gas emissions by reducing our carbon dioxide emissions and increasing our energy efficiency across our operations. In addition to using the co-generation process and complying with ISO 50001, other efforts include driving improvements in efficiency and investing in more efficient equipment and processes, such as variable speed drives on motors, improved heat recovery, installation of LED lighting, and better control processes. Our greenhouse gas emissions in 2023 were 0.54 tonnes CO2e per metric tonne of production.
Waste: Consistent with our application of Lean Manufacturing and Six Sigma principles, we view waste as an opportunity to improve efficiency and cost effectiveness, while reducing our environmental impact. We have had waste reduction and recycling success in all three of our business segments. For example, a significant volume of off-spec material in Composite Fibers is used for lower-grade applications. In Airlaid Materials, we strive for zero waste to landfill by recycling materials and finding buyers who value our byproducts’ high-absorbency performance. In Spunlace, technology-based engineering improvements were implemented to ensure greater precision and a significant reduction of manufacturing waste. Overall, we have dedicated resources focused on repurposing our by-products across all three segments. We also have general business waste recycling efforts in place at our corporate headquarters and several of our major locations.
Innovation and Environmentally Responsible Products
We believe our commitment to innovation and environmentally responsible products gives us a competitive advantage in an environment of elevated sustainability awareness. We collaborate and work directly with our customers to help them achieve their sustainability goals and demonstrate their environmental commitments to their customers.
To capitalize on these opportunities, we are focused on two primary areas: (1) Helping our customers and markets appreciate the full sustainability benefits of our existing products, which are mostly plant-based; and (2) Developing new products with enhanced sustainability profiles, such as replacing oil-based plastic ingredients with recycled polymers or plant-based materials. These developments consider a product’s end of life, providing improved recyclability, biodegradability, and compostability.
Environmentally responsible products: Plant-based materials are the most significant raw material input in all our products. In fact, an average of 64% to 76% of our Airlaid Materials and Composite Fibers product content is wood-based cellulose fiber, with many containing 100% plant-based materials. Any remaining materials in our products consist of a combination of binders, coatings, and adhesives – some of which are derived from petroleum products. In our Spunlace segment, plant-based fibers represent the primary input for most products. Our proprietary airlaid-hydroentangled technology allows the production of products that are highly dispersible and are typically ranked as best-in-class solutions in terms of performance, flush-ability, and dispersibility in personal care applications. A blend of plant-based and polymer-based fibers characterizes the portfolio directed to industrial and healthcare or institutional customers, where high performance is paramount and the disposal of the products after use happens in a regulated environment. Our proprietary Sontara® process technology ensures the performance of these products for highly engineered applications is unparalleled. Environmental considerations are an ongoing part of product line discussions internally and with customers and suppliers in all our segments.

2024 PROXY STATEMENT › 29

SUSTAINABILITY
In 2023, two integral components of our menstrual care products — GlatPure™ Acquisition Distribution Layers (ADL) and Absorbent Core — received the prestigious class 4 OK Biobased certification from TUV Austria. The OK Biobased certification from TUV Austria is a recognized global standard for verifying the biobased content of products. It guarantees that the certified products are derived from renewable sources and meet the stringent criteria set by TUV Austria. Glatfelter’s products received this certification for having 100% biobased carbon content. This certification reinforces our dedication to environmental sustainability and eco-friendly practices within the absorbent hygiene industry.
Innovation: Sustainability considerations have consistently been part of every new product development program at Glatfelter. Our research and development (“R&D”) scientists and product developers are actively and systematically evaluating ideas for products and applications that have a smaller environmental impact. This includes ways to further reduce the use of virgin plastics in our finished goods, such as increasing bio-based content in wipes, tabletop, and feminine hygiene products, and studying alternative materials for food and beverage filter media applications. Given that many of our products already have a relatively high percentage of natural content, we believe we have an advantage in developing next-generation solutions that are environmentally sustainable to further differentiate Glatfelter in the marketplace.
Through the acquisition of the Spunlace business, we now have a leading position as a nonwoven supplier of Personal Protective Equipment (“PPE”) to various critical first responders, from nurses and doctors using spunlace drapes, gowns, and other protective equipment, to fire fighters using fire blocking equipment containing Sontara® high performance nonwovens.
Social Responsibility
Social Responsibility is a Glatfelter Core Value, and we have a consistent record of following through on our commitments and supporting communities where we work and live. We have three areas of focus in the “S” pillar: (1) Occupational Health and Safety; (2) Product Safety and Quality; and (3) Community and Employee Engagement.
Occupational Health and Safety
We view health and safety as everyone’s responsibility and involve all employees at every level of the organization in our programs.
Safety first: Glatfelter sites are striving to be “injury free every day” through implementation of our Global Health & Safety Policy, a focus on regulatory compliance, site-specific safety plans and safety resources/training, and an ongoing risk assessment and safety auditing program. Eight of our 15 manufacturing facilities and one of our specialty fiber facilities are third-party certified under the Occupational Health and Safety management standard ISO 45001.
Safety performance: We track multiple critical safety metrics, including total case incident rate (“TCIR”), to encourage and ensure continuous improvement and mitigation of potential safety risks. In recent years, Glatfelter’s TCIR has consistently ranked in the top quartile of safety performance in our industry. For 2023, Glatfelter continued to deliver top quartile safety performance with a TCIR of 1.11. TCIR represents the average number of work-related injuries incurred by 100 full-time employees working 200,000 hours per year (40 hours/week for 50 weeks). A number of our facilities have multi-year incident free records demonstrating excellent continuing safety performance.
Product Safety and Quality
People around the world rely on Glatfelter’s solutions for their most important daily needs – from their morning cup of coffee or tea to the cleaning wipes used to keep their families healthy. We take pride in our role in Enhancing Everyday Life®.
Compliance: Ensuring a consistent, high level of product safety and quality is critical given our leading positions in several food-grade, personal hygiene, and medical categories. Our regulatory obligations with various products include complying with requirements and guidelines from the U.S. Food and Drug Administration, U.S. Federal Trade Commission, European Union, and ISO 9001 quality standards. In conjunction with our customers, we conduct extensive product testing during both the development and commercialization stages, and have an ongoing program to make sure that, first and foremost, our products continue to meet or exceed product safety requirements and quality specifications. For the fourth consecutive year, the Company had no consumer product recalls due to product safety or quality concerns.
Supply chain: We strive to partner with stable, trusted, high-quality suppliers and contractors who uphold our standards of safety and quality as outlined in Glatfelter’s Supplier Code of Conduct and Glatfelter’s Human Rights Policy, and we encourage them to expect the same of their suppliers and contractors. Our questionnaire for qualifying suppliers looks at a wide variety of factors, including their safety, compliance, and quality.
2024 PROXY STATEMENT › 30

SUSTAINABILITY
Community and Employee Engagement
Glatfelter owes its success in large part to the dedication of its employees and support from the communities where we operate. We aim to provide current and potential employees around the globe with good paying jobs and meaningful work, close to home.
Community: Glatfelter has a long history of positively impacting our local communities and groups through philanthropy, volunteer work, and other charitable initiatives. We believe our efforts help to improve the quality of life for the communities in which we live and work, and we value the relationships we have built with government entities, community leaders, business partners, and nonprofit and volunteer organizations. We focus our support for nonprofit giving in four key areas: Education, Civic, Environment, and Arts and Culture. Our leadership team encourages each business location to identify and support local initiatives in these four areas.
Employees: Glatfelter people are an essential component of our success and ability to drive growth and innovation. Even as our organization has undertaken substantial change in recent years, our culture and our Core Values have remained strong. We are always working to implement and integrate enterprise-level systems for talent attraction, career development, and training. We are a global company embracing different cultures and backgrounds. Our people, including our Management team, are diverse. We rely on in-country hiring for both salaried and production positions to ensure we are aligned with local laws and culture. Additional details of our employee engagement initiatives are provided in the “Human Capital Management” section on page 33.
Governance and Ethics
The pursuit of our vision to be the leading global supplier of engineered materials is supported by strong corporate governance standards, the Glatfelter Code of Business Conduct, and a variety of policies and principles, including a specific policy demonstrating our commitment to human rights. Our “G” priorities are: (1) Corporate Governance; and (2) Ethics and Integrity.
Corporate Governance: Our commitment to sustainability and responsible corporate practice begins with our Board. As discussed elsewhere in this proxy statement, our directors have a varied and balanced combination of backgrounds and experiences that span a broad range of industries in the public, private, and not-for-profit sectors. The slate of director nominees has 28.6% gender diversity and 14.3% racial/ethnic diversity (based on self-identification information). Five of our seven director nominees have environmental/sustainability skills and experience, and all Board members have skills and experience in corporate governance, compliance, and risk management. In 2020, the Board determined that the NCG Committee should have ultimate oversight of ESG strategy for the Company, although each Board committee has identified ESG responsibilities incorporated into their respective committee charters. The Board received several reports from Management in 2023 on ESG-related matters, including our 2024 priorities and progress toward our defined ESG targets and commitments, our social responsibility work, and an update on the initiatives underway to further improve cybersecurity as well as the systems in place to ensure adequate protections.
Ethics and Integrity: Glatfelter’s expectation is that our personal and business ethics should be above reproach. We believe our accomplishments, as well as our prospects, are based not just on what we have done, but how we have done it. The decisions we make and why we make them are key to our continued success as a high-integrity company. The Glatfelter Code of Business Conduct aligns with our Core Values of Integrity, Financial Discipline, Mutual Respect, Customer Focus, Environmental Responsibility, and Social Responsibility, and defines appropriate conduct and behaviors for our organization and conducting business. Every quarter, we provide compliance and ethics training for salaried employees, who are required to pass a test with a score of 80% or better to complete the training. We expect, and regularly achieve, 100% participation in the training by the completion deadline. The quarterly trainings cover topics related to either ethics/compliance, anti-bribery/corruption, information security, antitrust, financial fraud, or diversity, equity and inclusion.
As we rely more and more upon electronic systems to conduct our business, cyber-security and protection of the Company's information and personal data has grown in importance. To address the human element of data protection, our employees with access to our electronic systems complete information security and compliance training annually. Additionally, employees are subject to intermittent phishing tests throughout the year that can result in supplemental training for those who do not take the appropriate actions.
We have controls in place for our employees and outside partners to report and address critical concerns. Our Integrity Helpline provides a free, anonymous, and confidential way to make a report via telephone or mobile device, and is available 24 hours a day, seven days a week, in multiple languages to support our global population. Concerns may also be shared directly with our Legal Department or the Audit Committee Chair.

2024 PROXY STATEMENT › 31

SUSTAINABILITY
In 2020, we officially adopted and published our Human Rights Policy, which expanded on the human rights language that has been part of the Glatfelter Code of Business Conduct and other employment policies for years. This policy demonstrates our commitment to ensure our business and supply chain adhere to high ethical standards to protect human rights. Our Human Rights Policy covers a range of topics including safety and health, prohibition of child labor, diversity/equal opportunity, and the right to water.
2024 PROXY STATEMENT › 32

Human Capital Management
Our business is guided by our diverse Board of Directors and Management team comprised of leaders with extensive business and industry experience. Additional information on our leadership team is set forth within our 2023 Form 10-K for the fiscal year ended December 31, 2023 under the caption “Executive Officers.” As of December 31, 2023, we employed approximately 2,920 people worldwide, the substantial majority of whom are skilled personnel responsible for the production and commercialization of our composite fibers, airlaid materials, and spunlace products. Our facilities are a continuous flow manufacturing operation, with approximately 68.3% of our employees represented by local works councils or trade unions in the European Union, the United Kingdom, Canada, and the Philippines.
The daily work of Glatfelter employees is rooted in the Company’s longstanding Code of Business Conduct and Core Values of Integrity, Financial Discipline, Mutual Respect, Customer Focus, Environmental Responsibility, and Social Responsibility. We understand how important it is to be a good neighbor, employer, and corporate citizen, as we aim to provide current and potential employees around the globe with good paying jobs and meaningful work, close to home.
Throughout 2023, we took several key actions to ensure ongoing business continuity in response to the highly-competitive labor market. Examples include the retention of key members of Management; continuation of contemporary work arrangements, including hybrid and remote constructs, where feasible; assessment of competitive production labor rates and compensation offerings; expansion of employee well-being programs; and progress with enhancing the Company’s culture of diversity, equity, and inclusion.
Employee Health and Safety
The safety, health, and overall well-being of our employees remain a top priority. We have a well-established safety management system aimed at sustaining our top-quartile industry safety performance, and we continue to provide confidential mental health resources accessible to employees and their family members.
We view health and safety as everyone’s responsibility and involve all employees at every level of the organization in our programs. Glatfelter facilities are striving to be “injury free every day” through the implementation of our Global Health & Safety Protocol, regulatory compliance, site-specific safety plans, safety resources and training, ongoing risk assessment, and a safety auditing program. We track multiple safety metrics to encourage and ensure continuous improvement and mitigation of potential safety risks.
Talent Attraction, Retention, and Development
Our employees make essential contributions to our success and ability to drive growth and innovation. Even as the organization has undertaken substantial change in recent years, our vision and Core Values remain the center of our steadfast compliant culture. We are always working to enhance our human resources programs by implementing and integrating enterprise-level processes for talent attraction, career development, and training. Creating a best-in-class, globally consistent process for these employee experiences has become even more important as part of our efforts to compete for talent in the highly-competitive labor market. Glatfelter’s Performance Management program is one of the key tools we use to provide direction, coaching, performance feedback, and encouragement to motivate employees and improve overall individual and Company performance. This is done by linking employee goals, feedback, and rewards to key business objectives. This approach ensures we remain focused on generating value for our customers and shareholders.
Glatfelter supports its team by providing fair and competitive wages, comprehensive benefits, multi-faceted wellness programs, and other programs to enhance the lives of our employees. We regularly review our employee offerings to ensure we are positioned to attract, support, and retain world-class talent. We provide flexible work arrangements for jobs that are conducive to working a combination of remotely and in the office, and an employee referral program for our U.S.-based staff and production jobs.
Employee Training
Training and professional growth are central to developing our workforce and driving long-term success for our organization. Global training encompasses a variety of programs, from apprenticeships and machine-specific skill development, grant-funded partnerships, Lean Six Sigma principles training, leadership development, and compliance training. To ensure we continue to have the necessary resources with the skills needed to support the production of increasingly sophisticated engineered materials, we invest in the development of skills required to operate our machinery, including operational apprenticeship programs in many of our global locations.

2024 PROXY STATEMENT › 33

HUMAN CAPITAL MANAGEMENT
Diversity, Equity, and Inclusion
We are a global company that encourages and embraces different cultures and backgrounds. Our employees, including our Management team, are diverse. Our facilities hire locally for leadership positions, as well as salaried and production positions at all levels. We strive to create an inclusive culture and provide opportunities for people of all backgrounds to share their unique viewpoints and contribute to our success. The global nature of our business helps drive our inclusive corporate environment, as we regularly collaborate with colleagues who have different backgrounds, ethnicities, and world views.
We are committed to ensuring our Company is diverse and an inclusive place to work, while also strengthening the communities in which we live. In 2023, we continued to enhance our training offerings through content that reinforces the importance of a diverse, equitable, and inclusive culture, and we allocated a portion of our charitable contributions to support community partners whose missions address social inequities and racial injustice.
Supporting Our Communities
Through philanthropy and volunteerism, Glatfelter positively impacts many communities and groups across our footprint. We believe that supporting our communities not only involves financial contributions, but also extends to partnering with community organizations, giving time and talent to those who need our help, and supporting causes important to Glatfelter people. We focus our support for nonprofit organizations in four key areas:
1.Education: We encourage the development of knowledge for individuals and application of knowledge for the betterment of society.
2.Civic: We engage in challenges and opportunities that impact the local community, and, where possible, we find opportunities to lead by example.
3.Environment: We support programs that protect and conserve the natural environment, including critical habitats and waterways.
4.Arts and Culture: We recognize the importance of experiences with culture and the arts and help enhance the participation and exposure for local programs.
The Glatfelter leadership team encourages each site to identify and support local initiatives in these four key areas. Employees are encouraged to participate in Glatfelter’s Charitable Giving program and may request support for local nonprofit organizations that are important to them and reflect the Company’s Core Values and community priorities.
In 2023, Glatfelter recorded donations of approximately $75,000 to organizations in communities where we operate and whose mission is aligned to the four key areas. Contributions included $25,000 to organizations in the Nashville, Tennessee area following a series of devastating tornadoes, $25,000 to the World Central Kitchen for Israel and Gaza humanitarian aid, and $25,000 to Doctors Without Borders for earthquake disaster relief in Turkey and Syria.

2024 PROXY STATEMENT › 34

Executive Compensation
Compensation Discussion and Analysis

INTRODUCTION
This Compensation Discussion and Analysis (“CD&A”) describes the Company’s executive compensation philosophy and programs, the 2023 compensation decisions made by the Compensation Committee, and the factors influencing its decisions.
The CD&A focuses on the 2023 compensation of the following NEOs:
•Thomas M. Fahnemann, President and Chief Executive Officer (“CEO”)
•Ramesh Shettigar, Senior Vice President (“SVP”), Chief Financial Officer (“CFO”) & Treasurer
•Boris Illetschko, Senior Vice President (“SVP”), Chief Operating Officer (“COO”)(1)
•David C. Elder, Vice President (“VP”), Strategic Initiatives, Business Optimization & Chief Accounting Officer
•Eileen L. Beck, Senior Vice President (“SVP”) Global Human Resources and Administration(2)
•Christopher W. Astley, Former Senior Vice President (“SVP”), Chief Commercial Officer(3)
•Wolfgang Laures, Former Senior Vice President (“SVP”), Integrated Global Supply Chain & Information Technology(4)

(1) Mr. Illetschko was appointed SVP, COO effective April 5, 2023. Due to European notice periods with respect to his prior employer, his employment started August 1, 2023.
(2) Ms. Beck was promoted to SVP on February 1, 2023.
(3) Mr. Astley served as the Company’s SVP, Chief Commercial Officer until April 5, 2023.
(4) Mr. Laures served as the Company’s SVP, Integrated Global Supply Chain and Information Technology until April 5, 2023.

SAY-ON-PAY VOTE
An advisory shareholder vote on the Company’s executive compensation practices (“Say-on-Pay”) was held at the 2023 Annual Meeting of Shareholders, with 88.05% of the shares voting in favor of the Company’s NEO compensation. In determining 2023 compensation, the Compensation Committee considered the outcomes of the 2023 Say-on-Pay vote and built upon the actions taken in 2021 and 2022 by continuing to evaluate the Company’s executive compensation programs to ensure alignment with the Company’s long-term strategy and shareholder expectations. During 2023, we conducted investor outreach as the Company faced difficult market conditions and low stock price performance. Engagement efforts were focused on the performance of the Company and steps taken with the Turnaround Strategy. We value our shareholders’ feedback and will continue to review and take into consideration the results of our Say-on-Pay proposals.

2024 PROXY STATEMENT › 35

EXECUTIVE COMPENSATION

EXECUTIVE SUMMARY
2023 Year in Review

Executive Leadership Changes
The Board entered 2023 with a view that Glatfelter has the right combination of business segments serving attractive, growth-oriented markets and customers, with sustainable product offerings to address fundamental challenges in today’s changing world. Nevertheless, unprecedented global inflationary challenges, and the geopolitical conflict in Russia/Ukraine, yielded major challenges impacting Glatfelter’s overall financial performance. After Mr. Fahnemann’s appointment to CEO in August 2022, the Board continued to assess the leadership needed to address the specific business concerns and unlock Glatfelter’s full value potential. In an effort to streamline the decision-making and real-time assessment of the business needs for the commercial and supply chain functions under one single point of accountability for delivering results, the Board appointed Mr. Boris Illetschko as SVP, Chief Operating Officer “COO”, replacing Mr. Christopher W. Astley, SVP, Chief Commercial Officer and Mr. Wolfgang Laures, SVP Integrated Global Supply Chain and Information Technology (the “COO transition”) on April 5, 2023. Mr. Illetschko joined Glatfelter on August 1, 2023 after completing his legally required notice period with the prior employer. During the interim period between his appointment and start date, Mr. Fahnemann provided direct leadership to the members of the Management team who report in to Mr. Illetschko.
The changes in executive leadership were not related to Glatfelter’s operations, financial reporting or controls, or personal conduct.

2023 Compensation Overview
The elements of the executive compensation programs for 2023 included base salary, short-term incentive cash compensation and long-term incentive equity compensation, and other benefits, as summarized in the following table:

Primary Elements of Compensation
Element	Form	Relation to Performance
Base Salary	Fixed Cash	Reflects each NEO’s performance, responsibilities, skills, and value to the Company
Short-Term Incentive (“STI”)	Annual Cash Bonus (Management Incentive Plan (“MIP”))	Variable pay motivates and rewards NEOs for achieving annual financial results
Long-Term Incentives (“LTI”)	Performance Share Awards (“PSAs”)	Variable pay motivates and rewards NEOs for achieving cumulative business and financial results derived from the Company’s strategic plan; directly aligns the NEOs’ interests with shareholders’ interests
	Restricted Stock Units (“RSUs”)	Promotes retention of key NEOs that is aligned with Company stock price and supports execution of the Company’s strategic plan
Other Benefits	401(k) plan, non-qualified deferred compensation plan (“NQDCP”), health and welfare benefits, severance arrangements, and minimal perquisites	Market-competitive offerings to attract and retain high-caliber NEO talent
2023 CEO Compensation Highlights
Each year, the Board conducts an annual performance evaluation of the Company's Chief Executive Officer for the prior business cycle. Despite his abbreviated tenure, the Board conducted an interim performance review of Mr. Fahnemann in February 2023 to ensure early success. The Board provided feedback that was constructive in establishing Mr. Fahnemann’s critical priorities and leadership approach for 2023. In parallel, the Board reviewed Mr. Fahnemann’s total direct compensation and determined not to make any adjustments given his short tenure and market position.
2024 PROXY STATEMENT › 36

EXECUTIVE COMPENSATION
2023 NEO Compensation Overview and Highlights
2023 was an important year for Glatfelter, as we continued to align senior leadership to focus on driving operational improvements and sustainable profitability amid a very challenging environment. The COO transition provided an opportunity for the Compensation Committee to reinforce the importance of driving financial performance, operational excellence, and commercial strategy through a single point of accountability coupled with targeted compensation actions for certain NEOs.
On April 5, 2023, the Company announced the appointment of Mr. Boris Illetschko as Senior Vice President, Chief Operating Officer. Mr. Illetschko joined Glatfelter in August 2023 after completing his legally required notice period with respect to his prior employer. Mr. Illetschko’s historical experience within global commercial and operational leadership roles positioned him to play a critical role in executing Glatfelter’s Turnaround Strategy.
On May 1, 2023, following termination from the Company on April 5, 2023, Mr. Astley entered into a Separation Agreement with the Company, which was consistent with the guidelines generally offered to long-standing executives. Under the terms of the Separation Agreement, the Company agreed to (1) provide a cash payment in lieu of outplacement valued at $30,000, (2) provide severance to be paid over 12 months valued at $636,586, (3) provide subsidized medical benefits over the 12-month severance period estimated to be valued at approximately $15,421, and (4) provide a cash payment for earned but unused vacation valued at $13,493. The provisions of Mr. Astley’s medical benefits and payment for unused vacation were consistent with the program provided to long-service employees of the Company. Mr. Astley was not eligible to receive an annual cash bonus for 2023 based on the terms of his Separation Agreement and he forfeited any unvested equity awards, consistent with the terms of the applicable award agreements. Additional details regarding Mr. Astley’s separation compensation can be found on page 51 under “Additional Compensation Policies and Practices.”
On June 14, 2023, Mr. Laures executed a Termination Agreement after being released from duty to work on April 5, 2023. Under the terms of his Termination Agreement, which was consistent with his employment contract, the Company agreed to (1) continue to his salary (totaling approximately 186,000 CHF) for the duration of his notice period ending August 31, 2023 (“Termination Date”), (2) provide a cash payment in lieu of outplacement of 30,000 CHF, and (3) provide reimbursement of up to 15,000 USD per year for fiscal years 2022 and 2023 for tax assistance. Mr. Laures was not eligible to receive an annual cash bonus for 2023 based on the terms of his Termination Agreement and he forfeited any unvested equity awards, consistent with the terms of the applicable award agreements. Details regarding Mr. Laures’ Notice Period pay is included under “Salary” in the Summary Compensation Table on page 56. Additional details pertaining to Mr. Laures’ separation compensation can be found on page 51 under “Additional Compensation Policies and Practices.”
The changes in executive leadership were not related to Glatfelter’s operations, financial reporting or controls, or personal conduct.
Additionally, effective February 1, 2023, the Company promoted Ms. Eileen Beck to Senior Vice President, Global Human Resources & Administration. Ms. Beck joined the Company in 2012 and served in leadership roles with increasing responsibility critical to the Human Resources function. Ms. Beck’s extensive experience in global total rewards, strategic human capital management, and communications uniquely positions her to drive critical people initiatives while simultaneously advancing the business strategy.
The NEOs received the following compensation and benefits, with short- and long-term incentives linked to Company performance:
•Base salaries: A key input into the Compensation Committee’s pay decisions for 2023 was the need for ongoing continuity of certain members of the Management team in order to deliver on the Turnaround Strategy while positioning the business to navigate difficult market challenges. Salary increases ranging between 0% to 10.7% were awarded to Messrs. Elder and Shettigar and Ms. Beck effective February 1, 2023, consistent with market benchmarking and in acknowledgement of the NEO’s role in driving the Company’s business transformation. Mr. Elder received a 3.8% increase given his critical institutional knowledge and additional responsibilities for leading the Turnaround Strategy and project oversight. Mr. Shettigar received a ~6% increase in an effort to progress his salary towards aligning to the 50th percentile of market and to acknowledge his overall performance. Ms. Beck received a ~10.7% increase in conjunction with her promotion to Senior Vice President, Global Human Resources and Administration. Messrs. Fahnemann, Astley and Laures did not receive any base salary increases. Mr. Illetschko’s base salary was established upon hire commensurate with market.
•Short-term incentive awards payable under the Management Incentive Plan (“MIP”): Under Mr. Fahnemann’s leadership, the Company embarked on a Turnaround Strategy. As a result, the Compensation

2024 PROXY STATEMENT › 37

EXECUTIVE COMPENSATION
Committee adopted a MIP design intended to incentivize NEOs to remain focused on earnings to drive improved financial performance while simultaneously introducing Non-Financial Strategic Objectives intended to reinforce accountability for executing key initiatives critical to the business. The NEOs’ annual incentives under the MIP were contingent on the Company’s achievement of Adjusted EBITDA (weighted 80%) and discretionary Strategic Objectives (weighted 20%) to encourage the NEOs to focus on earnings and driving the Turnaround Strategy.
–Individual STI target bonus opportunities were unchanged for 2023, except for Mr. Elder whose target was increased from 45% to 50% to recognize his leadership and commitment to leading the Company’s Turnaround Strategy. Messrs. Astley and Laures were ineligible to receive any payout under the terms of their separation agreements.
–The combined result for Adjusted EBITDA fell short of achieving the threshold performance level established by the Compensation Committee. The Board approved a 100% payout of the Strategic Objectives, yielding a 20% payout for the annual cash bonuses for 2023.
•Long-term Incentives (“LTI”): The Company provided all NEOs with market-competitive equity awards. Consistent with previous years, each NEO’s annual LTI award consisted of 40% time-based RSUs and 60% PSAs. In 2023, no changes were made to LTI annual target values, except for Messrs. Shettigar and Elder whose values were increased to $500,000 and $300,000, respectively, in order to reinforce the importance of their continued leadership and accountability to deliver on the financial and operational expectations. In an effort to manage the available equity plan share pool, shares were calculated by dividing the target value by a stock price grant value of $5.00 (and corresponding Monte Carlo value for TSR metric), rather than using the actual stock price on date of grant. The 2023 equity awards for Messrs. Astley and Laures were subsequently forfeited upon their respective separations.
–2023 RSUs
▪The time-based RSUs granted to the NEOs in 2023 (the “2023 RSUs”) are weighted 40% of the full award value and will vest equally in 1/3rd increments on the first, second, and third anniversaries of the grant date.
▪ A $5.00 stock price grant value was used for purposes of calculating the number of shares subject to the RSU grant
–2023 PSAs:
▪The LTI program is designed to be primarily performance-based, with 60% of each NEO’s grant date equity value (at target) awarded in PSAs that are tied directly to the Company’s achievement of financial and relative TSR performance goals derived from the Company’s strategic plan. In 2023, the plan metrics were changed to reinforce Management’s focus on earnings growth and reducing debt. As such, Adjusted EBITDA was included as a financial metric, since it is viewed as an important factor for improving the Company’s financial performance in the near-to long-term. In addition, 2023 PSAs include Senior Secured Net Leverage and Relative TSR performance goals.
▪The PSAs granted to the NEOs are payable in shares of Company common stock contingent upon the achievement of two-year performance goals tied to cumulative Adjusted EBITDA (weighted 50%) and Senior Secured Net Leverage (“Net Leverage”) (weighted 25%) and a three-year TSR performance metric relative to the S&P Small Cap 600 Index (weighted 25%). The PSAs are payable at the end of three years based on achievement of the performance goals and continued employment.
▪A $5.00 stock price grant value (and corresponding Monte Carlo value for TSR metric) was used for purposes of calculating the number of shares subject to the PSA grant.
–Outstanding PSAs:
▪For the PSAs granted in 2021 (the “2021 PSAs”), no payout was achieved based on the Company’s two-year average ROCE performance during the period ended December 31, 2022. In addition, the Company’s cumulative three-year relative TSR for the performance cycle ranked below the 25th percentile (threshold), resulting in no payout. The 2021 PSAs vested on December 31, 2023, subject to continued service through such date; however, no payout was earned.
2024 PROXY STATEMENT › 38

EXECUTIVE COMPENSATION
▪For the PSAs granted in 2022 (the “2022 PSAs”), a potential payout of 21.1% was achieved based on the Company’s two-year cumulative EBITDA (weighted 50%) and 0% of target was achieved for the cumulative ROCE during the two-year performance period ended December 31, 2023. The 2022 PSAs are subject to the three-year relative TSR performance for the 2022-2024 period and continued service through December 31, 2024 for vesting.
▪The initial 2022 Fahnemann PSA grant awarded to Mr Fahnemann upon hire was designed to foster the realignment of the business strategy to drive stock price appreciation. It will cliff vest after three years and will be earned if certain stock price hurdles are achieved over the three-year performance period ending August 23, 2025. Specifically, 50% of Mr. Fahnemann’s initial PSAs will be earned if a stock price of $10 per share is reached and maintained for 20 consecutive trading days throughout the performance period. The remaining 50% will be earned if a stock price of $18 per share is reached and maintained for 20 consecutive trading days throughout the performance period.
•Retirement Programs:
–The Company maintains a qualified 401(k) plan for U.S. employees, which includes a discretionary Company contribution on eligible earnings (base salary and earned annual short-term incentive). The Company contribution for 2023 was 7% of earnings, capped at the required limits of the Internal Revenue Code of 1986, as amended (the “Code”), and administered consistent with the Code requirements for allocating excess pension assets received by the 401(k) plan upon termination of the Company’s Retirement Plan in 2019.
–The Company maintains a non-qualified deferred compensation plan (“NQDCP”) for U.S. employees that aligns with contemporary market practice, which replaced the Supplemental Executive Retirement Plan (“SERP”) that was frozen effective December 31, 2019. The NQDCP coordinates with the Company’s 401(k) plan, and participants will receive a Company contribution of up to 7% on earnings in excess of the annual Code earnings limit. Accrued benefits from the frozen SERP were converted to opening balances under the new NQDCP as of January 1, 2020, which will be credited with a market rate of interest until distribution.
–With respect to Messrs. Illetschko and Laures, a defined contribution plan was implemented for all Swiss employees, which provides the mandatory minimum contribution rates based on age, paid 50% by the employer and 50% by the employee. Under the terms of his Swiss Contract, Mr. Illetschko also receives an amount of 15% of gross base pay as a contribution toward his Austrian private pension fund. This benefit is paid directly to Mr. Illetschko as a cash stipend.
Additional details regarding elements of the compensation program are included on page 36 under “2023 Compensation Overview” and on page 42 of the “Target Pay Mix” section.

COMPENSATION PROGRAMS
Compensation Program Objectives
The objectives of the Company’s executive compensation programs are to attract, retain, motivate, and reward those executives crucial to the success of the Company and to create long-term shareholder value.
Our programs are organized around three principles:

Pay for Performance	Pay at Risk	Shareholder Alignment
Rewarding achievement of financial outcomes that increase shareholder value	Providing a mix of compensation with strong emphasis on short- and long-term incentives tied to the Company’s financial performance	Requiring executives to own a meaningful personal stake in the Company

2024 PROXY STATEMENT › 39

EXECUTIVE COMPENSATION
Overview
The Compensation Committee believes compensation should reflect the Company’s financial performance and be competitive based on a person’s responsibilities, individual performance, and ability to exemplify the Company’s Core Values of Integrity, Financial Discipline, Mutual Respect, Customer Focus, Environmental Responsibility, and Social Responsibility. The Compensation Committee recommends approval of the Company’s compensation philosophy to the Board and oversees the compensation programs for the NEOs and other executive officers of the Company. All compensation decisions impacting the CEO are approved by the Compensation Committee and require the ratification and approval of the independent members of the Board.
Total compensation for the NEOs and other Company executive officers consists of base salary, short- and long-term incentives, retirement and other benefits, and minimal perquisites. The Company’s executive compensation programs generally target total compensation at a reasonable range around the size-adjusted 50th percentile of its Compensation Peer Group for a given year. A significant portion of each NEO’s compensation is tied to the Company’s financial performance. The opportunity to earn incentive compensation, and the level of pay at risk, generally increases commensurate with the NEO’s level of responsibility.
The Compensation Committee reviews the incentive plans annually, as discussed in the “Risk Oversight” section of this proxy statement, to determine whether they present undue risk to the Company. Based on this review of the incentive plans and input from the independent compensation consultant (the “Consultant”), the Compensation Committee determined that the Company’s compensation policies and practices are not reasonably likely to have a material adverse impact on the Company.
Determination of Compensation Levels
The Compensation Committee seeks input from certain NEOs, external advisors, and other Company executives when determining compensation decisions. Specifically:

The Compensation Committee retains an independent compensation consultant (the “Consultant”) that regularly meets with the Compensation Committee in executive session to provide advice, information, and analysis on executive compensation and benefits.

The Compensation Committee confers with the Consultant, the CEO, the CFO, and the SVP of Global Human Resources and Administration to design compensation programs and obtain background on the Company’s key financial objectives, metrics, and performance, and design of the Company’s short- and long-term incentive compensation programs.

Compensation decisions pertaining to the CEO are ratified by the independent members of the Board, based on recommendations by the Compensation Committee and guidance from the Consultant.
Compensation decisions pertaining to the NEOs, other than the CEO, are made by the Compensation Committee with consideration of recommendations from the CEO and guidance from the Consultant.
The Company’s legal counsel and Human Resources staff provide legal, governance, and technical input to the Compensation Committee with oversight by the Consultant.
The Compensation Committee may invite NEOs or other executive officers to attend portions of its meetings; however, the Compensation Committee meets in executive session alone, with and without the Consultant, to reach final decisions regarding NEO compensation. Additionally, while the CEO makes recommendations to the Compensation Committee on the other NEOs’ compensation, he does not provide input or partake in the discussions and deliberations regarding his own compensation.
To assist with reviewing NEO compensation, the Compensation Committee considers market benchmark data, pay history, tally sheets, vested and unvested equity holdings, and required share ownership. The Compensation Committee uses this information, in addition to market compensation data, individual NEO and Company performance, and the Company’s succession planning when making compensation decisions for each NEO.
Consistent with the prior year, the Compensation Committee continued to retain the services of Meridian as the Consultant during 2023.

2024 PROXY STATEMENT › 40

EXECUTIVE COMPENSATION
The role of the Consultant is to assist with:
•providing competitive compensation market data
•assessing the competitiveness of the executive compensation programs
•making recommendations regarding program design based on prevailing market practices and business conditions
•advising the Compensation Committee on:
–the level of each NEO’s compensation
–the composition of the Compensation Peer Group
–incentive plan performance metrics and design
–external trends and regulatory developments
–changes or enhancements to the Company’s executive compensation policies
–Say-on-Pay guidance and input
Compensation Peer Group and Benchmarking Process
To determine market levels, the Company targets a reasonable range around the size-adjusted 50th percentile of the Company’s peer group companies (the “Compensation Peer Group”), and the Compensation Committee reviews target total compensation for similarly situated executives from the Compensation Peer Group where data is available, as well as from multiple nationally-recognized compensation survey sources including:
•William H. Mercer’s Executive Compensation Database
•Willis Towers Watson’s Executive Compensation Database
A market analysis is performed annually for the CEO and CFO and biennially for the remaining NEOs unless market conditions warrant a market study for additional executive roles for the year. For 2023 compensation decisions, the market review included the total compensation of the CEO, CFO, and all other NEOs.
The Compensation Committee annually reviews the Company’s peer group companies to ensure that they are a relevant and appropriate peer group.
In 2022, the Compensation Committee reassessed the Company’s Compensation Peer Group for 2023 and made changes appropriate to the current market. The Compensation Peer Group continues to be comprised of size-appropriate peer companies that share common industry and financial characteristics and compete with the Company for executive and employee talent.
The Compensation Committee used the following list of companies to establish 2023 compensation decisions:

2023 Compensation Peer Group (1)
AptarGroup, Inc.	Neenah, Inc.
Balchem Corporation	PotlatchDeltic Corporation
Clearwater Paper Corporation	Quaker Chemical Corporation
GCP Applied Technologies Inc.	Rayonier Advanced Materials Inc.
H.B. Fuller Company	Rayonier Inc.
Innospec Inc.	Resolute Forest Products, Inc.
Kaiser Aluminum Corporation	Schweitzer-Mauduit International, Inc.
Mercer International Inc.	Tredegar Corporation
Myers Industries, Inc.
(1) Lydall, Inc. and Verso Corporation were removed from the Compensation Peer Group for 2023, as executive pay data for these companies is no longer publicly available. Compensation benchmarking for 2023 was conducted in 2022 prior to Schweitzer-Mauduit International, Inc. and Neenah, Inc. merging to form Mativ Holdings, Inc.

2024 PROXY STATEMENT › 41

EXECUTIVE COMPENSATION
The Compensation Committee is using the following list of companies to establish 2024 compensation decisions:

2024 Compensation Peer Group (1)
Aptar Group, Inc.	Mercer International Inc.
Balchem Corporation	Myers Industries, Inc.
Clearwater Paper Corporation	PotlatchDeltic Corporation
H.B. Fuller Company	Quaker Chemical Corporation
Innospec Inc.	Rayonier Advanced Materials Inc.
Kaiser Aluminum Corporation	Rayonier Inc.
Mativ Holdings, Inc.	Tredegar Corporation
(1) GCP Applied Technologies Inc. and Resolute Forest Products, Inc. were removed from the Compensation Peer Group for 2024, as executive pay data for these companies is no longer publicly available. Former peer companies Schweitzer-Mauduit International, Inc. and Neenah, Inc. merged in 2022 to form Mativ Holdings, Inc.

TARGET PAY MIX
Annually, the Compensation Committee reviews each NEO’s compensation mix of base salary, STI, and LTI, which comprises total target direct compensation for each NEO, to ensure that an appropriate level of the NEO’s recurring target compensation is tied to Company performance. The Compensation Committee believes this approach is appropriate to provide year-over-year consistency in analyzing the pay mix when compared to the Compensation Peer Group.
The targeted annual pay mix of compensation varies for each NEO, with an average of 60% of target pay considered at-risk for the active NEOs (excluding the CEO). This average does not include one-time equity grants or other health, welfare, or retirement benefits. Mr. Fahnemann has the highest level of STI and LTI target opportunity compared to the other NEOs, with 79% of his annualized total target direct compensation considered at-risk and variable. The Compensation Committee believes this level is appropriate for Mr. Fahnemann given his responsibility as CEO to deliver on the Company’s Turnaround Strategy and long-term shareholder value.

Fixed 21% Variable 79%	Fixed 40% Variable 60%

Base Salary
The Compensation Committee believes base salary, which contributes to the Company’s compensation objectives of attracting and retaining talented executives, is an important element of compensation. The base salaries of the NEOs are reviewed and approved annually by the Compensation Committee and, in the case of the CEO, ratified by the independent members of the Board. The Compensation Committee considers several factors, without any assigned relative weightings, when determining base salary increases for NEOs:
•Salary recommendations from the CEO for the NEOs other than himself
•Company and individual NEO performance
•Accountability and complexity of the NEO’s role in attaining Company objectives
2024 PROXY STATEMENT › 42

EXECUTIVE COMPENSATION
•External competitiveness of the NEO’s compensation
•Executive succession planning
•Internal equity and retention considerations
In 2023, salary increases were awarded effective February 1, 2023, and were consistent with benchmarking. The Compensation Committee believes that the 2023 salary increases were appropriate when compared to market, and in light of the NEOs’ roles and the value they provide in overcoming the business challenges. A key input into the Compensation Committee’s pay decisions for 2023 was the need for ongoing continuity of certain members of the Management team in order to deliver on the Turnaround Strategy while positioning the business to navigate difficult market challenges. The below table provides the details related to the NEOs’ 2023 base salary changes.

NEO Base Salaries (Annualized) (1)
NEO	2022 Base Salary (effective February 1, 2022)	2023 Base Salary (effective February 1, 2023)	% change
Fahnemann	$1,050,000	$1,050,000	—%
Shettigar(2)	$425,000	$450,000	5.9%
Illetschko(3)	N/A	$459,638	N/A
Elder(4)	$335,410	$348,000	3.8%
Beck(5)	$334,374	$370,000	10.7%
Astley	$467,761	$467,761	—%
Laures(6)	$497,198	$497,198	—%

(1)See Summary Compensation Table on page 56 for the base salary amounts actually earned by the NEOs in 2023.
(2)Mr. Shettigar received a salary increase to progress his salary towards aligning to the 50th percentile of market and to acknowledge his overall performance.
(3)Mr. Illetschko joined the company in August 2023 and his salary was paid in EURO (EUR) and converted to USD using an exchange rate of 1.0815 EUR:USD.
(4)Mr. Elder received a salary increase given his critical institutional knowledge and additional responsibilities for leading the Turnaround Strategy and project oversight.
(5)Ms. Beck received a salary increase in connection with her promotion to SVP, Global Human Resources & Administration.
(6)Mr. Laures’s salary was paid in Swiss Francs (CHF) and converted to USD using an exchange rate of 1.11284 CHF:USD
Short-Term Incentives: The Management Incentive Plan
The Company provides an annual STI bonus opportunity to the NEOs under the Company’s MIP. The Compensation Committee approves a target bonus for each NEO expressed as a percentage of the NEO’s base salary. Generally, the Compensation Committee establishes target bonuses for the NEOs at the 50th percentile of the Company’ Compensation Peer Group for a given year. Individual STI target bonus opportunities were unchanged for 2023, except for Mr. Elder, whose target was increased from 45% to 50% to recognize his leadership and commitment to leading the Company’s Turnaround Strategy. In setting Mr. Illetschko’s STI bonus opportunity, the Compensation Committee aligned his target to the 50th percentile of market.

NEO MIP Target Bonus
NEO	2022 Target Bonus (as a percentage of 2022 Base Salary)	2023 Target Bonus (as a percentage of 2023 Base Salary)
Fahnemann	100%	100%
Shettigar	60%	60%
Illetschko	N/A	65%
Elder	45%	50%
Beck	50%	50%
Astley	60%	60%
Laures	55%	55%

2024 PROXY STATEMENT › 43

EXECUTIVE COMPENSATION
In February of each year, the Compensation Committee, in consultation with the Audit Committee Chair, determines the degree to which the pre-established MIP performance metrics have been met with respect to the prior fiscal year. The Compensation Committee then decides whether — and if so, at what percentage level — to award bonuses to the NEOs. The amount ultimately earned by the NEOs depends on the achievement of performance metrics; provided, however, the Compensation Committee may, in its discretion, adjust downward any bonus of an NEO based on its judgment of Management’s achievement of the financial outcomes. Any downward adjustment to the CEO’s bonus requires ratification and approval by the independent members of the Board.
Historically, the MIP design was comprised solely of financial performance metrics weighted 80% EBITDA and 20% Free Cash Flow. Under Mr. Fahnemann’s leadership, the Company embarked on a Turnaround Strategy. As a result, the Compensation Committee adopted a MIP design intended to incentivize NEOs to remain focused on earnings to drive improved financial performance while simultaneously introducing Non-Financial Strategic Objectives intended to reinforce accountability for executing key initiatives critical to the business. The 2023 MIP was based on Adjusted EBITDA achievement weighted 80% and Non-Financial Strategic Objective components weighted 20%. The Adjusted EBITDA metric had a threshold of 84% achievement of target performance (which pays 50% of the target award) and a ceiling of 120% achievement (which pays 200% of the target award). Adjusted EBITDA performance below threshold levels results in a zero payout for that metric. The Non-Financial Strategic Objective metric achievement is based on Board judgement of key strategic initiatives outlined on a Management Scorecard. The Board may apply up to 2x upside for the strategic component based on Management’s successful delivery of the strategic initiatives. Achievement of the Non-Financial Strategic Initiatives is determined independent from the Adjusted EBITDA metric.
•Adjusted EBITDA (weighted 80%) - Adjusted EBITDA (“Adj. EBITDA”), a non-GAAP measure, is defined as the Company’s revenues minus its costs, after excluding from such costs interest expense, taxes, depreciation, and amortization subject to adjustment (such as foreign exchange adjustments and timberland sales) as determined by the Compensation Committee.
•Non-Financial Strategic Objectives (weighted 20%) - Non-Financial Strategic Objectives (“Strategic Objectives”) is a discretionary metric that measures achievement of key initiatives on a Management Scorecard. The Management Scorecard includes goals pertaining to refinancing and investor relations, execution of the Turnaround Strategy, building organizational skills and talent, progressing organic growth and other strategic initiatives.
These metrics are intended to focus the NEOs on generating earnings and reinforcing accountability for executing key strategic initiatives.
In 2023, the performance metrics were weighted as follows for all NEOs:
The targeted performance levels of Adj. EBITDA and Strategic Objectives were derived from the Company’s 2023 budgeted levels and business strategy as approved by the Board. Developing the budget and critical business priorities involves a variety of factors and assumptions, including the Company’s strategic planning process and an assessment of the future business environment.
2024 PROXY STATEMENT › 44

EXECUTIVE COMPENSATION
•Short-term incentive awards payable under the Management Incentive Plan (“MIP”): The NEOs’ annual incentives under the MIP were contingent on the Company’s achievement of Adj. EBITDA and Strategic Objectives.
–Individual STI target bonus opportunities were unchanged for 2023, except for Mr. Elder whose target was increased from 45% to 50% to recognize his leadership and commitment to leading the Company’s Turnaround Strategy. Messrs. Astley and Laures were ineligible to receive any payout under the terms of their separation agreements.
–The combined result for Adj. EBITDA fell short of achieving the threshold performance level established by the Compensation Committee, so no payout was made for that metric. The Board approved a 100% payout of the Strategic Objectives yielding a 20% combined payout for the annual cash bonuses for 2023.
Consistent with historic practice, all financial performance targets were established at the start of the year and maintained throughout the fiscal year, with financial targets set above the prior year’s actual results to emphasize the importance of year-over-year earnings growth. No adjustments were made to lower the performance targets, or otherwise, on account of the impacts from any internal/external business conditions.
The following table outlines the approved threshold, target, and maximum payment opportunities and financial goals for the NEOs under the 2023 MIP, as well as the weighted payout results based on the performance metric weights.

NEO MIP Performance Metrics and Payout Levels
	Plan Goals				2023 Results
	Below Threshold (0% Payout)	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual	Achievement Factor	Weighted MIP Payout %
	0%	50%	100%	200%
Achievement of Financial Goals	<84%	84%	100%	120%			20.0%
Adjusted EBITDA (millions) (1)	< $100	$100.0	$120.0	$144.0	$95.3	0%
Achievement of Non- Financial Goals		Strategic Objectives
Strategic Objectives (2)		0%	100%	200%	100%	100%
(1)Adjusted EBITDA metric weighted 80%.
(2)Non-Financial Strategic Objectives weighted 20%. Determination of the strategic objectives are based on Board judgement and comprised of achievement of the initiatives outlined on the Management Scorecard.
The 2023 MIP target bonuses and payouts for the NEOs are shown below:

NEO MIP Payments
NEO	2023 Target Bonus (as a percentage of 2023 Base Salary)	Eligible Salary	2023 MIP Target Bonus	2023 MIP Payout Percent	2023 MIP Payout
Fahnemann	100%	$1,050,000	$1,050,000	20.0%	$210,000
Shettigar	60%	$450,000	$270,000	20.0%	$54,000
Illetschko(1)	65%	$191,516	$124,485	20.0%	$24,897
Elder	50%	$348,000	$174,000	20.0%	$34,800
Beck	50%	$370,000	$185,000	20.0%	$37,000
Astley(2)	60%	$467,761	$280,657	0.0%	$0
Laures(2)	55%	$497,198	$273,459	0.0%	$0
(1)As Mr. Illetschko began service as COO in August 2023, his 2023 MIP target bonus was prorated to reflect the period during 2023 that he served as COO. Mr. Illetschko’s bonus is paid in EUR and converted to USD using an exchange rate of 1.0815 EUR:USD. Pro-rated bonus opportunity in local currency is 23,021 EUR.
(2)As Mr. Astley and Mr. Laures ceased to be employed by the Company during 2023, they were not eligible to receive any 2023 MIP payout. Mr. Laures is paid in CHF and all amounts reflected are converted to USD using an exchange ratio of 1.11284 CHF:USD.

2024 PROXY STATEMENT › 45

EXECUTIVE COMPENSATION

Long-Term Incentives
The Compensation Committee believes long-term compensation provides strong incentives for executives to deliver and sustain long-term financial performance to the Company’s shareholders. Annually, the Compensation Committee determines the target opportunity of LTI compensation to be granted to executives by targeting the size-adjusted 50th percentile of the market, but reserves discretion to deviate from the target.
The Company provided NEOs an annual LTI award comprised of 40% time-based RSUs and 60% PSAs. In 2023, LTI values were increased for Messrs. Shettigar and Elder to provide upside opportunity for earning Glatfelter equity and to reinforce the importance of their roles and leadership given the business challenges.
To further support the alignment of the interests of NEOs and shareholders and to tie in the Company’s annual operating budget for its three-year strategic plan, the 2023 LTI program consisted of:
–2023 RSUs
▪The time-based RSUs granted to the NEOs in 2023 (the “2023 RSUs”) are weighted 40% of the full award value and will vest equally in 1/3rd increments on the first, second, and third anniversaries of the grant date.
▪A $5.00 stock price grant value was used for purposes of calculating the number of shares subject to the RSU grant.
–2023 PSAs:
▪The LTI program is designed to be primarily performance-based, with 60% of each NEO’s grant date equity value (at target) awarded in PSAs that are tied directly to the Company’s achievement of financial and relative TSR performance goals derived from the Company’s strategic plan. In 2023, the plan metrics were changed to reinforce Management’s focus on earnings growth and reducing debt. As such, Adj. EBITDA was included as a financial metric since it is viewed as an important factor for improving the Company’s financial performance in the near-to long-term. In addition, 2023 PSAs include Senior Secured Net Leverage and Relative TSR performance goals.
▪The PSAs granted to the NEOs receive shares of Company common stock contingent upon the achievement of two-year performance goals tied to cumulative Adj. EBITDA (weighted 50%) and Senior Secured Net Leverage (“Net Leverage”) (weighted 25%) and a three-year TSR metric relative to the S&P Small Cap 600 Index (weighted 25%).
▪The PSAs are payable at the end of three years based on achievement of the performance goals and continued employment. TSR payouts will be capped at 100% of target in the event GLT absolute TSR is negative for the 3-year performance period.
▪A $5.00 stock price grant value (and corresponding Monte Carlo value for TSR metric) was used for purposes of calculating the number of shares subject to the PSA grant.

2024 PROXY STATEMENT › 46

EXECUTIVE COMPENSATION
The 2023 LTI program design is summarized below:

2023 Annual LTI Program Design
Equity Vehicle (Weight)	Compensation Opportunity	Financial Performance Metrics	Objective
PSAs (60%)
–Ability to earn shares of Company common stock upon the attainment of a pre-established two-year performance goal based on Adjusted EBITDA and Senior Secured Net Leverage (January 1, 2023 through December 31, 2024) and a three-year relative TSR performance goal (January 1, 2023 through December 31, 2025).
–Vesting occurs at the end of the three-year period, subject to continued employment.
–Adjusted EBITDA:
–Threshold performance level: 60% achievement results in a 20% of target payout.
–Maximum performance level: 140% achievement results in a 200% of target payout.
–Net Leverage:
–Threshold performance level: 3.0x achievement results in a 50% payout
–Maximum performance level: 1.5x achievement results in a 200% payout
–Relative TSR:
–Threshold performance level: 25th percentile achievement results in a 50% payout
–Maximum performance level: 75th percentile or greater achievement results in a 200% payout
		–Weighted 50% on two-year cumulative Adjusted EBITDA –Weighted 25% on Senior Secured Net Leverage at FYE 2024 –Weighted 25% on the three-year relative TSR metric (S&P Small Cap 600 Index).	–Align NEOs’ and shareholders’ interests to drive stock price appreciation. –Drive long-term earnings growth and reduce debt.
RSUs (40%)
–Ability to earn shares of Company common stock based on continued employment through the vesting date(s).
–Pro-rata, time-based vesting: 1/3rd increments on the first, second, and third anniversaries of the grant date.
		–Value increases as the Company stock price increases.	–Promote retention of NEOs to support execution of the Company’s strategic plan. –Provide opportunity to obtain share ownership

2024 PROXY STATEMENT › 47

EXECUTIVE COMPENSATION
Adj. EBITDA is a commonly used measure of the cash earnings that are generated. Senior Secured Net Leverage was introduced given the importance of achieving certain debt leverage milestones under the refinanced debt covenant. TSR is a measure of financial performance, indicating the total amount a shareholder reaps from an investment. These metrics are appropriate due to the focus on generating earnings, debt management, and profitability across the business, as well as aligning the interests of shareholders with those of the NEOs and rewarding for out-performance compared to peers.
The 2023 PSAs have a two-year Adj. EBITDA and Net Leverage performance period and a three-year relative TSR performance period. The three-year relative TSR metric is measured against the S&P Small Cap 600 Index at the end of the vesting period. TSR payouts will be capped at 100% of target in the event GLT absolute TSR is negative for the 3-year performance period.
The Compensation Committee believes that a two-year Adj. EBITDA and Net Leverage performance period is appropriate for the 2023 PSAs at this time, in order to give more accurate visibility to goal setting. In setting a two-year Adj. EBITDA and Net Leverage performance measurement period for the 2023 PSAs, the Compensation Committee considered: (1) the need to provide line-of-sight to incentivize the NEOs to achieve earnings goals; and (2) the importance of achieving certain debt leverage milestones under the refinanced debt covenant. The Compensation Committee decided to set a three-year relative TSR metric, in order to promote sustained performance focus and encourage long-term retention.
Given its relationship to our annual operating plan and business strategy, the pre-established Adj. EBITDA and Net Leverage goals and their specific target levels for the 2023-2024 performance period are confidential and commercially-sensitive information that we do not publicly disclose until after the performance period is completed. We believe that such information would provide our competitors, customers, and other third parties with significant insights regarding our confidential business strategies and could cause us substantial competitive harm. The relative TSR metric is not determined until it is measured against the S&P Small Cap 600 Index at the end of the three-year performance period (December 31, 2025).
2023 RSUs
The 2023 RSUs vest equally in 1/3rd increments on the first, second, and third anniversaries of the grant date. The Compensation Committee determined that pro-rata vesting is appropriate for the 2023 RSUs because it fosters employee share in the business and is a market-competitive vesting schedule.
The 2023 RSUs and 2023 PSAs granted were based on the NEOs’ overall responsibilities and individual performance, and information provided by the Consultant based on a market benchmarking for each position.
As noted above, Messrs. Shettigar and Elder received increased LTI target values in order to reinforce the importance of their continued leadership and accountability to deliver on the financial and operational expectations despite anticipated business challenges. Messrs. Astley and Laures forfeited their respective 2023 RSUs and 2023 PSAs, as they separated from service before such awards vested.
The following table provides a summary of the 2023 RSUs and 2023 PSAs (at target).

2023 LTI Grants (1)
			PSAs
NEO	Total Shares (2)	Time Based RSU's	Minimum Shares (0% payout below threshold)	Performance Share Target (100% payout)	Maximum Shares (200% payout at Maximum)
Fahnemann	579,230	240,000	—	339,230	678,460
Shettigar	96,538	40,000	—	56,538	113,076
Illetschko	95,771	39,682	—	56,089	112,178
Elder	57,923	24,000	—	33,923	67,846
Beck	48,269	20,000	—	28,269	56,538
Astley(3)	101,365	42,000	—	59,365	118,730
Laures(3)	71,132	29,473	—	41,659	83,318
(1)Additional details regarding the NEOs’ 2023 LTI grants can be found in the Grants of Plan-Based Awards table on page 58
(2)Total shares reflect the time-based RSUs and PSAs assuming target performance. In an effort to manage the equity plan share pool, a $5.00 stock price grant value (and corresponding Monte Carlo value for market conditioned shares) was used to calculate shares.
(3)Messrs. Astley and Laures separated before meeting the vesting requirements for the 2023 LTI grants, and therefore, all reflected 2023 PSAs and 2023 RSUs were forfeited.
2024 PROXY STATEMENT › 48

EXECUTIVE COMPENSATION
Vesting of Previous Grants
The 2021 PSAs vested based on a two-year performance goal tied to ROCE and a three-year performance goal tied to a relative TSR metric. In 2022, the plan metrics were changed to reinforce Management’s focus on earnings growth and to align with a metric more closely tied to managing the business. As such, Adj. EBITDA was included as a financial metric since it is viewed as an important factor for improving the Company’s financial performance in the near-to long-term. In addition, 2022 PSAs continued to include ROCE and Relative TSR in the plan. In 2023, Adj. EBITDA remained the primary performance metric given its importance to evaluating the company’s near- to long-term financial success. 2023 PSAs continued to include Relative TSR in the plan and introduced Senior Secured Net Leverage given the importance of achieving certain debt leverage milestones under the refinanced debt covenant.
The chart below illustrates the overlapping performance cycles for 2021 PSAs, 2022 PSAs, and 2023 PSAs.

PSAs that were granted in 2021 vested on December 31, 2023, following the conclusion of a two-year performance period ended December 31, 2022, and the Company’s cumulative three-year relative TSR for the performance cycle ending December 31, 2023. Based on below threshold performance for both ROCE and Relative TSR, no payout was earned for the 2021 PSAs.
The following table illustrates the pre-determined performance goals, as well as the final results and payout level based on actual performance delivered during the performance period for the 2021 PSAs:

2021 Performance Awards
	Two-Year Average ROCE Weighted 70%	Three-Year Relative TSR Weighted 30%
Maximum	8.4%	>75th
Target	6.0%	50th
Threshold	4.0%	25th
Actual	2.4%	2nd
Percent Achievement	0%	0%
Financial Performance	0%

2024 PROXY STATEMENT › 49

EXECUTIVE COMPENSATION

The resulting payouts from the 2021 PSAs reflecting performance against the goals are shown below.

NEO Performance Shares Earned from 2021 Grant
NEO	Target Performance Shares	Payout (as a % of Target) (1)	Actual Shares Awarded (2)
Fahnemann(3)	N/A	N/A	N/A
Shettigar	4,402	—%	—
Illetschko(3)	N/A	N/A	N/A
Elder	8,329	—%	—
Beck	8,622	—%	—
Astley(4)	N/A	—%	N/A
Laures(4)	N/A	—%	N/A
(1)Reflects final payout of 0% based on below-threshold achievement for ROCE and Relative TSR.
(2)Actual shares earned include dividends accrued during the performance period, as applicable, and represent the number of underlying PSAs earned, prior to the withholding of shares to satisfy taxes.
(3)Messrs. Fahnemann and Illetschko did not join the Company until 2022 and 2023, respectively, and therefore did not receive a 2021 award.
(4)Messrs. Astley and Laures separated employment prior to the three-year vesting date and therefore forfeited all 2021 PSAs.

For more information regarding the 2021 PSAs, see pages 60-61 of our proxy statement filed on March 31, 2022.

The 2022 PSAs vest on December 31, 2024, and are based on a two-year performance goal tied to Cumulative Adj. EBITDA and Average ROCE (weighted 50% and 25%, respectively), ending December 31, 2023, and three-year cumulative relative TSR (weighted 25%) for the 2022-2024 period and a three-year vesting requirement.
The following table illustrates the pre-determined Adj. EBITDA and ROCE performance goals, as well as the results and the potential payout level based on actual performance delivered during the two-year performance period:

2022 Performance Goals
	Two-Year Cumulative Adj. EBITDA Weighted 50%	Two-Year Average ROCE Weighted 25%	Three-Year Relative TSR Weighted 25%
Maximum	$439	5.7%	>75th
Target	$314	4.1%	50th
Threshold	$188	2.5%	25th
Actual	$192	1.7%	TBD
Percent Achievement	21.1%	0%	TBD

For more information regarding the 2022 PSAs, see pages 59-61 of our proxy statement filed on March 31, 2023.

PERQUISITES
The Company provides limited perquisites. The Compensation Committee believes perquisites should be a minimal part of executive compensation. All NEOs are eligible to receive a Company-paid executive physical and executive long-term disability coverage, as well as relocation benefits coincident with the move of the corporate headquarters to Charlotte, North Carolina. More information on the perquisite costs can be found in the Summary Compensation Table on page 56.

POST-EMPLOYMENT RETIREMENT COMPENSATION
The Compensation Committee believes offering post-employment compensation allows the Company to attract, retain, and motivate qualified employees and executives in the current competitive marketplace.
2024 PROXY STATEMENT › 50

EXECUTIVE COMPENSATION
During 2023, the Company provided a qualified 401(k) plan for U.S.-based employees and other arrangements for those outside of the U.S.
Effective January 1, 2020, the Company began offering the non-qualified deferred compensation plan (“NQDCP”) to replace the Supplemental Executive Retirement Plan (“SERP”), which was frozen effective December 31, 2019. The NQDCP coordinates with the 401(k) plan by providing a Company contribution related to compensation in excess of the 401(k) plan limits, with a maximum non-qualified contribution of 7% of such excess compensation. Executive officers can elect to defer compensation under the NQDCP. All of the NEOs, other than Messrs. Illetschko and Laures, were participants in the NQDCP in 2023.
Information regarding the frozen SERP balance is reflected in the Pension Benefits Table on page 63. Information regarding Company contributions under the NQDCP is reflected in the “Non-Qualified Deferred Compensation” section on page 64. Please also refer to the Summary Compensation Table on page 56.
Mr. Illetschko participates in a Swiss defined contribution plan which provides the mandatory minimum benefit for all employees hired in Switzerland. Mr. Illetschko participates in the plan on the same terms and conditions as all other Swiss employees. The Swiss defined contribution plan provides for the contribution of an annual amount based on a percentage of salary and bonus and the participant's age. Employees may also make contributions based on a percentage of salary and bonus and age. Based on Mr. Illetschko’s’ age in 2023, the Company contributed 7.5% of eligible salary (base salary plus bonus paid). Mr. Laures participated in the same Swiss defined contribution plan and received the same Company contribution of 7.5% while employed with the Company in 2023.
Under the terms of his Swiss Employment Contract, Mr. Illetschko also receives an amount of 15% of gross base pay as a contribution toward his Austrian private pension fund. This benefit is paid directly to Mr. Illetschko as a cash stipend.

ADDITIONAL COMPENSATION POLICIES AND PRACTICES
Executive Severance Guidelines
The Company has executive severance guidelines to serve as the basis for determining the severance benefits available to the CEO, EVPs, SVPs, and other VPs in the case of certain terminations of employment from the Company (other than for cause, resignation, death, or disability, each as defined in the executive severance guidelines). The severance guidelines do not apply in circumstances in which the CIC Agreements (as defined below) apply. The Compensation Committee retains the authority to modify or terminate severance arrangements, in its discretion, as circumstances may warrant. Additional details on severance guidelines and potential payments in the event of a termination of employment are discussed in the “Potential Payments upon Termination or Change in Control” section on page 65.
On April 5, 2023, the Company announced the appointment Mr. Boris Illetschko as Senior Vice President, Chief Operating Officer and subsequent termination of employment for Messrs. Astley and Laures. The changes in executive leadership were not related to Glatfelter’s operations, financial reporting or controls, or personal conduct.
Astley Separation
On May 1, 2023, following termination from the Company, Mr. Astley entered into a Separation Agreement (as defined below) with the Company, which was generally consistent with the guidelines provided to long-standing executives. Under the terms of the Separation Agreement, the Company agreed to provide the following:
a.) a cash payment in lieu of outplacement valued at $30,000
b.) severance to be paid over 12 months valued at $636,586
c.) subsidized medical benefits over the 12-month severance period estimated to be valued at approximately $15,421. Reimbursement consists of the difference between Active Employee rates versus Retiree/COBRA rates based on COBRA enrollment; however, reimbursement amount will vary depending on benefits plans selected during each plan year.
e.) a cash payment for earned but unused vacation valued at $13,493
The provisions of Mr. Astley’s medical benefits and payment for unused vacation were generally consistent with the program provided to long-service employees of the Company. Mr. Astley was not eligible to receive an annual cash bonus for 2023 based on the terms of his Separation Agreement and he forfeited any unvested equity awards, consistent with the terms of the applicable award agreements. Mr. Astley’s non-qualified retirement benefits, including his frozen SERP

2024 PROXY STATEMENT › 51

EXECUTIVE COMPENSATION
benefits, commenced in 2023 in accordance to the terms of the NQDCP and after satisfying the six-month delay under Section 409A of the Code and/or any special elections.
Mr. Astley must comply with covenants related to confidentiality, non-competition, and non-solicitation of employees and other service providers as a condition to receiving the severance payments described above.
Laures Separation
Mr. Laures was notified of his termination with the Company on April 5, 2023 (“Notice Date”) and was terminated on August 31, 2023 after satisfying the legal notice period as outlined in his employment agreement. Mr. Laures was released from his duty to work on his Notice Date and continued to receive full pay totaling approximately 186,000 CHF for the duration of his notice period running from April through August 2023. Upon his termination from the Company on August 31, 2023, Mr. Laures received the following under the terms of his termination agreement:
a.) 30,000 CHF cash payment in lieu of outplacement
b.) up to $15,000 USD gross per year reimbursement for tax assistance for fiscal years 2022 and 2023
Mr. Laures was not eligible to receive an annual cash bonus for 2023 based on the terms of his termination agreement and he forfeited any unvested equity awards, consistent with the terms of the applicable award agreements. Details regarding Mr. Laures’ Notice Period pay is included under “Salary” in the Summary Compensation Table on page 56.
Change in Control Arrangements and Double Trigger Equity Grant Vesting
The Company has entered into Change in Control (“CIC") Agreements (the “CIC Agreements”) with each of the NEOs. The Compensation Committee believes these arrangements serve as an incentive for the NEOs to act in the interest of shareholders in the event of a CIC, without regard to personal risks related to their continued employment resulting from a CIC. Generally, the CIC Agreements provide for severance and other benefits to be paid to the NEOs upon a qualifying CIC. CIC Agreements entered into after 2011 do not include a tax gross-up provision for excise taxes imposed under the Code. Therefore, the CIC Agreements for Messrs. Fahnemann, Shettigar, Illetschko, Astley, and Laures and Ms. Beck do not have any tax gross-up provisions. Mr. Elder entered into his CIC Agreement before 2011; he is the only remaining currently-employed NEO whose CIC Agreement contains a tax gross-up provision.
The Company’s equity grant agreements include “double trigger” provisions that accelerate vesting in the event of a CIC if the executive is terminated without “cause” or resigns with “good reason” (each as defined in the applicable CIC Agreement). The Compensation Committee believes that the double trigger provision will ensure continuity of Management during mergers and acquisitions and assist with retaining key executives, ultimately benefiting shareholders. Additional details on the CIC Agreements and potential payments in the event of a CIC are discussed in the “Potential Payments upon Termination or Change in Control” section on page 65.
Executive Share Ownership Guidelines
The Compensation Committee believes it is important to require the Company’s senior executives, including the NEOs, to meet minimum stock ownership guidelines.
The executive share ownership guidelines require senior executives to accumulate and hold a meaningful level of Glatfelter stock in order to align the interests of the senior executives with those of the shareholders. The Compensation Committee determines the guidelines using a multiple of each senior executive’s base salary. Depending on the senior executive’s position, the executive share ownership guidelines require the senior executive to own Company stock that ranges in value from two to five times his or her base salary as follows:

2023 Share Ownership Guidelines
Position	Ownership Guideline (Relative to Base Salary)
CEO	5X
CFO, COO	3X
Other Senior Executives	2X

The value of required ownership is reviewed and adjusted annually for salary increases and the number of shares needed to be owned will be affected by changes in stock price. Directly-owned shares, beneficially-owned shares held indirectly (e.g., by family members, trusts, etc.), and shares held in the 401(k) plan are eligible for satisfying ownership guidelines.
2024 PROXY STATEMENT › 52

EXECUTIVE COMPENSATION
Unvested restricted stock and RSUs and earned PSAs also count towards satisfying the ownership guidelines. As of the May 2023 review, all NEOs were in compliance with the guidelines by either reaching the ownership multiple or adhering to the holding requirement as outlined below. Given Mr. Illetschko’s August 2023 employment date, his share ownership will be reviewed in May 2024, along with the remainder of the applicable senior executives.
Holding Requirement
Until the executive share ownership guideline level is attained, senior executives must retain 50% of net profit shares realized at (i) exercise of SOSARs; (ii) payment of PSAs; and (iii) vesting of RSUs. The Compensation Committee reviews senior executives’ progress toward satisfying the requirements annually.
Clawback Policy
The Company maintains a discretionary clawback policy that was adopted by the Board. Under the discretionary clawback policy, the Compensation Committee has the authority to recover or “claw back” incentive-based compensation when the basis for recouping incentive-based compensation is triggered by a material financial restatement. Incentive-based compensation includes cash bonuses and time-based and performance-based equity awards (such as RSUs, PSAs, and SOSARs). The Compensation Committee may recoup incentive-based compensation that is paid within three years prior to a restatement and in excess of the amount the executive officer or key manager would have otherwise received without the material noncompliance. Recoupment is applicable to an executive officer or key manager who is directly accountable for the cause of the restatement and could also apply to any executive officer or key manager who is in an upward reporting hierarchy to the responsible individual. In addition, recoupment could be made for compensation paid in a fiscal year in which an executive officer or key manager engages in intentional misconduct in performing his or her duties.
In October 2022, the SEC adopted the New Exchange Act Rule 10D-1, which requires national securities exchanges, including the NYSE, to establish listing standards relating to executive officer incentive compensation clawback and disclosure rules. In compliance with the new rule, the Board adopted the SEC’s mandatory clawback policy (“Dodd Frank Clawback Policy”) and included it as an exhibit to the 2023 Form 10-K. All Section 16 Officers are subject to the Dodd Frank Clawback Policy where any accounting restatement from material noncompliance will trigger mandatory recoupment of certain incentive compensation granted, earned or vested, based on attainment of a “Financial Reporting Measure.” The Company also revised its existing discretionary clawback policy to indicate that it operates in addition to the newly mandated Dodd-Frank Clawback policy.
Hedging and Pledging Policies
Directors and all employees, including the NEOs, are subject to an insider trading policy that prohibits such individuals from engaging in transactions in financial instruments (including, for example, prepaid variable forward contracts, equity swaps, collars, or exchange funds, as well as any other hedging instrument) designed to hedge or offset any decrease in the market value of Company stock. Our insider trading policy also prohibits covered persons from holding Company stock in a margin account or pledging our stock as collateral for a loan.
Tax Deductibility under Internal Revenue Code Section 162(m)
Section 162(m) of the Code generally imposes a $1 million deduction limitation on compensation paid to certain executive officers of a publicly-held corporation during the year. The executive officers to whom the Section 162(m) deduction limit applies include the Company’s CEO and CFO, the next three most highly compensated executive officers, and any such “covered employee” for a year after 2016. The Compensation Committee reserves discretion to award compensation that is not deductible under Section 162(m), as the Compensation Committee deems appropriate.

ROLE OF THE COMPENSATION COMMITTEE AND CONSULTANT INDEPENDENCE

The Compensation Committee is responsible for approving NEO compensation, and, in the case of the CEO, submits the CEO’s pay for ratification and approval by the independent members of the Board. The Chair of the Compensation Committee is responsible for leading the Compensation Committee. The Compensation Committee may form subcommittees and delegate authority to them as it deems appropriate; provided that any subcommittee must be solely comprised of one or more members of the Compensation Committee and such delegation should not otherwise be inconsistent with law and applicable rules and regulations of the SEC and the NYSE. Additionally, the Compensation Committee may delegate to the Company’s Management any or all of its authority under any incentive plan to make grants to non-executive officer employees, to the extent the Compensation Committee deems appropriate, consistent with

2024 PROXY STATEMENT › 53

EXECUTIVE COMPENSATION
the terms of the applicable incentive plan and applicable law. The meetings of the Compensation Committee are regularly attended by the Consultant. The CEO, CFO, SVP, Global Human Resources and Administration and Director of Global Talent & Rewards also generally attend the Compensation Committee meetings. All members of Management present at a meeting of the Compensation Committee, including the CEO, are excused from the meeting prior to any discussion of their compensation. The Compensation Committee holds a final executive session with only Compensation Committee members present before approving any compensation.
The Compensation Committee has the authority to engage compensation consultants, legal counsel, or other advisors, as needed. The Compensation Committee provides oversight and approves related fees and retention terms of the consultants, counsel, or advisors, and may select a compensation consultant, legal counsel, or other advisor after assessing that person’s independence from Management and members of the Compensation Committee.
During 2023, the Compensation Committee retained Meridian Compensation Partners, LLC (“Meridian”) as its Consultant to provide advice and assistance to the Compensation Committee and to Management with respect to executive officer and non-employee directors’ compensation. The Consultant reports directly to the Compensation Committee and has been authorized by the Compensation Committee to work with certain executive officers of the Company and other employees in the Company’s human resources, legal, and finance functions.
The Compensation Committee has established several practices to ensure the Consultant’s independence, candor, and objectivity. The Consultant is engaged by and reports directly to the Compensation Committee, frequently meets separately with the Compensation Committee with no members of Management present, and consults with the Compensation Committee’s Chair between meetings as needed. Management periodically reports to the Compensation Committee the fees paid for services performed by the Consultant, and the Compensation Committee approves the annual work plan and budget for the Consultant. In 2023, the Compensation Committee assessed the independence of Meridian and other outside advisors as required under the NYSE listing standards, and considered and assessed all relevant factors, including those required by the SEC that could give rise to potential conflict of interests with respect to Meridian. Based on this review, the Compensation Committee did not identify any conflict of interest raised by the work conducted by Meridian for 2023. Meridian does not perform any work for the Company other than as the Consultant and accordingly, no fees were paid for any additional services.
2024 PROXY STATEMENT › 54

EXECUTIVE COMPENSATION
Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Company’s CD&A with Management. Based on this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement for the year ended December 31, 2023.
The foregoing Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report by reference therein.
Bruce Brown (Chair)
Kevin M. Fogarty
J. Robert Hall

2024 PROXY STATEMENT › 55

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth 2023 compensation and, where applicable, 2022 and 2021 compensation information for the NEOs.

Name and Principal Position in 2023	Year	Salary (1)	Bonus	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and NQDCP Earnings (4)	All Other Compensation (5)	Total
Thomas M. Fahnemann	2023	$1,050,000	$—	$2,153,742	$210,000	$—	$82,177	$3,495,919
President & Chief Executive Officer	2022	$372,827	$250,000	$1,750,800	$—	$—	$26,949	$2,400,576
Ramesh Shettigar	2023	$447,916	$—	$358,955	$54,000	$—	$36,358	$897,230
Senior Vice President, Chief Financial Officer and Treasurer	2022	$392,737	$—	$449,984	$—	$—	$41,244	$883,966
Boris Illetschko(6)	2023	$191,516	$—	$353,886	$24,897	$—	$59,489	$629,787
Senior Vice President & Chief Operating Officer

David C. Elder	2023	$346,951	$—	$215,374	$34,800	$58,000	$29,473	$684,598
Vice President, Strategic Initiatives, Business Optimization & Chief Accounting Officer	2022	$334,596	$—	$499,993	$—	$4,000	$38,229	$876,818
	2021
Eileen L. Beck	2023	$367,031	$—	$179,478	$37,000	$—	$28,410	$611,918
Senior Vice President, Global Human Resources & Administration
	2021	$323,847	$—	$234,990	$128,394	$—	$88,158	$775,389
Christopher W. Astley	2023	$122,787	$—	$376,904	$—	$1,000	$707,619	$1,208,309
Former Senior Vice President & Chief Commercial Officer	2022	$502,626	$—	$924,984	$—	$—	$58,188	$1,485,798
	2021	$452,857	$—	$430,001	$197,573	$1,000	$221,508	$1,302,939
Wolfgang Laures(7)	2023	$331,465	$—	$264,490	$—	$—	$103,696	$699,650
Former Senior Vice President, Integrated Global Supply Chain & Information Technology	2022	$467,136	$—	$653,995	$—	$—	$89,168	$1,210,299
	2021	$457,117	$—	$312,467	$206,490	$—	$84,039	$1,060,113
(1)Amount reflected for Mr. Astley includes salary paid while actively employed. Amount listed for Mr. Laures includes salary paid while actively employed and approximately 186,000 CHF paid while satisfying his legal notice period.
(2)The amounts reflect the grant date fair value of RSUs and/or PSAs granted in 2023, 2022, and 2021 determined in accordance with ASC Topic 718. The method used to calculate these amounts is set forth in Note 12 to the Company’s audited financial statements included in the 2023 Form 10-K. In an effort to manage the equity plan share pool, a $5.00 stock price grant value was used to calculate the number of shares to be awarded for RSUs and PSAs, subject to a $6.50 Monte Carlo value for the PSAs that vest based on TSR. The grant date fair values of the 2023 PSAs are reported based on the probable outcome of being earned at the target level. If the 2023 PSAs are earned at the maximum level (200% of target), the grant date fair value of the 2023 PSAs would be as follows: Mr. Fahnemann $1,316,142; Mr. Shettigar $219,355; Mr. Elder $131,614; and Ms. Beck $109,678, based on the grant date stock price of $3.49 on February 24, 2023, and Mr. Illetschko $215,793, based on the grant date stock price of $3.48 on August 1, 2023. For PSAs with TSR performance metrics, the grant date fair value was determined using a Monte Carlo simulation model. Messrs. Astley and Laures forfeited their 2023 PSAs and 2023 RSUs due to their respective employment separations.
(3)The 2023, 2022, and 2021 amounts reflect the STI cash payments under the Company’s MIP. See discussion of the MIP in the “Compensation Discussion and Analysis” section beginning on page 35.
(4)The Company’s SERP was frozen in 2019. The SERP benefits for active employees were converted to opening balances in the NQDCP as of January 1, 2020 and accrue interest annually under the NQDCP using the Moody’s Aa bond yield for the month of November of the preceding year (November 2022, for the 2023 plan year). Interest was calculated for the 2023 plan year on the frozen SERP balances at the annual rate of 5.23%. The frozen SERP balances are accounted for as a defined benefit plan in the Company’s financial statements and, accordingly, the Company has treated such amounts consistent with disclosure for a defined benefit plan in the Summary Compensation Table. For each NEO, the estimated amounts reflect the actuarial increase in the present value of the frozen SERP balance under the NQDCP, based on interest rate and mortality assumptions that are consistent with those used in the Company’s financial statements and further defined in the Pension Benefits table on page 63. If the frozen SERP balances had been considered a defined contribution plan, then “All Other Compensation” in the Summary Compensation Table would have included $2,000 of above-
2024 PROXY STATEMENT › 56

EXECUTIVE COMPENSATION
market interest for the NEOs who have frozen SERP balances, for 2023, instead of the amount shown in the “Change in Pension Value and NQDCP Earnings” column. For information regarding the frozen SERP balances, please refer to footnote (1) to the Pension Benefits Table on page 63.
(5)All Other Compensation includes the following:

2023	401(k) Company Contributions	NQDCP Company Contributions (I)	Life Insurance Premium	Executive Disability	Executive Physical	Swiss Allowances (II)	Swiss Disability Benefits (III)	Post-Employment Compensation (IV)	Total
Fahnemann	$23,100	$50,400	$744	$7,933	$—	$—	$—	$—	$82,177
Shettigar	$23,100	$8,255	$744	$1,263	$2,996	$—	$—	$—	$36,358
Illetschko(V)	$—	$9,666	$—	$—	$—	$46,572	$3,251	$—	$59,489
Elder	$23,100	$1,187	$625	$2,148	$2,414	$—	$—	$—	$29,473
Beck	$23,100	$2,593	$623	$2,094	$—	$—	$—	$—	$28,410
Astley	$8,595	$—	$744	$529	$2,250	$—	$—	$695,501	$707,619
Laures(VI)	$—	$29,574	$—	$—	$—	$15,512	$8,532	$50,078	$103,696
I.Represents NQDCP Company contributions for Messrs. Fahnemann, Shettigar, Astley, and Elder and Ms. Beck, and Company contributions to the Swiss defined contribution plan for Messrs. Illetschko and Laures.
II.Represents certain Swiss Allowances provided to Messrs. Illetschko and Laures under the terms of their respective employment agreements. Mr. Illetschko receives a monthly car allowance, healthcare allowance, and a cash stipend as a contribution toward his Austrian private pension fund. This benefit is paid directly to Mr. Illetschko as a cash stipend. While actively employed, Mr. Laures received a travel stipend and a tax support.
III.Represents premiums paid by the Company on behalf of Messrs. Illetschko and Laures for mandatory accident insurance, supplemental accident insurance, and salary continuation in Switzerland.
IV.Post-Employment Compensation for Mr. Astley represents $13,493 vacation payout per policy, $30,000 cash in lieu of outplacement, $636,586 severance to be paid over the 12 month severance period and approximately $15,421 for COBRA Reimbursement to be paid over the 12 month severance period. Post-Employment Compensation for Mr. Laures represents 30,000 CHF cash in lieu of outplacement and 15,000 USD for 2022 and 2023 tax assistance.
V.Amounts shown for Mr. Illetschko were paid in Euro and have been converted to USD using an exchange rate of 1.0815 EUR:USD.
VI.Amounts shown for Mr. Laures were paid in Swiss Francs and converted to USD using an exchange rate of 1.11284 CHF:USD.

(6)Amounts shown for Mr. Illetschko were paid in Euro and have been converted to USD using an exchange rate of 1.0815 EUR:USD.
(7)Amounts shown for Mr. Laures were paid in Swiss Francs and converted to USD using an exchange rate of 1.11284 CHF:USD.
2024 PROXY STATEMENT › 57

EXECUTIVE COMPENSATION
2023 Grants of Plan-Based Awards
The following table, including footnotes, sets forth information concerning grants of plan-based awards in 2023:

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Shares of Stock or	Grant Date Fair Value of Stock and Option
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#) (3)	Awards ($)
Thomas M. Fahnemann
	2/24/2023	$420,000	$1,050,000	$2,100,000
	2/24/2023				118,731	339,230	678,460		$1,316,142
	2/24/2023							240,000	$837,600
Ramesh Shettigar
	2/24/2023	$108,000	$270,000	$540,000
	2/24/2023				19,788	56,538	113,076		$219,355
	2/24/2023							40,000	$139,600
Boris Illetschko
	8/1/2023	$49,794	$124,485	$248,970
	8/1/2023				19,631	56,089	112,178		$215,793
	8/1/2023							39,682	$138,093
David C. Elder
	2/24/2023	$69,600	$174,000	$348,000
	2/24/2023				11,873	33,923	67,846		$131,614
	2/24/2023							24,000	$83,760
Eileen L. Beck
	2/24/2023	$74,000	$185,000	$370,000
	2/24/2023				9,894	28,269	56,538		$109,678
	2/24/2023							20,000	$69,800
Christopher W. Astley
	2/24/2023	$112,263	$280,657	$561,313
	2/24/2023				20,778	59,365	118,730		$230,324
	2/24/2023							42,000	$146,580
Wolfgang Laures
	2/24/2023	$109,384	$273,459	$546,918
	2/24/2023				14,581	41,659	83,318		$161,629
	2/24/2023							29,473	$102,861
(1)The amounts shown represent target, threshold, and maximum STI awards under the Company’s MIP. Threshold payments equal 40% of the target amount (50% for the financial component: Adj. EBITDA, and 0% for the non-financial component: Strategic Objectives) and maximum payments equal 200% of the target amount shown. For 2023, achievement of the performance goals resulted in MIP payments as described in the “NEO MIP Payments” table on page 45 of the CD&A.
(2)The amounts shown reflect the threshold, target, and maximum amounts of the 2023 PSAs granted to the NEOs under the LTI program. The 2023 PSAs vest over a three-year period based on Adj. EBITDA and Senior Secured Net Leverage performance measured over two years and relative TSR performance measured over three years. In an effort to manage the sharepool, a $5.00 stock price grant value was used to calculate the number of shares to be awarded for RSUs and PSAs, subject to a $6.50 Monte Carlo value for the PSAs that vest based on TSR. The actual number of shares paid out will range from 0% to 200% of the target amount, depending upon attainment of performance goals. As previously disclosed, Messrs. Astley and Laures separated from the Company before satisfying the vesting requirements for the 2023 equity award and therefore all 2023 PSAs and 2023 RSUs were forfeited.
(3)The amounts shown reflect the 2023 RSUs granted to the NEOs under the LTI program. In an effort to manage the equity plan share pool, a $5.00 stock price grant value was used to calculate RSUs to be awarded. The 2023 RSUs will vest equally in 1/3rd increments on the first, second, and third anniversaries of the grant date.

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EXECUTIVE COMPENSATION
2023 Outstanding Equity Awards at Fiscal Year-End
The following table, including footnotes, sets forth information concerning outstanding equity awards as of December 31, 2023:

Option and Stock Awards
	Option Grant	Number of Securities Underlying Unexercised Options (#) (1)		Option Exercise	Option Expiration		Number of Shares or Units of Stock That Have Not	Market Value of Shares of Units of Stock That Have Not	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have
Name	Date	Exercisable	Unexercisable	Price ($)	Date		Vested (#) (2),(5)	Vested ($) (3)	Not Vested (#) (4),(5)	Not Vested ($) (3)
Thomas M. Fahnemann	—	—	—	—	—		480,000	$931,200	699,230	$1,356,506
Ramesh Shettigar	7/16/2014	3,552	—	$25.01	7/16/2024		56,140	$108,912	85,981	$166,803
	2/26/2015	4,973	—	$24.94	2/26/2025
	4/6/2016	7,775	—	$20.22	4/6/2026
	6/13/2016	990		$20.52	6/13/2026
Boris Illetschko	—	—	—	—	—		39,682	$76,983	56,089	$108,813
David C. Elder	2/26/2014	11,840	—	$29.89	2/26/2024		43,606	$84,596	64,476	$125,083
	2/26/2015	17,900	—	$24.94	2/26/2025
	2/25/2016	28,424	—	$17.27	2/25/2026
Eileen L. Beck	2/26/2014	2,588	—	$29.89	2/26/2024		31,184	$60,497	38,678	$75,035
	2/26/2015	4,276	—	$24.94	2/26/2025
	9/1/2015	2,426	—	$17.50	9/1/2025
	2/25/2016	11,167	—	$17.27	2/25/2026
Christopher W. Astley	—	—	—	$—	—	—	—	$—	—	—
Wolfgang Laures	—	—	—	$—	—	—	—	$—	—	—
(1)Represents SOSARs with a 10-year term, which vest ratably on the first, second, and third anniversaries of the grant date. All SOSARs are settled in shares of the Company’s common stock.
(2)All RSUs granted prior to 2022 have a three-year cliff vesting requirement. All RSUs granted in 2023 and certain RSUs granted in 2022 vest over three years with one-third of the award vesting each year over three years. Mr. Fahnemann's RSUs granted in 2022 vest over three years with 50% of the award vesting in each of the last two years. See the “Unvested RSUs” column in footnote 5 for more detail.
(3)Calculated based on the closing price of the Company’s common stock on December 29, 2023 ($1.94).
(4)The amount shown reflects the aggregate target number of PSAs granted on February 18, 2022 and May 12, 2022 that vest on December 31, 2024, and the PSAs that were granted on August 24, 2022 and vest on August 23, 2025. The actual number of shares to be paid out ranges from 0% to 200% of the target amount, depending upon attainment of performance goals. In February 2024, the Board confirmed a 21.1% payout for the EBITDA PSAs and 0% payout for the ROCE PSAs granted on February 18, 2022 and May 12, 2022 based on achievement of the two-year performance goals. The final shares to be earned by participants is subject to the three-year relative TSR performance that will be determined as of December 31, 2024, therefore the final combined award payout amount is not yet known. See the “Unearned PSAs” column in footnote 5 for further detail.

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EXECUTIVE COMPENSATION
(5)The amounts listed in the table below represent the outstanding equity awards, including dividend equivalent units, for each NEO as of December 31, 2023:

Outstanding Equity Awards
Name(a)	Award	Grant Date	Unvested RSUs	Unearned PSAs	Vesting Date
Fahnemann	RSU	8/24/2022	240,000		50% 8/24/24; 50% 8/24/25
	RSU	2/24/2023	240,000		33.33% 2/24/24; 33.33% 2/24/25; 33.34% 2/24/26
	PSA	8/24/2022		360,000	8/24/2025
	PSA	2/24/2023		339,230	12/31/2025
			480,000	699,230
Shettigar	RSU	2/17/2021	3,202		2/17/2024
	RSU	2/18/2022	3,438		33.33% 2/18/23; 33.33% 2/18/24; 33.34% 2/18/25
	RSU	5/12/2022	9,500		33.33% 5/12/23; 33.33% 5/12/24; 33.34% 5/12/25
	RSU	2/24/2023	40,000		33.33% 2/24/24; 33.33% 2/24/25; 33.34% 2/24/26
	PSA	2/18/2022		7,286	12/31/2024
	PSA	5/12/2022		22,157	12/31/2024
	PSA	2/24/2023		56,538	12/31/2025
			56,140	85,981
Illetschko	RSU	8/1/2023	39,682		33.33% 8/1/24; 33.33% 8/1/2025; 33.34% 8/1/26
	PSA	8/1/2023		56,089	12/31/2025
			39,682	56,089
Elder	RSU	2/17/2021	6,059		2/17/2024
	RSU	2/18/2022	4,911		33.33% 2/18/23; 33.33% 2/18/24; 33.34% 2/18/25
	RSU	5/12/2022	8,636		33.33% 5/12/23; 33.33% 5/12/24; 33.34% 5/12/25
	RSU	2/24/2023	24,000		33.33% 2/24/24; 33.33% 2/24/25; 33.34% 2/24/26
	PSA	2/18/2022		10,409	12/31/2024
	PSA	5/12/2022		20,144	12/31/2024
	PSA	2/24/2023		33,923	12/31/2025
			43,606	64,476
Beck	RSU	2/17/2021	6,273		2/17/2024
	RSU	2/18/2022	4,911		33.33% 2/18/23; 33.33% 2/18/24; 33.34% 2/18/25
	RSU	2/24/2023	20,000		33.33% 2/24/24; 33.33% 2/24/25; 33.34% 2/24/26
	PSA	2/18/2022		10,409	12/31/2024
	PSA	2/24/2023		28,269	12/31/2025
			31,184	38,678
a.) Messrs. Astley and Laures forfeited all outstanding equity awards upon their employment separations.

2024 PROXY STATEMENT › 60

EXECUTIVE COMPENSATION
2023 Options Exercised and Stock Vested
The following table, including footnotes, sets forth information concerning stock grants that vested during fiscal year 2023:

	Stock Awards
	No. of Shares Acquired on Vesting (Payout)(1)	Value Realized on Vesting(2)
Fahnemann[3]	—	—
Shettigar	17,365	$63,787
Illetschko[3]	—	—
Elder	12,864	$74,540
Beck	8,817	$51,106
Astley	19,508	$33,013
Laures	13,353	$47,746
(1)Includes RSUs granted on February 21, 2020, February 18, 2022, and May 12, 2022, which vested on February 21, 2023, February 18, 2023, and May 12, 2023, respectively. Such amounts include accrued dividend equivalents in the form of additional RSUs. Amounts represent the number of shares of underlying RSUs that vested on the applicable vesting dates, prior to the withholding of shares to satisfy taxes. Upon payout of the RSU awards, the Company withheld a portion of the otherwise distributable shares in respect of taxes, as follows: Shettigar 6,459 shares; Elder 4,112 shares; Beck 3,002 shares; Astley 6,731 shares; Laures 709 shares. The 2021 PSAs that were granted on February 17, 2021 and vested on December 31, 2023 did not achieve minimum performance, therefore no shares were awarded upon vesting.
(2)For the RSUs that vested on February 21, 2023, February 18, 2023, and May 12, 2023, the amounts are based on $3.63, $4.04, and $3.64, respectively, the closing stock price on such vesting dates. The 2021 PSAs did not achieve minimum performance and therefore no shares were awarded upon vesting.
(3)Messrs. Fahnemann and Illetschko joined the Company in 2022 and 2023, respectively, and therefore acquired no shares upon vesting during 2023.

2024 PROXY STATEMENT › 61

EXECUTIVE COMPENSATION

2023 Retirement Benefits
401(k) PLAN OVERVIEW
The Company’s long-standing U.S. qualified Retirement Plan was terminated in 2019, and liabilities to participants were settled. Approximately $14 million of the amount that would otherwise have reverted to the Company from the terminated Retirement Plan was transferred to the 401(k) plan in 2020 and will be allocated to 401(k) plan participants as Company contributions over seven years, starting in 2020. The allocation percentage will vary year to year, consistent with the Code requirements.
The 2023 annual allocation to participant accounts in the 401(k) plan was 7% of participant compensation (base salary plus earned annual short-term incentive), up to the Code limits.
The below chart explains the allocations under the 401(k) Plan for the NEOs:

NEO	401(k) Plan: 2023 Company Contribution Allocation
Messrs. Fahnemann, Shettigar, Elder, and Astley and Ms. Beck	7% Company contribution on eligible earnings (base salary and earned annual STI), with earnings capped at the Code limit.
SWISS RETIREMENT BENEFIT
Mr. Illetschko participates in a Swiss defined contribution plan which provides the mandatory minimum benefit for all employees hired in Switzerland. Mr. Illetschko participates in the plan on the same terms and conditions as all other Swiss employees. The Swiss defined contribution plan provides for the contribution of an annual amount based on a percentage of salary and bonus and the participant's age. Employees may also make contributions based on a percentage of salary and bonus and age. Based on Mr. Illetschko’s’ age in 2023, the Company contributed 7.5% of eligible salary (base salary plus bonus paid). Mr. Laures participated in the same Swiss defined contribution plan and received the same Company contribution of 7.5% while employed with the Company in 2023.
Under the terms of his Swiss Contract, Mr. Illetschko also receives an amount of 15% of gross base pay as a contribution toward his Austrian private pension fund. This benefit is paid directly to Mr. Illetschko as a cash stipend.
Frozen Supplemental Executive Retirement Plan
The Company froze the benefits for all participants in the SERP effective December 31, 2019, so no additional benefits have accrued for any NEO under the SERP after December 31, 2019 and no new participants are eligible to participate. As of January 1, 2020, the present value of the frozen SERP benefits for Messrs. Shettigar, Elder, and Astley and Ms. Beck were credited to the new NQDCP established by the Company and will accrue interest annually using the Moody’s Aa bond yield for the month the interest rate is set (which is November of the year preceding the year for which interest is credited). The frozen SERP balances, with interest, will be paid in the same form and at the same time as previously provided for under the SERP. Although the frozen SERP balances have been subsumed within the new NQDCP, the Company has accounted for them as a separate defined benefit plan in its financial statements. Accordingly, the Company has disclosed the frozen SERP balance information in the Pension Benefits Table.
The following table summarizes the terms of the frozen SERP:

Restoration Benefit
The restoration pension benefit under the SERP (the “Restoration Pension”) provided those participants whose benefits under the Retirement Plan were reduced due to legal limits with a supplemental pension benefit. The supplemental benefit restored the portion of the pension benefit that was earned but not able to be paid under the Retirement Plan because of the legal limits provided in the Code. The Restoration Pension calculation considered, as a reduction to the benefit, the participant’s Retirement Plan benefits and certain 401(k) contributions. The Restoration Pension was generally paid in the form of an annuity, except that small benefit amounts were paid in a lump sum. Participants were vested in their Restoration Pension benefits. Messrs. Shettigar, Astley, Elder, and Ms. Beck had Restoration Pension benefits. Mr. Astley’s Restoration Pension distribution commenced in 2023 after satisfying his six-month delay under Section 409A of the Code for specified employees.

2024 PROXY STATEMENT › 62

EXECUTIVE COMPENSATION
Non-Qualified Deferred Compensation Plan
The Company maintains the NQDCP, which coordinates with the 401(k) plan whereby participants will receive a Company contribution of up to 7% on earnings in excess of the annual Code earnings limit. In addition, executives may elect to defer compensation under the NQDCP. Accounts in the NQDCP attributable to Company contributions and participant deferrals are credited with earnings based on the investment return of funds in which such participant accounts are invested on a notional basis. The NQDCP only applies to U.S. employees, so Messrs. Illetschko and Laures were not participants in the NQDCP.
Given the hybrid nature of the NQDCP, the frozen SERP balances in the NQDCP are considered a defined benefit plan on the Company’s financial statements and are reflected in the Pension Benefits Table below, and the Company contribution and participant deferral portions of the NQDCP are considered a defined contribution plan and reflected in the “Non-Qualified Deferred Compensation” table below.
PENSION BENEFITS
The following table, including footnotes, sets forth information concerning pension benefits (frozen SERP balances) during fiscal year 2023.

Name	Age	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($) (2)(3)	Payments During Last Fiscal Year ($)
Ramesh Shettigar	48	Frozen SERP - Restoration Pension	5	$1,000	$—
David C. Elder	55	Frozen SERP - Restoration Pension	14	$442,000	$—
Eileen L. Beck	61	Frozen SERP - Restoration Pension	8	$5,000	$—
Christopher W. Astley	50	Frozen SERP - Restoration Pension	9	$36,000	$1,563
(1)Years of Credited Service is based on the date that the SERP was frozen (i.e., December 31, 2019). Accordingly, there is a difference between the number of years of service that were credited to each NEO for purposes of calculating the frozen SERP benefit and each NEO’s actual years of service with the Company. The NEOs’ actual years of service with the Company as of December 31, 2023 were as follows: Mr. Shettigar 9 years; Mr. Elder 17 years; Ms. Beck 12 years; and Mr. Astley 13 years.
(2)The SERP was frozen as of December 31, 2019 and all NEOs are vested in the benefit, but no longer accrue service. Although the frozen SERP balances were incorporated into the new NQDCP, they are accounted for as a separate defined benefit plan and disclosed accordingly.
(3)For Messrs. Shettigar, Elder, and Astley and Ms. Beck, the Present Value of Accumulated Benefits is based on the present value of the frozen SERP balances in the NQDCP as of December 31, 2023, as shown in the table below. The present value of accumulated benefits is based on actuarially determined assumptions including: (i) discount rate of 5.41% (SERP II for U.S. GAAP Accounting); (ii) Moody’s Aa average for November 2023 interest crediting rate of 5.67%; and (iii) assumed retirement age.
The frozen SERP balances in the NQDCP as of December 31, 2023, including interest credited for the 2023 fiscal year (at the annual rate of 5.23%) are set forth in the below table:

Name	Frozen SERP Balance as of 12/31/2022	Interest Credited for 2023	Frozen SERP Balance as of 12/31/2023
Ramesh Shettigar	$1,191	$62	$1,253
David C. Elder	$393,607	$20,473	$414,080
Eileen L. Beck	$4,571	$236	$4,807
Christopher W. Astley	$37,663	$656	$38,319

2024 PROXY STATEMENT › 63

EXECUTIVE COMPENSATION
NON-QUALIFIED DEFERRED COMPENSATION
The following table, including footnotes, sets forth information concerning non-qualified deferred compensation benefits (Company contributions and participant deferrals under the NQDCP) during 2023.

Name	Executive Contributions in 2023(1)	Registrant Contributions in 2023(1)	Aggregate Earnings in 2023(2)	Aggregate Withdrawals/Distributions(3)	Aggregate Balance at Last FYE(4)
Thomas M. Fahnemann	$—	$50,400	$5,004	$—	$58,554
Ramesh Shettigar	$—	$8,255	$5,679	$—	$46,280
David C. Elder	$—	$1,187	$4,938	$—	$40,627
Eileen L. Beck	$—	$2,593	$10,399	$—	$69,852
Christopher W. Astley	$—	$—	$7,688	$110,566	$—
(1)For Messrs. Fahnemann, Shettigar, Elder, and Astley and Ms. Beck, these amounts reflect the Company contributions to the NQDCP for 2023 and the participants’ elective deferrals into the NQDCP in 2023. Mr. Astley elected to defer 5% of his 2023 STI bonus; however, no STI bonus was earned due to his separation in April 2023. No other NEOs made elective deferrals in 2023. The amounts shown as Registrant Contributions in 2023 are also reported as compensation to the NEOs in the All Other Compensation column in the Summary Compensation Table as follows: Fahnemann $50,400; Shettigar $8,255; Elder $1,187; Beck $2,593; and Astley $0. The amounts represented as Registrant Contributions in 2023 do not reflect the frozen SERP balances in the NQDCP, which are reflected in the above Pension Benefits Table and supplemental table under “Pension Benefits” as described on page 63.
(2)Represents aggregate gains and losses on all accounts attributable to Company contributions and participant deferrals to the NQDCP, based on the investment return of funds in which such participant accounts were invested on a notional basis. Interest on the frozen SERP balances is not included in the foregoing table, and, instead, is described on page 63 under “Pension Benefits.”
(3)Reflects any distributions that occurred in 2023. Mr. Astley received distributions for the following NQDCP accounts after satisfying his six-month delay under Section 409A of the Code: 2020 Bonus Account, $15,182; 2020 Supplemental Company Contributions Account, $26,824; 2021 Bonus Account, $9,022; 2021 Supplemental Company Contributions Account, $29,018; and 2022 Supplemental Company Contributions Account, $30,520. Mr. Astley’s Restoration Pension distribution is described on page 63 under “Pension Benefits.”
(4)Amounts listed reflect the cumulative aggregate balance in all accounts under the NQDCP as of December 31, 2023. The amounts represented in Aggregate Balance at Last FYE do not reflect the frozen SERP balances in the NQDCP, which are reflected in the above Pension Benefits Table and supplemental table under “Pension Benefits” as described on page 63. The amounts represent the aggregate executive contributions and registrant contributions to the NQDCP that were reported in the Summary Compensation Table for fiscal year 2023 and applicable previous fiscal years, commencing with fiscal year 2020.
2024 PROXY STATEMENT › 64

EXECUTIVE COMPENSATION
Potential Payments upon Termination or Change in Control

EXECUTIVE TERMINATION GUIDELINES

Payments made to a NEO upon involuntary termination by the Company without cause are made in accordance with the Company’s executive termination guidelines or employment agreement (if applicable). The executive termination guidelines do not apply if the NEO is eligible to receive payments under a CIC Agreement upon a termination of employment.

CHANGE IN CONTROL AGREEMENTS AND DOUBLE TRIGGER EQUITY VESTING

The Company has entered into a CIC Agreement with each NEO as described in the CD&A. Under these agreements, each NEO’s employment with the Company will continue for two years from the date of a change in control (as defined below) or each NEO will become entitled to severance payments and benefits upon termination under certain conditions within such two-year period. During such period, the NEO will continue in a position at least equal to the position held prior to the change in control and will receive compensation and benefits from the Company at least equal to those paid prior to the change in control.
Change in Control: Under the CIC Agreements, change in control means:
•the acquisition of direct or indirect beneficial ownership of 20% or more of the combined voting power of the Company’s outstanding voting securities by any person, entity, or group, excluding the Company, its subsidiaries, any employee benefit plan of the Company or its subsidiaries; and any purchaser or group of purchasers who are descendants of, or entities controlled by descendants of, the Company; or
•in any 12-month period, the ceasing of individuals who constitute the Board to constitute at least a majority of the Board, other than any person becoming a director whose election was approved by at least a majority of incumbent directors, excluding any such person whose initial election occurs as a result of an actual or threatened election contest; or
•the consummation of (i) a reorganization, merger, or consolidation in which shareholders of the Company immediately prior to such event do not, immediately thereafter, beneficially own more than 50% of the combined voting power of the reorganized, merged, or consolidated company’s then outstanding voting securities; or (ii) a liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company to a third party.
Tax Gross-Up Payments: CIC Agreements in effect before 2011 (including Mr. Elder’s CIC Agreement) provide that, if any payment is subject to excise tax under the Code, an additional gross-up payment will be made to the executive. The gross-up payment will effectively place the executive in the same net position as without the excise tax. No changes have been made to Mr. Elder’s CIC agreement since 2011. Beginning in 2011, the provision for excise tax gross-ups was eliminated from CIC Agreements entered into thereafter. As such, the CIC Agreements of Messrs. Fahnemann, Shettigar, and Illetschko and Ms. Beck do not contain a tax gross-up provision, and Messrs. Astley’s and Laures’ CIC Agreements terminated upon their termination of employment in April 2023.
“Double Trigger” Provisions: Under equity grant agreements, a double trigger provision accelerates vesting in the event of a change in control if the executive is terminated without cause or resigns with good reason (as those terms are defined in the CIC Agreements).

2024 PROXY STATEMENT › 65

EXECUTIVE COMPENSATION
The following table describes how each element of the NEO’s post-employment compensation would be treated in the event of termination, with and without a change in control:

Type of Post-Employment Compensation/Treatment upon Termination	Termination without Cause by the Company or for Good Reason by the NEO following a Change in Control	Termination Not in Connection with a Change in Control
Cash Severance
The NEO (excluding CEO and COO) receives a severance payment in an amount equal to:
◦two times the NEO’s annual base salary (at the highest rate achieved before the date of termination), plus
◦the NEO’s annual bonus, defined as the greater of the NEO’s three-year average bonus or the NEO’s target bonus.

The CEO and COO receive a severance payment in an amount equal to:
◦two times the NEO’s annual base salary (at the highest rate achieved before the date of termination), plus
◦target bonus.

The Compensation Committee may authorize severance benefits if determined to be appropriate. In the past, the Company has agreed to provide severance benefits to departing executive officers in exchange for definitive termination agreements.
In the event of termination by the Company without cause, the executive termination guidelines provide for cash severance amounts equal to one month’s pay (including base salary plus 1/12 of a bonus) per year of service up to the following maximums (the severance period), depending on an executive’s level (excluding CEO and COO):
◦Executive VPs and SVPs: 18 months
◦VPs: 12 months

The CEO and COO receive a severance payment in an amount equal to 12 months base salary (regardless of service) and target bonus. Under the terms of Mr. Illetschko’s (COO) employment agreement, he has a 6 month notice period to the end of the month.

Health & Welfare Benefits
For a period of two years after the date of termination, the Company continues to provide group medical, prescription, dental, disability, salary continuance, group life, accidental death and dismemberment, and travel accident insurance benefits at levels substantially equal to those that would have been provided if the NEO’s employment had not been terminated.
Outplacement assistance will be offered.

In the event of termination by the Company without cause, the executive termination guidelines provide for continuation of health benefits through the length of the severance period, Employee Assistance Program support, and payment of any accrued unused vacation.
Outplacement assistance will be offered.

STI Compensation under the MIP
The NEO (excluding CEO and COO) receives a pro-rated bonus payment, based on the greater of the NEO’s three-year average bonus or the NEO’s target bonus.
The CEO and COO will receive a pro-rated bonus based on target performance in the year of termination consistent with program terms and conditions.

The Compensation Committee may authorize a pro-rata bonus payment if determined to be appropriate in order to enter into a definitive termination agreement.
The CEO is not eligible to receive a pro-rata bonus payment. Under the terms of his employment agreement, Mr. Illetschko (COO) will receive a pro-rata bonus based on Company performance in year of termination.
In the case of termination due to death, disability, or retirement, the NEO receives a pro-rated award based on performance.

2024 PROXY STATEMENT › 66

EXECUTIVE COMPENSATION

Type of Post-Employment Compensation/Treatment upon Termination	Termination without Cause by the Company or for Good Reason by the NEO following a Change in Control	Termination Not in Connection with a Change in Control
Long-Term Incentives
A “double trigger” provision applies, under which RSUs, SOSARs, and PSAs will accelerate vesting upon involuntary termination or good reason termination upon or following a change in control.
PSAs will generally be deemed to have been earned at the greater of target or actual performance through the change in control.
In the event of a change in control in which the Company’s stock is no longer the stock of the surviving entity, the Company will cause the surviving entity to issue replacement RSUs and PSAs. For awards issued prior to August 2022, a value restoration payment with respect to any vested replacement SOSARs, RSUs, or PSAs will be paid based on the difference between the fair market value of the surviving entity’s common stock on the date of the change in control and, if less, the fair market value of the surviving entity’s common stock on the vesting date (which will include the date of the NEO’s involuntary separation from service other than for Cause, or voluntary separation from service for Good Reason). Any value restoration payment will include interest (at the prime rate of interest of the Company’s principal bank in effect on the vesting date for the period between the date of the change in control and the vesting date) and will be paid in cash within 30 days after the vesting date.
Beginning in August 2022 and applicable for future awards, no value restoration payment will be made for replacement awards.

RSUs: If the NEO ceases employment other than upon death, disability, or retirement, unvested RSUs are forfeited. If the NEO is terminated for cause, outstanding RSUs, vested or unvested, are forfeited.
Upon death or disability, vesting of RSUs is accelerated, and upon retirement, unvested RSUs are pro-rated.
SOSARs: If the NEO ceases employment other than upon death, disability, retirement, or termination for cause, then, for a period of 90 days following such termination, the NEO may exercise any vested SOSARs. Unvested SOSARs are forfeited. If the NEO is terminated for cause, outstanding SOSARs, vested or unvested, are forfeited. Upon retirement, there is pro-rated vesting of SOSARs, and the SOSARs are exercisable for a period of 3 years or if shorter, until the end of the term. In the case of death or disability, all unvested SOSARs will accelerate and become fully vested and exercisable for three years from the date of such death or disability, or if shorter, until the end of the term.
PSAs: If the NEO ceases employment, other than upon death, disability, or retirement, unvested PSAs are forfeited. Upon death, disability, or retirement, the NEO is entitled to receive a pro-rated award based on performance after the end of the performance period.

401(k)	In the event that the NEO’s vesting service is insufficient to have earned a vested interest in matching contributions under the Company’s 401(k) plan, the Company will pay to the NEO an amount equal to the NEO’s unvested matching contribution account under the 401(k) plan.	If a NEO leaves the Company before full vesting in the employer-matching contributions under the 401(k) plan, then the non-vested portion is forfeited, except upon attainment of age 65 or death, which would accelerate vesting. Employee deferrals and rollover contributions are always vested.

The above description of the benefits upon termination or a change in control for each of our NEOs is only a general description of their existing arrangements as of December 31, 2023. For a description of any specific arrangements negotiated or to be implemented in connection with the Proposed Transaction, once available, please see the registration statement on Form S-4, to be filed by Glatfelter, that will contain a proxy statement/prospectus relating to the Proposed Transaction.
2024 PROXY STATEMENT › 67

EXECUTIVE COMPENSATION

QUANTIFICATION OF PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table, including the footnotes that follow, describes the potential payments to the NEOs (except with respect to Messrs. Astley and Laures) upon termination of employment or due to a change in control of the Company as if such termination or change in control occurred on December 31, 2023. As discussed above, Messrs. Astley’s and Laures’ employment with the Company terminated on April 5, 2023 and August 31, 2023, respectively. Accordingly, information regarding the amount of compensation actually received by Messrs. Astley and Laures in connection with their respective separations is set forth in narrative disclosure following the table.

Name	Death or Disability	Retirement	Involuntary Termination Without Cause	Termination Following CIC
Thomas M. Fahnemann
Severance Payments (1)	N/A	N/A	$2,100,000	$5,250,000
RSUs (2)	$931,200	$506,864	$0	$931,200
PSAs (2),(3)	$315,077	$315,077	$0	$1,356,506
Health & Welfare Benefits (4)	N/A	N/A	$32,677	$65,354
Outplacement Assistance	N/A	N/A	$40,000	$40,000
401(k) / NQDCP (5)	N/A	N/A	N/A	$104,508
Total	$1,246,277	$821,941	$2,172,677	$7,747,568
Ramesh Shettigar
Severance Payments (1)	N/A	N/A	$401,394	$1,710,000
RSUs (2)	$108,909	$64,430	$0	$108,909
PSAs (2),(3)	$74,643	$74,643	$0	$166,805
Health & Welfare Benefits (4)	N/A	N/A	$17,596	$64,994
Outplacement Assistance	N/A	N/A	$30,000	$30,000
401(k) / NQDCP (5)	N/A	N/A	N/A	$0
Total	$183,552	$139,073	$448,990	$2,080,708
Boris Illetschko
Severance Payments (1)	N/A	N/A	$764,363	$1,829,838
RSUs (2)	$76,983	$19,591	$0	$76,983
PSAs (2),(3)	$36,271	$36,271	$0	$108,813
Health & Welfare Benefits (4)	N/A	N/A	$0	$6,552
Outplacement Assistance	N/A	N/A	$30,000	$30,000
401(k) / NQDCP (5)	N/A	N/A	N/A	$0
Total	$113,254	$55,862	$794,363	$2,052,185
David C. Elder
Severance Payments (1)	N/A	N/A	$447,634	$1,218,000
RSUs (2)	$84,593	$54,527	$0	$84,593
PSAs (2),(3)	$61,459	$61,459	$0	$125,103
Health & Welfare Benefits (4)	N/A	N/A	$24,006	$64,994
Outplacement Assistance	N/A	N/A	$15,000	$15,000
401(k) / NQDCP (5)	N/A	N/A	N/A	$0
Excise Tax Gross-Up	N/A	N/A	N/A	$0
Total	$146,052	$115,986	$683,156	$1,507,690
Eileen L. Beck
Severance Payments (1)	N/A	N/A	$440,033	$1,295,000
RSUs (2)	$60,499	$39,420	$0	$60,499
PSAs (2),(3)	$31,743	$31,743	$0	$75,035
Health & Welfare Benefits (4)	N/A	N/A	$14,213	$39,486
Outplacement Assistance	N/A	N/A	$30,000	$30,000
401(k) / NQDCP (5)	N/A	N/A	N/A	$0
Total	$92,242	$71,163	$484,246	$1,500,020
2024 PROXY STATEMENT › 68

EXECUTIVE COMPENSATION
(1)In the event of an involuntary termination without cause, cash severance is equal to 12 months' base salary and target bonus for the CEO and COO. For other U.S.-based NEOs, cash severance amounts equal to one month’s pay (including base salary plus 1/12 of a notional bonus) per year of service up to 18 months for SVPs and 12 months for VPs. The notional bonus is calculated as the lesser of (i) the target bonus for the terminated executive in the year of termination or (ii) the average of annual bonuses paid to the terminated executive with respect to the three fiscal years preceding the year of termination. As Mr. Illetschko is employed in Switzerland, his separation benefits will be governed by his employment contract which provides for a 6 month notice period to the end of the month. Mr. Illetschko’s employment agreement also provides cash severance equal to 12 months' base salary and target bonus and a pro-rated bonus in year of termination.
(2)The values above represent awards for which vesting fully or partially accelerates upon termination as a result of death, disability, or retirement, as applicable. The values are calculated (a) based on the closing price of $1.94 of the Company’s common stock on December 29, 2023, and (b) as if death, disability, or retirement had occurred on December 31, 2023. For change in control, the value assumes vesting (as determined under applicable award agreements) and exercise on December 31, 2023. Upon an involuntary termination without cause, unvested RSUs and PSAs are forfeited.
(3)Assumes achievement of a target performance level at the end of the performance period.
(4)Based on current type of coverage and premium levels.
(5)Represents the (1) Unvested Company Contributions, including any matching contribution, if applicable under the 401(k) Plan, and (2) Unvested account balance under the Deferred Compensation plan, both valued as of the Date of Termination.

Christopher W. Astley
Payments upon Termination of Employment

Mr. Astley’s employment with the Company terminated effective as of April 5, 2023. In connection with his termination, Mr. Astley received the following:
a.) $636,586 in severance, which represents 12 months of base salary and bonus which will be paid in installments over the 12-month period following the separation date and following a six-month delay for specified employees.
b.) Reimbursement for retiree medical/COBRA premiums for continued medical, prescription drug, and dental coverage for the 12-month period following the separation date and following a six-month delay for specified employees. Reimbursement will consist of the difference between Active Employee rates versus Retiree/COBRA rates (estimated to be approximately $15,421 during the severance period based on current enrollment; however, reimbursement amount will vary depending on benefits plans selected).
c.) $30,000 cash payment in lieu of outplacement.
Per our policy, Mr. Astley was paid $13,493 in earned but unused vacation. All outstanding equity grants that had vested as of Mr. Astley’s separation date will be payable or exercisable, as applicable, in accordance with the terms of the applicable long-term incentive plan and the applicable grant agreements. Mr. Astley’s non-qualified retirement benefits, including his frozen SERP benefits, were paid in 2023 in accordance to the terms of the NQDCP and after satisfying the six-month delay under Section 409A of the Code and/or any special elections.
Mr. Astley must comply with covenants related to confidentiality, non-competition, and non-solicitation of employees and other service providers as a condition to receiving the severance payments described above.

Wolfgang Laures
Payments upon Termination of Employment

Mr. Laures was notified of his termination with the Company on April 5, 2023 (“Notice Date”) and was terminated on August 31, 2023 after satisfying the legal notice period as outlined in his employment agreement. Mr. Laures was released from his duty to work on his Notice Date and continued to receive full pay totaling approximately 186,000 CHF for the duration of his notice period running from April through August 2023. Upon his termination from the Company on August 31, 2023, Mr. Laures received the following:
a.) 30,000 CHF cash payment in lieu of outplacement.
b.) up to $15,000 USD gross per year reimbursement for tax assistance for fiscal years 2022 and 2023.

The changes in executive leadership were not related to Glatfelter’s operations, financial reporting or controls, or personal conduct.
2024 PROXY STATEMENT › 69

PAY VERSUS PERFORMANCE

Pay Versus Performance
The following information is presented to disclose the relationship between Compensation Actually Paid (“CAP”), as calculated under applicable SEC rules, and the financial performance of the Company. As required by SEC rules, the table presented below discloses CAP for (i) the Company’s principal executive officer(s) (“PEO(s)”) and (ii) the Company’s NEOs other than the PEO (the “non-PEO NEOs”), on an average basis, for the fiscal years 2023, 2022, 2021, and 2020.
The methodology for calculating amounts presented in the columns “CAP to PEO (Current),” “CAP to PEO (Former),” and “Average CAP to Non-PEO NEOs,” including details regarding the amounts that were deducted from, and added to, the Summary Compensation Table (“SCT”) totals to arrive at the values presented for CAP, are provided in the footnotes to the table. A narrative discussion of the relationship between CAP and the Company performance measures (i) listed in the table and (ii) that the Company has deemed most important in linking CAP during 2023 to Company performance is also presented below.
Consistent with SEC rules, Glatfelter has identified Adj. EBITDA(4) as its “Company-Selected Measure.” Glatfelter believes that this measure represents the most important financial performance measure used to link CAP to Company performance. Adj. EBITDA is a key component of Glatfelter’s compensation program, as described in the Compensation Discussion and Analysis (“CD&A”) beginning on page 35.
Compensation decisions at Glatfelter are made independently of the Pay versus Performance (“PvP”) disclosure requirements and this disclosure is intended to be supplemental to the compensation program objectives and strategy discussed in the CD&A, not in replacement. For information related to how the Compensation Committee assessed Glatfelter’s performance and established compensation for the NEOs, see “Compensation Discussion and Analysis” in this proxy statement and in proxy statements for 2022, 2021, and 2020.
PAY VERSUS PERFORMANCE TABLE
In accordance with applicable SEC rules, the following table sets forth information concerning SCT Total Compensation and CAP for the Company’s PEO(s) and non-PEO NEOs for fiscal years 2023, 2022, 2021, and 2020 and the corresponding financial performance in each year.

Year	Current PEO		Former PEO		Non-PEO NEOs		Value of Initial Fixed $100 Investment Based on:		Net Income (millions)	Adj. EBITDA(4) (millions)
	SCT Total For PEO (Current)(1)	CAP to PEO (Current)(1)(5)	SCT Total For PEO (Former)(1)	CAP to PEO (Former)(1)(5)	Average SCT Total for Non-PEO NEOs(2)	Average CAP to Non-PEO NEOs(2)(5)	Total Shareholder Return	Peer Group(3) Total Shareholder Return
2023(6)	$3,495,919	$1,946,589	N/A	N/A	$788,582	$525,945	$12	$164	$(79.3)	$92.6
2022(7)	$2,400,576	$1,457,376	$9,007,845	$2,436,271	$1,153,086	$(45,485)	$17	$136	$(194.2)	$98.9
2021(8)	N/A	N/A	$4,611,728	$3,681,582	$1,070,643	$963,460	$102	$145	$6.9	$119.6
2020(9)	N/A	N/A	$4,561,385	$4,003,894	$1,189,843	$1,128,941	$94	$123	$21.3	$125.3
1.) As a result of a PEO transition that occurred in 2022, two PEO’s are reported in the table. In fiscal years 2020 and 2021, Dante Parrini was the PEO (listed as “Former PEO”). On August 24, 2022, Mr. Parrini ceased to serve as PEO and Thomas Fahnemann was appointed PEO (listed as “Current PEO”). Mr. Fahnemann is reported as PEO in 2023.
2.) The non-PEO NEOs reported in fiscal years 2020 and 2021 are Samuel Hillard, Christopher Astley, Wolfgang Laures, and Eileen Beck. The non-PEO NEOs reported in fiscal year 2022 are Ramesh Shettigar, Samuel Hillard, Christopher Astley, Wolfgang Laures, and David Elder. The non-PEO NEOs reported in fiscal year 2023 are Ramesh Shettigar, Boris Illetschko, David Elder, Eileen Beck, Christopher Astley, and Wolfgang Laures.
3.) Amounts reported in this column represent returns on an initial $100 investment in the S&P Small Cap 600 Materials Index, which was utilized as the Company’s peer group for purposes of calculating peer group total shareholder return included in this table pursuant to Item 201(e) of Regulation S-K.
4.) Adj. EBITDA is a non-GAAP measure that is reconciled to the nearest GAAP measure on page 21 of our 2023 Form 10-K filed on February 28, 2024.
5.) CAP, as required under SEC rules, reflects adjustments to the value of unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals. Valuations calculated on such dates are determined in accordance with the
2024 PROXY STATEMENT › 70

PAY VERSUS PERFORMANCE

Company’s methodology used for financial reporting purposes. Equity awards issued by the Company during the covered periods are subject to certain market conditions and have been valued using a Monte Carlo simulation where applicable.
6.) The following table sets forth the amounts deducted from and added to SCT total compensation pursuant to Item 401(v) of Regulation S-K to determine CAP for the Current PEO and non-PEO NEOs in 2023:

	2023	Current PEO(1)	Avg. Non-PEO NEOs(2)
	SCT Total Compensation	$3,495,919	$788,582
‘-	Aggregate Change in Pension Value Reported in SCT	$0	$(9,833)
‘-	Amounts reported in SCT for Stock Awards	$(2,153,742)	$(291,514)
‘+	Value of Service Cost Attributable to Executive under Pension(i)	$0	$0
‘+	Value of Awards Granted in Covered Year, Outstanding and Unvested at Year- End	$878,012	$75,412
‘+	Dividends Paid on Unvested Awards	$0	$0
‘+/-	Change in Value of Awards Granted in Any Prior Year, Outstanding and Unvested at Year End	$(273,600)	$(10,098)
‘+/-	Change in Value of Awards Granted in Any Prior Year, Vested During the Year	$0	$6,566
‘-	Value of Awards Forfeited in Covered Year	$0	$(33,171)
‘=	CAP	$1,946,589	$525,945
i.) Glatfelter’s qualified pension plan was terminated in 2019 and related liabilities were settled. In addition, the Company froze the benefits for all participants in the SERP effective December 31, 2019 so no additional benefits have accrued for any NEO under the SERP. The frozen SERP has been subsumed by a NQDCP. Based on these factors, Glatfelter did not have any service cost under the frozen SERP in 2023 for purposes of calculating CAP.

7.) The following table sets forth the amounts deducted from and added to SCT total compensation pursuant to Item 401(v) of Regulation S-K to determine CAP for the Current PEO, Former PEO, and non-PEO NEOs in 2022:

	2022	Current PEO(1)	Former PEO(1)	Avg. Non-PEO NEOs(2)
	SCT Total Compensation	$2,400,576	$9,007,845	$1,153,086
‘-	Aggregate Change in Pension Value Reported in SCT	$0	$(284,000)	$(800)
‘-	Amounts reported in SCT for Stock Awards	$(1,750,800)	$(2,999,988)	$(728,249)
‘+	Value of Service Cost Attributable to Executive under Pension(i)	$0	$0	$0
‘+	Value of Awards Granted in Covered Year, Outstanding and Unvested at Year- End	$807,600	$3,042,096	$267,133
‘+	Dividends Paid on Unvested Awards	$0	$241,203	$11,288
‘+/-	Change in Value of Awards Granted in Any Prior Year, Outstanding and Unvested at Year End	$0	$(753,193)	$(288,841)
‘+/-	Change in Value of Awards Granted in Any Prior Year, Vested During the Year	$0	$(581,355)	$(145,316)
‘-	Value of Awards Forfeited in Covered Year	$0	$(5,236,338)	$(313,786)
‘=	CAP	$1,457,376	$2,436,271	$(45,485)
i.) Glatfelter’s qualified pension plan was terminated in 2019 and related liabilities were settled. In addition, the Company froze the benefits for all participants in the SERP effective December 31, 2019 so no additional benefits have accrued for any NEO under the SERP. The frozen SERP has been subsumed by a NQDCP. Based on these factors, Glatfelter did not have any service cost under the frozen SERP in 2022 for purposes of calculating CAP.

2024 PROXY STATEMENT › 71

PAY VERSUS PERFORMANCE

8.) The following table sets forth the amounts deducted from and added to SCT total compensation pursuant to Item 401(v) of Regulation S-K to determine CAP for the Former PEO and non-PEO NEOs in 2021:

	2021	Former PEO(1)	Avg. Non-PEO NEOs(2)
	SCT Total Compensation	$4,611,728	$1,070,643
‘-	Aggregate Change in Pension Value Reported in SCT	$(413,000)	$(250)
‘-	Amounts reported in SCT for Stock Awards	$(1,889,987)	$(356,863)
‘+	Value of Service Cost Attributable to Executive under Pension(i)	$0	$0
‘+	Value of Awards Granted in Covered Year, Outstanding and Unvested at Year- End	$1,545,525	$291,824
‘+	Dividends Paid on Unvested Awards	$216,167	$33,953
‘+/-	Change in Value of Awards Granted in Any Prior Year, Outstanding and Unvested at Year End	$(388,035)	$(73,789)
‘+/-	Change in Value of Awards Granted in Any Prior Year, Vested During the Year	$(815)	$(2,058)
‘-	Value of Awards Forfeited in Covered Year	$0	$0
‘=	CAP	$3,681,582	$963,460
i.) Glatfelter’s qualified pension plan was terminated in 2019 and related liabilities were settled. In addition, the Company froze the benefits for all participants in the SERP effective December 31, 2019 so no additional benefits have accrued for any NEO under the SERP. The frozen SERP has been subsumed by a NQDCP. Based on these factors, Glatfelter did not have any service cost under the frozen SERP in 2021 for purposes of calculating CAP.
9.) The following table sets forth the amounts deducted from and added to SCT total compensation pursuant to Item 401(v) of Regulation S-K to determine CAP for the Former PEO and the non-PEO NEOs in 2020:

	2020	Former PEO(1)	Avg. Non-PEO NEOs(2)
	SCT Total Compensation	$4,561,385	$1,189,843
‘-	Aggregate Change in Pension Value Reported in SCT	$(265,000)	$(250)
‘-	Amounts reported in SCT for Stock Awards	$(1,767,347)	$(336,745)
‘+	Value of Service Cost Attributable to Executive under Pension(i)	$0	$0
‘+	Value of Awards Granted in Covered Year, Outstanding and Unvested at Year- End	$1,661,121	$316,504
‘+	Dividends Paid on Unvested Awards	$192,758	$28,803
‘+/-	Change in Value of Awards Granted in Any Prior Year, Outstanding and Unvested at Year End	$(288,619)	$(56,462)
‘+/-	Change in Value of Awards Granted in Any Prior Year, Vested During the Year	$(90,404)	$(12,753)
‘-	Value of Awards Forfeited in Covered Year	$0	$0
‘=	CAP	$4,003,894	$1,128,941
i.) Glatfelter’s qualified pension plan was terminated in 2019 and related liabilities were settled. In addition, the Company froze the benefits for all participants in the SERP effective December 31, 2019 so no additional benefits have accrued for any NEO under the SERP. The frozen SERP has been subsumed by a NQDCP. Based on these factors, Glatfelter did not have any service cost under the frozen SERP in 2020 for purposes of calculating CAP.

2024 PROXY STATEMENT › 72

PAY VERSUS PERFORMANCE

Tabular List of Most Important Performance Measures
The following table sets forth an unranked list of the most important financial performance measures, including the Company-Selected Measure, used by the Company to link CAP for all NEOs to Company performance for the fiscal year 2023.

Company-Selected Performance Measures
Adjusted EBITDA
Adjusted Free Cash Flow
Senior Secured Net Leverage
ROCE
Relative TSR

Relationship Between Compensation Actually Paid and Performance Measures
As evidenced by the below illustrations, the CAP to the Former PEO (in applicable years), the Current PEO, and the non-PEO NEOs over the four-year reporting period aligns to performance trends in Glatfelter’s TSR, Net Income, and Adj. EBITDA results over the same time period. The biggest driver of the year-over-year change in CAP is tied to the value of equity due to the decline in the Company’s stock price. In parallel, business challenges, coupled with the difficult macroeconomic environment, negatively impacted the Company’s Net Income, Adj. EBITDA, and TSR.
The charts below illustrate the relationship between the CAP to the Former PEO (in applicable years), the Current PEO, and the non-PEO NEOs and the Company’s TSR, Net Income, and Adj. EBITDA over the four fiscal years ending December 31, 2023. A comparison of the Company’s TSR and the TSR of the S&P 600 Small Cap Materials Index is also provided. Note that the current PEO began employment on August 24, 2022 so year-over-year comparison is available for 2023 only.
Chart 1: Alignment of CAP with Company TSR: The Company’s TSR is expressed as a $100 investment in the Company’s common stock on December 31, 2019.
For 2020 to 2023, the CAP to the Former PEO and the average CAP to the non-PEO NEOs decreased by 39% and 53%, respectively, and the CAP to the Current CEO increased by 34% compared to an 87% decrease in the Company’s TSR over the same time horizon.

2024 PROXY STATEMENT › 73

PAY VERSUS PERFORMANCE

Chart 2 : Comparison of Company TSR and Peer Group TSR:
The S&P 600 Small Cap Materials Index, as the Company’s peer group for purposes of Item 201(e) of Regulation S-K, was utilized for purposes of calculating peer group TSR. The TSR for the peer group disclosed in the chart above increased by 33% for the four-year period ending December 31, 2023, as compared to the Company's TSR, which decreased by 87% over the same time period.
Chart 3 : Alignment of CAP with Company Net Income:
For 2020 to 2023, the CAP to the Former PEO and the average CAP to the non-PEO NEOs decreased by 39% and 53%, respectively, and the CAP to the Current CEO increased by 34% compared to a significant decrease in the Company’s Net Income over the same time period.

2024 PROXY STATEMENT › 74

PAY VERSUS PERFORMANCE

Chart 4 : Alignment of CAP with Adjusted EBITDA:
For 2020 to 2023, the CAP to the Former PEO and the average CAP to the non-PEO NEOs decreased by 39% and 53%, respectively, and the CAP to the Current CEO increased by 34% compared to a 26% decrease in the Company’s Adj. EBITDA performance over the same time horizon.

2024 PROXY STATEMENT › 75

CEO PAY RATIO
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(u) of Regulation S-K, we are providing information about the relationship of the annual total compensation of our median employee and the annual total compensation of Mr. Fahnemann, the CEO serving in position on the date selected for identifying the median employee. For 2023, our ratio was estimated as follows:

Name	Annual Total Compensation (in 000x) (1)
CEO	$3,530.3
Median Employee	$55.3
CEO Pay Ratio	64:1
(1)Annual total compensation includes compensation calculated for purposes of the Summary Compensation Table, as well as benefit premiums for the CEO, and the market-competitive compensation and benefits for the median employee.
•SEC rules provide that we may use the same median employee for three years before identifying a new median employee, provided that during our last completed fiscal year there has been no change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. We believe that there have been no material changes in our employee population or our compensation arrangements in fiscal 2023 that would result in a material change in our pay ratio disclosure or our median employee. As such, we used the same median employee as 2022 with compensation data refreshed for the ratio calculation, consistent with previous methodology.
•The median employee was determined using the previous methodology which is outlined below:
•Continued to use October 1, 2023 as the date to determine the median employee.
•Considered all permanent employees throughout our global operations.
•Selected base salary or wages, overtime, premium pay, and short-term incentives as the most appropriate measure of compensation.
•Annualized compensation of permanent employees hired between January 1, 2023 and October 1, 2023.
•Using this methodology, we determined the appropriate median employee to be a full-time employee in the United Kingdom. For purposes of this determination, we applied the appropriate exchange rate to U.S. dollars of the average exchange rate for October 2023 as to our non-US employees.
•We calculated all of the elements of the median employee’s compensation and the CEO’s compensation for fiscal year 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The above pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of the Regulation S-K.
•In making this pay ratio disclosure, other companies may use assumptions, estimates, and methodologies different than ours; as a result, the following information may not be directly comparable to the information provided by other companies in our peer group or otherwise.

2024 PROXY STATEMENT › 76

Certain Relationships and Related Transactions
Related Party Transactions Policy
The NCG Committee (or its Chair, under some circumstances) will review the relevant facts of all proposed Related Person Transactions and either approve or disapprove of the entry into the Related Person Transaction.
For purposes of this review, as defined in the NCG Committee Charter, a “Related Person Transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) involving an amount that is at least $120,000, and in which the Company was, is, or will be a participant, and in which any Related Person had, has, or will have a direct or indirect material interest. A “Related Person” is generally any person who is, or at any time since the beginning of the Company’s last fiscal year was, (i) a director or executive officer of the Company or a nominee to become a director of the Company; (ii) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; (iii) any immediate family member of any of the foregoing persons; or (iv) any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest. There were no Related Person Transactions during 2023.
According to the Board’s Related Party Transaction Policy, Related Person Transactions are approved only if they are determined to be in, or not inconsistent with, the best interests of the Company and its shareholders. No director may participate in any consideration or approval of a Related Person Transaction in which he or she, or any of his or her immediate family members or related entities, is the Related Person.
If a Related Person Transaction that has not been previously approved or ratified is discovered, the NCG Committee, or its Chair, will promptly consider all of the relevant facts. If the transaction is ongoing, the NCG Committee will consider all options and may ratify, amend, or terminate the Related Person Transaction. If the transaction has been completed, the NCG Committee will consider if rescission of the transaction is appropriate and if disciplinary action is warranted. The NCG Committee will review all ongoing Related Person Transactions on an annual basis to determine whether to continue, modify, or terminate the Related Person Transaction.
In reviewing the relevant facts related to all proposed Related Person Transactions, the NCG Committee, or its Chair, will take the following considerations into account, along with other factors it deems appropriate:
•the benefits to the Company of the transaction
•the impact on a director’s independence, in the event the “Related Person” is a director, an immediate family member of a director, or an entity in which a director is a partner, shareholder, or executive officer
•the availability of other sources for comparable products or services
•the terms of the transaction
•the terms available from unrelated third parties or to employees generally
To the extent that the NCG Committee, or its Chair, needs additional information to make an informed decision regarding a proposed Related Person Transaction, the NCG Committee, or its Chair, may consult with Management or other members of the Board.
2024 PROXY STATEMENT › 77

Report of the Audit Committee
The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2023 with the Company’s Management and its independent registered public accounting firm. The Company’s Management has advised the Audit Committee that such audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.
The Audit Committee has discussed with Deloitte, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as issued by the Public Company Accounting Oversight Board. The Audit Committee has also discussed with Deloitte its independence from the Company and its Management. The Audit Committee has received a letter and written disclosures from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board, disclosing all relationships between Deloitte and its related entities and the Company. In addition to the information provided by Deloitte, the Audit Committee considered the level of non-audit and tax services provided by Deloitte in determining that it was independent. Based on the review and discussions described above, the Audit Committee recommended to the Company’s Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.
The foregoing Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Report by reference therein.
Marie T. Gallagher (Chair)
Kathleen A. Dahlberg
J. Robert Hall
2024 PROXY STATEMENT › 78

Frequently Asked Questions (“FAQs”)

Why did I receive these materials?
You are receiving these materials because, as a shareholder, the Company is soliciting your vote on matters to be considered at the Annual Meeting. The Notice of Annual Meeting (the “Notice”), this proxy statement, the accompanying proxy card, and our 2023 Form 10-K, were first sent or given to shareholders on or about March 26, 2024. Please read this proxy statement and vote your shares by mailing the attached proxy card, voting online at www.proxyvote.com, by telephone at 1-800-690-6903, or on the Meeting Website during the Annual Meeting. The Board has appointed directors Kathleen A. Dahlberg and Marie T. Gallagher, or either of them (the “Proxy Holders”) with power of substitution, to vote all properly-executed proxies received from shareholders entitled to vote at the Annual Meeting or at any adjournment, continuation, or postponement of the Annual Meeting.
When and where is the Annual Meeting?
The Annual Meeting will be held on Friday, May 10, 2024, at 8:00 a.m. Eastern Time via live audio cast on the Meeting Website, which is www.virtualshareholdermeeting.com/GLT2024. There will not be a physical location for the Annual Meeting, and you will not be able to attend the meeting in person. To virtually attend the Annual Meeting, visit the Meeting Website and enter the 16-digit control number found on your proxy card, voting instruction form, or Notice.
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, you should call the technical support number that will be posted on the login page of the Meeting Website.
Who is soliciting this proxy?
Solicitation of proxies is made on behalf of the Board. The cost of soliciting proxies, including preparing, assembling and mailing the proxy statement, form of proxy card, and other soliciting materials, as well as the cost of forwarding such material to the beneficial owners of stock, will be paid by us, except for some costs associated with individual shareholders’ use of the Internet or telephone, and postage. In addition to the solicitation by electronic communications and/or mail, directors, officers, regular employees and others may also, but without compensation other than their regular compensation, solicit proxies personally or by telephone or other means of electronic communication. We may reimburse brokers and others holding stock in their names or in the names of nominees for their reasonable out-of-pocket expenses in sending proxy materials to principals and beneficial owners. Proxies will be solicited on behalf of the Board by the Company’s directors, director nominees, and certain executive officers and other employees of the Company.
Who is entitled to vote?
Shareholders of record as of the close of business on the Record Date, which is March 14, 2024, may vote at the Annual Meeting. At the close of business on the Record Date, there were 45,252,530 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting.
What is the difference between a registered shareholder and a beneficial owner?
If your shares are registered in your name in the records of our transfer agent, Computershare Limited, you are a “registered shareholder,” also sometimes called a shareholder of record. If you are a registered shareholder, we sent the Notice directly to you.
If your shares are held in the name of your broker or bank, your shares are held in “street name” and you are considered the “beneficial owner.” The Notice should have been forwarded to you by your broker, bank, or other holder of record, who is considered the shareholder of record for those shares. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record how to vote your shares by following the voting instructions included in the mailing.
How do I vote?
If you are a registered shareholder, meaning you hold your shares in your own name as a holder of record, you may vote during the Annual Meeting on the Meeting Website, or instruct the Proxy Holders named in the enclosed proxy card how to vote your shares. You may vote your proxy by telephone at 1-800-690-6903, online at www.proxyvote.com, or by completing and signing the enclosed proxy card and returning it promptly in the enclosed envelope (requiring no postage if mailed in the United States). Please make certain you mark, sign, and date your proxy card prior to mailing. All valid proxies received and not revoked prior to the Annual Meeting will be voted in accordance with your instructions. If you are a beneficial owner, meaning your shares are held by a brokerage firm, bank, or other nominee (i.e., in “street name”), you should receive directions from your bank or broker that you must follow in order to have your shares voted.
2024 PROXY STATEMENT › 79

FREQUENTLY ASKED QUESTIONS
Who may virtually attend the Annual Meeting and what else is required for admittance?
Only shareholders of the Company’s common stock on the Record Date (March 14, 2024) may attend the Annual Meeting. To be admitted to the Meeting Website, you must enter the 16-digit control number found on your proxy card, voting instruction form, or Notice. You may vote your shares and ask questions during the Annual Meeting by following the instructions available on the Meeting Website. We encourage you to access the Meeting Website prior to the start time of the Annual Meeting to familiarize yourself with the virtual platform and ensure you can hear the streaming audio. Online access to the Meeting Website will be available starting at 7:45 a.m., Eastern Time, on May 10, 2024.
Will my shares be voted if I do not sign and return my proxy card?
If a shareholder of record signs and returns the accompanying proxy card, but does not make any selections, the Board’s appointed Proxy Holders will have discretion to vote the shareholder’s shares on behalf of the shareholder at the Annual Meeting as recommended by the Board.
If a beneficial owner of shares does not provide the bank or broker holding such shares with specific voting instructions, under the rules of the NYSE, the shareholder’s bank or broker may generally vote on "routine" matters, but cannot vote on “non-routine” matters. “Broker non-votes” occur when a beneficial owner of shares held in street name fails to provide instructions to the broker, bank, or other holder of record as to how to vote on matters deemed non-routine. Proposal 1 (election of directors) and Proposal 3 (Say-on-Pay advisory vote) are non-routine matters. Proposal 2 (ratification of the selection of independent auditor) is a routine matter. If a shareholder’s bank or broker does not receive the shareholder’s instructions on how to vote the shareholder’s shares on a non-routine matter, the shareholder’s bank or broker will inform the Company it does not have the beneficial owner’s authority to vote on the non-routine matter. In these cases, the broker, bank, or other holder of record can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under the NYSE rules. We encourage beneficial shareholders to provide voting instructions to the bank, broker, or agent holding their shares by carefully following the instructions in the notice provided by the shareholder’s bank, broker, or agent.
How do I change my vote or revoke my proxy if I wish to do so?
Shareholders of record can revoke their proxy at any time before their shares are voted by: (1) delivering a written revocation of their proxy to the Company’s Secretary; (2) submitting a later-dated proxy (or voting instruction form if they hold their shares in street name); or (3) voting on the Meeting Website during the Annual Meeting. Shareholders who are beneficial owners should follow the instructions provided by their respective broker or bank to change their vote.
What is the required quorum to hold this Annual Meeting?
As of the Record Date, 45,252,530 shares of the Company’s common stock were outstanding and entitled to vote. The presence by virtual attendance or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter will constitute a quorum for the purposes of such matter. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker or bank holding shares for a beneficial owner does not vote on a particular matter because the broker or bank does not have discretionary voting authority to vote on the proposal, and the beneficial owner has not provided voting instructions.
May shareholders ask questions during the Annual Meeting?
Yes. If you wish to submit a question, you may do so in two ways. To ask a question in advance of the Annual Meeting, you may log into www.proxyvote.com and enter your 16-digit control number and use the “Submit a Question for Management” box. Alternatively, you will be able to submit questions live during the Annual Meeting through the question and answer (“Q&A”) box by accessing the Meeting Website at www.virtualshareholdermeeting.com/GLT2024. After the formal business of the Annual Meeting has concluded and adjourned, the chair of the Annual Meeting will answer questions from shareholders during the designated Q&A period of the Annual Meeting agenda.
In order to give as many shareholders as possible the opportunity to ask questions, we ask that questions are succinct and cover only one topic per question. Up to three minutes will be allocated to read and respond to each question that we are able to answer during the Annual Meeting. The Q&A session will continue until all relevant questions have been answered, subject to time constraints.
Shareholders’ views, constructive comments, and criticisms are welcome, but the Company will not address questions that are:
•Irrelevant to the business of the Company or to the business of the Annual Meeting
2024 PROXY STATEMENT › 80

FREQUENTLY ASKED QUESTIONS
•Related to material non-public information of the Company
•Repetitious of prior questions or statements from others
•Derogatory references to individuals that are in bad taste
•Related to personal grievances
•In furtherance of a shareholder’s personal or business interests, which are not matters of interest to shareholders generally
•Out of order or not otherwise suitable for the conduct of the Annual Meeting
If there are any matters of individual concern to a shareholder or questions that are not answered, they may be raised separately after the Annual Meeting by contacting Investor Relations at (717) 225-2746 or ir@glatfelter.com.
Who pays for the proxy solicitation related to the Annual Meeting?
The Company pays the cost of preparing, printing, assembling, and mailing this proxy statement and other proxy solicitation materials. The Company will also reimburse brokers and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding the proxy statement and other proxy solicitation materials to beneficial owners. In addition to the solicitation of proxies by mail, some of our directors, officers, other employees, and agents may solicit proxies personally, by telephone, text message, email, and by other means. The officers and directors who may solicit proxies personally receive no special compensation for any solicitation activities.
How many votes are needed to elect a director and how are votes counted?
Under Pennsylvania law, unless a company’s articles of incorporation or bylaws provide otherwise, directors are elected by a plurality of the votes cast. Our Articles of Incorporation provide that in an election of directors that is not a contested election, a director nominee shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Abstentions and broker non-votes shall not be considered to be votes cast.
A director nominee will be elected to our Board if the votes cast “FOR” such director nominee exceed the votes cast “AGAINST” them. As required by our Corporate Governance Principles, each of the seven director nominees for election has submitted an irrevocable resignation in advance. For more information regarding the election of directors and the resignation procedure, see the discussion of the “Resignation and Majority Voting Policy” in the “Corporate Governance and Board of Directors” section on page 21 of this proxy statement.
How many votes are needed for proposals 2 and 3 to be approved and how are votes counted?
The Company is incorporated in the Commonwealth of Pennsylvania and our shares are listed on the NYSE. As a result, the Pennsylvania Business Corporation Law and NYSE listing standards govern the voting standards applicable to actions taken by our shareholders.
Under our Bylaws, the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting by the holders of shares entitled to vote thereon is required to approve proposals 2 and 3 set forth on the proxy card. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum, but are not considered votes cast under Pennsylvania law and our Bylaws.

Proposal		Vote Required	Broker Discretionary Voting Allowed?	Effect of Abstention	Effect of Broker Non-Votes(1)
2	Ratification of Appointment of Deloitte as Independent Registered Public Accounting Firm	Majority of Votes Cast	Yes	No effect	Not applicable, as this is a routine matter
3	Approval of Named Executive Officer 2023 Compensation (“Say-on-Pay” Vote)	Majority of Votes Cast	No	No effect	No effect
(1) Under NYSE rules, proposal 2 is considered a “routine” proposal on which brokers are permitted to vote in their discretion, even if the beneficial owners do not provide voting instructions. However, proposal 3 is not considered to be a routine matter and brokers will not be entitled to vote on this proposal unless beneficial owners provide voting instructions. Accordingly, broker non-votes will not be counted toward the tabulation of votes on proposal 3.
2024 PROXY STATEMENT › 81

FREQUENTLY ASKED QUESTIONS
What are the Board of Directors’ recommendations for voting on these proposals?
The Board recommends a vote:
•FOR the election of the seven director nominees
•FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2024
•FOR approval of the NEO 2023 compensation
What are my options for voting on these proposals?
A shareholder is entitled to one vote per share of stock owned on the Record Date, on each item of business presented at the Annual Meeting.
For the proposal to elect the seven director nominees, a shareholder may either vote “For” or “Against” each director nominee or “Abstain” from voting.
For the proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, a shareholder may either vote “For” or “Against” the proposal or “Abstain” from voting.
For the non-binding advisory vote on NEO compensation, commonly known as a “Say-on-Pay” vote, a shareholder may either vote “For” or “Against” the proposal or “Abstain” from voting.
Aside from these proposals, will any other business be acted upon at the Annual Meeting?
No. The Company’s Bylaws required shareholders to submit to the Company, by December 2, 2023, notice of all director nominations and shareholder proposals to be considered at the Annual Meeting, regardless of whether shareholders sought inclusion of their nomination or proposal in this proxy statement or intended to solicit proxies on their own. Because the Company did not receive any such notice of nominations or proposals, no other director nominations, shareholder proposals, or other matters will be considered at the Annual Meeting.
How may a shareholder present a proposal for the 2025 Annual Meeting of Shareholders?
A shareholder wishing to include a proposal in the Company’s proxy statement for the 2025 Annual Meeting of Shareholders (“2025 Annual Meeting”) must submit it to the Company’s Secretary pursuant to the requirements of Rule 14a-8 under the Exchange Act (“Rule 14a-8”). Notice of such a proposal must be submitted in writing and received by the Company’s Secretary at the principal executive offices of the Company no later than November 26, 2024.
A shareholder wishing to include a proposal in the Company’s proxy statement for the 2025 Annual Meeting must comply with requirements under the Company’s Bylaws. Notice of such proposals, including all of the information required by the Company’s Bylaws, must be submitted in writing and delivered to, or mailed and received by, the Company’s Secretary at the principal executive offices of the Company no earlier than the close of business on October 27, 2024 and no later than the close of business on November 26, 2024, regardless of delivery method.
How may a shareholder recommend or nominate a candidate to sit on the Board of Directors?
A shareholder may recommend director nominees for consideration by the NCG Committee for nomination for election to the Board. Shareholder recommendations for director nominees will receive the same consideration by the NCG Committee that all other director nominee recommendations receive. If a shareholder wishes to recommend a nominee for director, the shareholder must submit such recommendation in writing, together with any supporting materials deemed appropriate, to the Company’s Secretary.
To nominate a candidate for director at the 2025 Annual Meeting, notice of the nomination must be submitted in writing and delivered to, or mailed and received by, the Company’s Secretary at the principal executive offices of the Company no earlier than the close of business on October 27, 2024 and no later than the close of business on November 26, 2024, regardless of delivery method.
Additionally, as set forth in Section 1.9(c) of the Bylaws, a shareholder, or group of no more than 20 shareholders, that, collectively, have owned for at least three years 3% or more of the outstanding capital stock of the Company and that expressly elect at the time of providing notice (the “Nomination Notice”) to have their nominee or nominees included in the Company’s proxy materials, may nominate and have included in the Company’s proxy statement director nominees not exceeding 20% of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to Section 1.9 of the Bylaws.
2024 PROXY STATEMENT › 82

FREQUENTLY ASKED QUESTIONS
What must be included in the notice to submit a shareholder proposal or to nominate a director candidate?
Notice of a shareholder proposal for inclusion in the Company’s proxy materials for the 2025 Annual Meeting must include the information required by and otherwise comply with the requirements of Rule 14a-8.
Requirements for notice of a shareholder proposal or director nomination under the Company’s Bylaws are as follows:
•Notice of a nomination or proposal must include the information required by Section 1.9(d) and Section 1.10 of the Bylaws (collectively, the “Requisite Information”), which includes, but is not limited to:
◦the name and address of the shareholder, beneficial owner, if any, and their respective affiliates or associates or others acting in concert therewith;
◦the class or series and number of shares of the Company and derivative securities that are directly or indirectly owned by the shareholder, beneficial owner, if any, and their respective affiliates or associates or others acting in concert therewith, and certain other information with respect to securities of the Company directly or indirectly owned by such persons;
◦all information that would be required to be set forth in a Schedule 13D filed by the shareholder, beneficial owner, if any, and their respective affiliates or associates or others acting in concert therewith pursuant to Rule 13d-1(a) under the Exchange Act;
◦a description of any relationship, arrangement, or understanding between the shareholder, beneficial owner, if any, and their respective affiliates or associates or others acting in concert therewith and the Company or any director, officer, affiliate, or associate of the Company;
◦a written undertaking by the shareholder giving notice or beneficial owner on whose behalf notice is being given that such shareholder or beneficial owner will solicit proxies from the owners of shares representing at least 67% of the voting power of the stock entitled to vote in the election of directors through delivery of either a definitive proxy statement or a Notice of Internet Availability of Proxy Materials, in accordance with certain deadlines; and
◦any other information relating to the shareholder, beneficial owner, if any, and their respective affiliates or associates or others acting in concert therewith that would be required to be disclosed in a proxy statement and form of proxy in connection with solicitation of proxies for the proposal and/or nomination.
•Notice of a proposal must also include, as part of the Requisite Information:
◦a description of the business to be brought before the 2025 Annual Meeting, the reasons for conducting such business at the 2025 Annual Meeting, and any material interest of the shareholder, beneficial owner, if any, and their respective affiliates or associates or others acting in concert therewith in such business;
◦the complete text of the proposal or business;
◦a description of all agreements, arrangements, and understandings between the shareholder, beneficial owner, if any, and their respective affiliates or associates or others acting in concert therewith and any other person(s) in connection with the proposal of such business; and
◦any other information relating to the proposal of such business that would be required to be disclosed in a proxy statement in connection with the solicitation of proxies or special meeting demands by such shareholder.
•Notice of a director nomination must also include, as part of the Requisite Information, additional information and documentation regarding the director nominee, which includes, but is not limited to:
◦all information relating to such individual that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulation promulgated thereunder;
◦a description of all direct and indirect compensation, reimbursement, indemnification and other benefits agreements, arrangements and understandings during the past three years and any other relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed director nominee, and any respective affiliates and associates, or others acting in concert therewith, on the other hand;
2024 PROXY STATEMENT › 83

FREQUENTLY ASKED QUESTIONS
◦to the extent that such proposed director nominee has been convicted of any past criminal offenses involving dishonesty or a breach of trust or duty, a description of such offense and all legal proceedings relating thereto;
◦to the extent that such proposed director nominee has been determined by any governmental authority or self-regulatory organization to have violated any federal or state securities or commodities laws, a description of such violation and all legal proceedings relating thereto;
◦to the extent that such proposed director nominee has ever been suspended or barred by any governmental authority or self-regulatory organization from engaging in any profession or participating in any industry, or has otherwise been subject to a disciplinary action by a governmental authority or self-regulatory organization that provides oversight over the proposed director nominee’s current or past profession or an industry that the proposed director nominee has participated in, a description of such action and the reasons therefor;
◦a description of any and all litigation relating to the proposed director nominee’s past or current service on the board of directors of any corporation, limited liability company, partnership, trust or any other entity where a legal complaint filed in any state or federal court alleges that the proposed director nominee committed any act constituting a breach of fiduciary duties, misconduct, fraud, breaches of confidentiality obligations, and/or a breach of the entity’s code of conduct applicable to directors;
◦all other information that would be required to be disclosed pursuant to Items 403 and 404 under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such Item and the proposed director nominee were a director or executive officer of such registrant;
◦the director nominee’s completed and executed written questionnaire with respect to the background and qualifications of such director nominee and the background of any other person or entity on whose behalf the nomination is being made; and
◦the director nominee’s completed and executed written representation and agreement (in the form provided by the Secretary of the Company).
This is a general description of the notice required to submit a proposal or nomination for consideration at the 2025 Annual Meeting. Please refer to Sections 1.9 and 1.10 of the Company’s Bylaws for a complete description of the notice requirements. Copies of the Company’s Bylaws may be obtained from the Company’s website at www.glatfelter.com/investors/corporate-governance or at no charge from the Company’s Secretary.
How may a shareholder communicate with the Company’s Board or the independent directors of the Company?
Interested parties may address written correspondence to the Board or any individual director (whether Management or independent), c/o Company Secretary, Glatfelter Corporation, 4350 Congress Street, Suite 600, Charlotte, NC 28209. The Company’s Board has approved a process whereby the Secretary of the Company will receive, review, and, as appropriate, forward any communications addressed to the Board or a director to the chair of the Board committee responsible for the matter addressed in the communication. All communications regarding accounting, internal controls, or auditing matters will be forwarded to the Chair of the Audit Committee. Alternatively, the Board has established a method for interested parties to communicate directly with the entire Board or any independent director by calling the Company’s toll-free Integrity Helpline at 1-800-346-1676.
2024 PROXY STATEMENT › 84

Additional Information
Annual Report on Form 10-K
Copies of the Company’s 2023 Annual Report, as filed with the SEC, are being mailed to shareholders with this proxy statement. A shareholder may obtain a copy of the 2023 Annual Report, this proxy statement, and form of proxy, relating to the Annual Meeting and future meetings of shareholders, without charge by writing to: Investor Relations, Glatfelter Corporation, 4350 Congress Street, Suite 600, Charlotte, NC 28209. The 2023 Annual Report and proxy statement can also be obtained through our website, www.glatfelter.com/investors.
Other Business
As of the date of this proxy statement, the Board knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the Annual Meeting for action by shareholders, the persons named in the accompanying proxy will have discretionary authority to vote proxies for such matter in accordance with their best judgment.
“Householding”
The Company is permitted by SEC regulations to deliver a single Annual Report or proxy statement to any household at which two or more registered shareholders have the same last name and address, unless the Company has received instructions to the contrary from one or more of the shareholders. This is known as “householding” and is intended to save the cost of delivering multiple duplicate copies of the proxy materials to the same address. The Company will continue to include a separate proxy card for each registered shareholder account.
The Company will deliver promptly, upon written or oral request, a separate copy of the 2023 Annual Report or proxy statement, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered. The shareholder should send a written request to Glatfelter Corporation, 4350 Congress Street, Suite 600, Charlotte, NC 28209, or call us at (717) 225-2746, if the shareholder (1) wishes to receive a separate copy of the 2023 Annual Report or proxy statement for the Annual Meeting; (2) wishes to receive separate copies of Annual Reports or proxy statements for future annual meetings of shareholders; or (3) is sharing an address and wishes to request delivery of a single copy of Annual Reports or proxy statements if the shareholder is now receiving multiple copies of Annual Reports or proxy statements.
2024 PROXY STATEMENT › 85